EXECUTION COUNTERPART



                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                 March 19, 2003

                                     between

                           CONSTELLATION BRANDS, INC.,

                     The SUBSIDIARY GUARANTORS Party Hereto,

                            The LENDERS Party Hereto

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                                       and

                         J.P. MORGAN EUROPE LIMITED, as
                                  London Agent


                         J.P. MORGAN SECURITIES INC. and
                           SALOMON SMITH BARNEY INC.,
                              as Joint Bookrunners

                          J.P. MORGAN SECURITIES INC.,
                          SALOMON SMITH BARNEY INC. and
                                UBS WARBURG LLC,
                             as Joint Lead Arrangers

                          CITICORP NORTH AMERICA, INC.
                              as Syndication Agent

                                 UBS WARBURG LLC
                                SUNTRUST BANK and
                             THE BANK OF NOVA SCOTIA
                             as Documentation Agents


                               U.S.$1,600,000,000


                                                          TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                                                              ARTICLE I

                                                             DEFINITIONS

       SECTION 1.01.  Defined Terms...............................................................................1
       SECTION 1.02.  Classification of Loans and Borrowings.....................................................35
       SECTION 1.03.  Terms Generally............................................................................36
       SECTION 1.04.  Accounting Terms; GAAP.....................................................................36
       SECTION 1.05.  Currency Equivalents.......................................................................36

                                                             ARTICLE II

                                                             THE CREDITS

       SECTION 2.01.  The Commitments............................................................................37
       SECTION 2.02.  Loans and Borrowings.......................................................................39
       SECTION 2.03.  Requests for Borrowings....................................................................40
       SECTION 2.04.  Swingline Loans............................................................................41
       SECTION 2.05.  Letters of Credit..........................................................................43
       SECTION 2.06.  Funding of Borrowings......................................................................50
       SECTION 2.07.  Interest Elections.........................................................................50
       SECTION 2.08.  Termination and Reduction of the Commitments...............................................52
       SECTION 2.09.  Repayment of Loans; Evidence of Debt.......................................................53
       SECTION 2.10.  Prepayment of Loans........................................................................56
       SECTION 2.11.  Fees.......................................................................................62
       SECTION 2.12.  Interest...................................................................................63
       SECTION 2.13.  Alternate Rate of Interest.................................................................64
       SECTION 2.14.  Increased Costs............................................................................65
       SECTION 2.15.  Break Funding Payments.....................................................................66
       SECTION 2.16.  Taxes......................................................................................67
       SECTION 2.17.  Payments Generally; Pro Rata Treatment;
                        Sharing of Set-offs......................................................................69
       SECTION 2.18.  Mitigation Obligations; Replacement of Lenders.............................................71

                                                             ARTICLE III

                                                              GUARANTEE

       SECTION 3.01.  The Guarantee..............................................................................72
       SECTION 3.02.  Obligations Unconditional..................................................................72
       SECTION 3.03.  Reinstatement..............................................................................77
       SECTION 3.04.  Subrogation................................................................................77
       SECTION 3.05.  Remedies...................................................................................78
       SECTION 3.06.  Instrument for the Payment of Money........................................................78

                                                                -i-

       SECTION 3.07.  Continuing Guarantee.......................................................................78
       SECTION 3.08.  Rights of Contribution.....................................................................78
       SECTION 3.09.  General Limitation on Guarantee Obligations................................................79

                                                             ARTICLE IV

                                                   REPRESENTATIONS AND WARRANTIES

       SECTION 4.01.  Organization; Powers.......................................................................79
       SECTION 4.02.  Authorization; Enforceability..............................................................80
       SECTION 4.03.  Governmental Approvals; No Conflicts.......................................................80
       SECTION 4.04.  Financial Condition; No Material Adverse Change............................................80
       SECTION 4.05.  Properties.................................................................................81
       SECTION 4.06.  Litigation.................................................................................81
       SECTION 4.07.  Environmental Matters......................................................................82
       SECTION 4.08.  Compliance with Laws and Agreements........................................................84
       SECTION 4.09.  Investment and Holding Company Status......................................................84
       SECTION 4.10.  Taxes......................................................................................84
       SECTION 4.11.  ERISA......................................................................................84
       SECTION 4.12.  Disclosure.................................................................................84
       SECTION 4.13.  Use of Credit..............................................................................85
       SECTION 4.14.  Material Agreements and Liens..............................................................85
       SECTION 4.15.  Capitalization.............................................................................85
       SECTION 4.16.  Subsidiaries and Investments...............................................................86
       SECTION 4.17.  Solvency...................................................................................86

                                                              ARTICLE V

                                                             CONDITIONS

       SECTION 5.01.  Effective Date.............................................................................86
       SECTION 5.02.  Initial Borrowing of Loans.................................................................90
       SECTION 5.03.  Release of Funds from Loan Collateral Account..............................................92
       SECTION 5.04.  Each Credit Event..........................................................................95

                                                             ARTICLE VI

                                                        AFFIRMATIVE COVENANTS

       SECTION 6.01.  Financial Statements and Other Information.................................................96
       SECTION 6.02.  Notices of Material Events.................................................................98
       SECTION 6.03.  Existence; Conduct of Business.............................................................98
       SECTION 6.04.  Payment of Obligations.....................................................................98
       SECTION 6.05.  Maintenance of Properties; Insurance.......................................................99
       SECTION 6.06.  Books and Records; Inspection Rights.......................................................99
       SECTION 6.07.  Compliance with Laws.......................................................................99
       SECTION 6.08.  Use of Proceeds............................................................................99

                                                                -ii-




       SECTION 6.09.  Certain Obligations Respecting Subsidiaries...............................................100
       SECTION 6.10.  Pledge of Certain Collateral of the Borrower..............................................102
       SECTION 6.11. Target Acquisition.........................................................................102
       SECTION 6.12.  Syndication Letter........................................................................104

                                                             ARTICLE VII

                                                         NEGATIVE COVENANTS

       SECTION 7.01.  Indebtedness..............................................................................104
       SECTION 7.02.  Liens.....................................................................................107
       SECTION 7.03.  Fundamental Changes.......................................................................108
       SECTION 7.04.  Disposition of Property...................................................................109
       SECTION 7.05.  Acquisition of Property...................................................................110
       SECTION 7.06.  Investments...............................................................................111
       SECTION 7.07.  Restricted Payments.......................................................................113
       SECTION 7.08.  Transactions with Affiliates..............................................................114
       SECTION 7.09.  Certain Restrictions......................................................................115
       SECTION 7.10.  Certain Financial Covenants...............................................................115
       SECTION 7.11.  Subordinated Indebtedness.................................................................117
       SECTION 7.12.  Senior Unsecured Indebtedness.............................................................118
       SECTION 7.13.  Modifications of Certificate of Incorporation.............................................119


                                                            ARTICLE VIII

                                                          EVENTS OF DEFAULT

       SECTION 8.01.  Events of Default.........................................................................119

                                                             ARTICLE IX

                                                      THE ADMINISTRATIVE AGENT

       SECTION 9.01.  The Administrative Agent and the London Agent.............................................123


                                                              ARTICLE X

                                                            MISCELLANEOUS

       SECTION 10.01.  Notices..................................................................................126
       SECTION 10.02.  Waivers; Amendments......................................................................127
       SECTION 10.03.  Expenses; Indemnity; Damage Waiver.......................................................129
       SECTION 10.04.  Successors and Assigns...................................................................130
       SECTION 10.05.  Survival.................................................................................133
       SECTION 10.06.  Counterparts; Integration; Effectiveness.................................................134
       SECTION 10.07.  Severability.............................................................................134
       SECTION 10.08.  Right of Setoff..........................................................................134
       SECTION 10.09.  Governing Law; Jurisdiction; Etc.........................................................135
       SECTION 10.10.  WAIVER OF JURY TRIAL.....................................................................135

                                                               -iii-



       SECTION 10.11.  Headings.................................................................................136
       SECTION 10.12.  Treatment of Certain Information; Disclosure.............................................136
       SECTION 10.13.  "Credit Agreement" under Indentures; Existing Credit Agreement...........................137
       SECTION 10.14.  Judgment Currency........................................................................137
       SECTION 10.15.  Cleanup Period...........................................................................138
       SECTION 10.16.  Delivery of Lender Addenda...............................................................138




SCHEDULE I                  -        Material Agreements and Liens
SCHEDULE II                 -        Disclosed Matters
SCHEDULE III                -        Subsidiaries and Investments
SCHEDULE IV                 -        Stock Options and Stock Based Plans
SCHEDULE V                  -        Certain Adjustment Amounts
SCHEDULE VI                 -        Foreign Subsidiaries
SCHEDULE VII                -        Senior Unsecured Notes
SCHEDULE VIII               -        Relevant Assets

EXHIBIT A                   -        Form of Assignment and Acceptance
EXHIBIT B-1                 -        Form of U.S. Pledge Agreement
EXHIBIT B-2                 -        Form of U.K. Equity Pledge Agreement
EXHIBIT B-3                 -        Form of Australian Equity Pledge Agreement
EXHIBIT B-4                 -        Form of Luxembourg Equity Pledge Agreement
EXHIBIT C                   -        Form of Guarantee Assumption Agreement
EXHIBIT D-1                 -        Form of Opinion of U.S. Counsel to the Obligors
EXHIBIT D-2                 -        Form of Opinion of U.K. Counsel to the Obligors
EXHIBIT D-3                 -        Form of Opinion of Luxembourg Counsel to the Obligors
EXHIBIT D-4                          Form of Opinion of Australian Counsel to the Obligors (Effective Date)
EXHIBIT D-5                 -        Form of Opinion of Australian Counsel to the Obligors
                                       (Implementation Date)
EXHIBIT E                   -        Form of Opinion of Special New York Counsel to
                                       JPMorgan Chase
EXHIBIT F                   -        Form of Intercompany Note
EXHIBIT G                   -        Form of Officer's Certificate
EXHIBIT H                   -        Draft Implementation Deed
EXHIBIT I                   -        Cash Collateral Pledge Agreement
EXHIBIT J                   -        Legal and Compliance Report
EXHIBIT K                   -        Form of Lender Addendum


                                      -iv-

                  AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 19, 2003, between CONSTELLATION BRANDS, INC., the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto, JPMORGAN CHASE BANK, as Administrative Agent and J.P. MORGAN EUROPE LIMITED, as London Agent.

                  The Borrower (as hereinafter defined), certain Subsidiaries (as hereinafter defined) of the Borrower, the Existing Lenders (as hereinafter defined), certain other parties and JPMorgan Chase Bank, as administrative agent, are party to a Credit Agreement dated as of January 16, 2003 (said Credit Agreement, as in effect on the date hereof immediately before giving effect to the amendment and restatement contemplated hereby, being herein called the "Existing Credit Agreement"). Pursuant to the Existing Credit Agreement, the Existing Lenders committed to make revolving credit and term loans to the Borrower in an original aggregate principal or face amount not exceeding $1,600,000,000 at any one time outstanding (subject to increase as therein provided to $1,900,000,000), to provide working capital for the Borrower and its Subsidiaries, to refinance certain existing indebtedness of the Borrower, to finance the Target Acquisition (as hereinafter defined), to repay the Target Credit Facilities (as hereinafter defined) and for other general corporate purposes of the Borrower and its Subsidiaries.

                  The parties hereto wish to amend the Existing Credit Agreement in certain respects to provide for, among other things, additional lenders to become parties thereto and, as so amended, to restate the Existing Credit Agreement in its entirety. Accordingly, the parties hereto hereby agree that the Existing Credit Agreement shall, with effect as of the date hereof, but subject to the execution and delivery of this Agreement by each of the intended parties hereto and the execution and delivery of Lender Addenda (as hereinafter defined) by each of such additional lenders, be amended and restated to read in its entirety as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:


                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acceleration Date" has the meaning assigned to such term in the penultimate paragraph of Article VIII.

                  "Acquisition" means an acquisition by the Borrower or any of its Subsidiaries of a business of any Person or a business line or division of any Person (whether by way of purchase of assets or stock, including any tender for outstanding shares of stock, by merger or consolidation, by acceptance of a contribution of capital from another Person, or otherwise). For purposes hereof, the term "Acquisition" shall include the Target Acquisition.

                  "Additional Security Agreement" means a security agreement, pledge agreement, mortgage of shares or similar agreement in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered pursuant to Section 6.10 by the Borrower or any Subsidiary Guarantor in favor of the Administrative Agent creating in favor of the Administrative Agent, for the benefit of the Lenders, a security interest in the Collateral required to be pledged by the Borrower under said Section 6.10.

                  "Adjusted Cash Flow" means, for any period (the "calculation period"), the sum, for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) Operating Cash Flow for the calculation period minus (b) Capital Expenditures made during the calculation period (excluding Capital Expenditures made from the proceeds of Indebtedness other than Indebtedness hereunder).

                  "Adjusted LIBO Rate" means, for the Interest Period for any Eurocurrency Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

                  "Adjustment Amount" means, for any period, (i) the amount for such period specified on Schedule V hereto and (ii) in connection with any Acquisition or Disposition after the date hereof the sum of (x) all non-cash non-recurring charges for such period (which charges are reasonably acceptable to the Administrative Agent) and (y) all non-recurring cash charges associated with cost savings acceptable under Regulation SX of the Securities Act of 1933, as amended, in each case against net operating income of the Borrower, any Subsidiary or the Person subject to an Acquisition.

                  "Administrative Agent" means JPMorgan Chase, in its capacity as administrative agent for the Lenders hereunder, together with its successors and assigns.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified (provided that no Subsidiary will be deemed to be an Affiliate of the Borrower or of any other Subsidiary).

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Alternative Currency" means any currency (other than U.S. Dollars) so long as at such time, (a) such currency is dealt with in the London interbank deposit market, (b) such currency is freely transferable and convertible into U.S. Dollars in the London foreign exchange market and (c) no central bank or other governmental authorization in the country of issue of such currency is required to permit use of such currency by any Issuing Lender for issuance, renewal, extension or amendment of any Alternate Currency Letter of Credit or funding or making drawings thereunder and/or to permit the Borrower to pay the reimbursement obligation of any drawing thereunder and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

                  "Alternative Currency Equivalent" shall mean, with respect to any amount in U.S. Dollars, the amount of the relevant Alternative Currency that could be purchased with such amount of U.S. Dollars using the foreign exchange rate(s) specified in the definition of "U.S. Dollar Equivalent" below, as determined by the relevant Issuing Lender.

                  "Alternate Currency LC Exposure" means, at any time, the sum of (a) the U.S. Dollar Equivalent of the aggregate undrawn amount of all outstanding Alternate Currency Letters of Credit at such time plus (b) the U.S. Dollar Equivalent of the aggregate amount of all LC Disbursements under Alternate Currency Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time.

                  "Alternate Currency Letter of Credit" means a Letter of Credit issued by an Issuing Lender in an Alternative Currency pursuant to Section 2.05(c).

                  "Alternative Currency Letter of Credit Report" has the meaning assigned to such term in Section 2.05(c)(ii).

                  "Applicable Agent" mean (a) with respect to any Loan, Borrowing or Letter of Credit denominated in U.S. Dollars, the Administrative Agent and (b) with respect to any Loan, Borrowing or Letter of Credit denominated in Australian Dollars or any Alternate Currency, the London Agent.

                  "Applicable Percentage" means (a) with respect to any U.S. Dollar Revolving Lender for purposes of Sections 2.04 or 2.05 or Article VIII, the percentage of the total U.S. Dollar Revolving Commitments represented by such U.S. Dollar Revolving Lender's U.S. Dollar Revolving Commitment, (b) with respect to any Australian Dollar Revolving Lender for purposes of Article VIII, the percentage of the total Australian Dollar Revolving Commitments represented by such Australian Dollar Revolving Lender's Australian Dollar Revolving Commitment, (c) with respect to any U.S. Dollar Revolving Lender in respect of any indemnity claim under Section 10.03(c) arising out of an action or omission of the Administrative Agent, the Swingline Lender or any Issuing Lender under this Agreement relating to Swingline Loans or Letters of Credit, the percentage of the total U.S. Dollar Revolving Commitments represented by such U.S. Dollar Revolving Lender's U.S. Dollar Revolving Commitment and (d) with respect to any Lender in respect of any indemnity claim under Section 10.03(c) arising out of an action or omission of the Administrative Agent under this Agreement (other than one relating to Swingline Loans or Letters of Credit), the percentage of the total Commitments or Loans of all Classes hereunder represented by the aggregate amount of such Lender's Commitments or Loans of all

Classes hereunder. If the Revolving Commitments of any Class have terminated or expired, the Applicable Percentages for such Class of Revolving Commitments shall be determined based upon the Revolving Commitments of such Class most recently in effect (and giving effect to any assignments).

                  "Applicable Rate" means, for any day, with respect to any ABR Borrowing (including any Swingline ABR Borrowing), Eurocurrency Borrowing or Swingline FFBR Borrowing, or with respect to the commitment fees payable hereunder, as the case may be, (x) 1.75% in the case of any Tranche B Term Loan ABR Borrowing, and 2.75% per annum in the case of any Tranche B Term Loan Eurocurrency Borrowing, in each case applicable when the Debt Ratio as of the most recent determination date is greater than 3.50 to 1, (y) 1.50% in the case of any Tranche B Term Loan ABR Borrowing, and 2.50% per annum in the case of any Tranche B Term Loan Eurocurrency Borrowing, in each case applicable when the Debt Ratio as of the most recent determination date is less than or equal to
3.50 to 1 and (z) for each other Borrowing, the rate per annum set forth in the schedule below, as applicable, based upon the Debt Ratio as of the most recent determination date:


----------------- -------------------- --------------------- --------------------- ---------------------- ----------------
                      U.S. Dollar
                      Revolving,           U.S. Dollar
                     and Swingline        Revolving and
                    Loan: ABR Rate      Australian Dollar
                  and Swingline FFBR        Revolving:            Tranche A           Tranche A Term        Commitment
  Debt Ratio:            Rate            Eurodollar Rate     Term Loan: ABR Rate   Loan: Eurodollar Rate     Fee Rate
----------------- -------------------- --------------------- --------------------- ---------------------- ----------------
   Category 1
    = 4.50x              1.50                  2.50                  1.50                  2.50                0.50

----------------- -------------------- --------------------- --------------------- ---------------------- ----------------
   Category 2
    < 4.50x              1.25                  2.25                  1.25                  2.25                0.50
      and
    = 4.00x
----------------- -------------------- --------------------- --------------------- ---------------------- ----------------
   Category 3
    < 4.00x              1.00                  2.00                  1.00                  2.00                0.50
      and
    = 3.50x
----------------- -------------------- --------------------- --------------------- ---------------------- ----------------
   Category 4
    < 3.50x              0.75                  1.75                  0.75                  1.75                0.375
      and
    = 3.00x
----------------- -------------------- --------------------- --------------------- ---------------------- ----------------
   Category 5
    < 3.00x              0.50                  1.50                  0.50                  1.50                0.375

----------------- -------------------- --------------------- --------------------- ---------------------- ----------------

                  For purposes of the foregoing, (i) the Debt Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 4.04(a)(i)(y) or Section 6.01(a) or (b) and (ii) subject to the foregoing provisions of this definition, each change in the Applicable Rate resulting from a change in the Debt Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that (A) subject to clauses (B) and (C) below, if the Debt Ratio would be in Category 1 at any time prior to the second delivery after the date hereof of financial statements pursuant to Section 6.01(a) or (b), the Debt Ratio shall be deemed to be in Category 2 during such time, (B) the Debt Ratio shall be deemed to be in Category 1 at any time that an Event of Default has occurred and is continuing and (C) the Debt Ratio shall be deemed to be in Category 1 if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 6.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

                  Notwithstanding the foregoing, the "Applicable Rate" for any Incremental Term Loan of any Series shall be the respective rates specified in the Incremental Term Loan Agreement for such Series; provided that, if the interest rate for either Type of any Series of Incremental Term Loans shall be greater than 0.25% above the interest rate for the corresponding Type of Tranche B Term Loans (including any original issue discount ("OID") in respect of such Incremental Term Loans in calculation of such interest, with such OID being equated to such increased interest rate in a manner determined by the Administrative Agent and consistent with GAAP based on an assumed four-year life to maturity), the Applicable Rate for such Type of Tranche B Term Loans shall be automatically adjusted upwards on the date upon which the Incremental Term Loan Commitments of such Series are established pursuant to Section 2.01(f) so that the interest rate for such Type of such Series of Incremental Term Loans is 0.25% above such interest rate for such Type of Tranche B Term Loans.

                  "Approval Date" means the day of the meeting of shareholders of the Target in respect of the Target Acquisition.

                  "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "ASX" means the Australian Stock Exchange Limited ACN 008 624 691.

                  "ASX Listing Rules" means the listing rules of the ASX in force from time to time.

                  "Australia" means the Commonwealth of Australia.

                  "Australian Acquisition Company 1" means CBI Australia Holdings Pty Limited ACN 103 359 299 an unlisted proprietary company incorporated in the Australian Capital Territory and a Wholly-Owned Subsidiary of the Borrower.

                  "Australian Acquisition Company 2" means Constellation Australia Pty Limited ACN 103 362 232, an unlisted proprietary company incorporated in the Australian Capital Territory and a Wholly-Owned Subsidiary of the Australian Acquisition Company 1.

                  "Australian Acquisition Entities" means each of Constellation International Holdings, FinCo, Australian Acquisition Company 1 and Australian Acquisition Company 2.

                  "Australian Dollar Equivalent" shall mean, with respect to any amount in U.S. Dollars, the amount of Australian Dollars that could be purchased with such amount of U.S. Dollars using the foreign exchange rate(s) specified in the definition of "U.S. Dollar Equivalent" below, as determined by the Administrative Agent.

                  "Australian Dollar Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Australian Dollar Revolving Commitment Termination Date and the date of termination of the Australian Dollar Revolving Commitments.

                  "Australian Dollar Revolving Commitment" means, with respect to each Australian Dollar Revolving Lender, the commitment, if any, of such Australian Dollar Revolving Lender to make Australian Dollar Revolving Loans in Australian Dollars, expressed as an amount in U.S. Dollars representing the maximum aggregate amount of such Australian Dollar Revolving Lender's Australian Dollar Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Australian Dollar Revolving Lender pursuant to Section 10.04. The initial amount of each Australian Dollar Revolving Lender's Australian Dollar Revolving Commitment is set forth opposite the name of such Lender on its Lender Addendum under the caption "Australian Dollar Revolving Commitment", or in the Assignment and Acceptance pursuant to which such Australian Dollar Revolving Lender shall have assumed its Australian Dollar Revolving Commitment, as applicable. The initial aggregate amount of the Australian Dollar Revolving Lenders' Australian Dollar Revolving Commitments is U.S.$10,000,000.

                  "Australian Dollar Revolving Commitment Termination Date" means February 29, 2008 (provided that if such day is not a Business Day, the Australian Dollar Revolving Commitment Termination Date shall be the immediately preceding Business Day).

                  "Australian Dollar Revolving Exposure" means, with respect to any Australian Dollar Revolving Lender at any time, the sum of the outstanding principal amount of such Australian Dollar Revolving Lender's Australian Dollar Revolving Loans at such time.

                  "Australian Dollar Revolving Lender" means (a) initially, a Lender that has an "Australian Dollar Revolving Commitment" set forth opposite the name of such Lender on its Lender Addendum and (b) thereafter, a Lender from time to time holding an Australian Dollar Revolving Commitment or a Lender from time to time with an Australian Dollar Revolving Exposure.

                  "Australian Dollar Revolving Loan" means a Loan made pursuant to Section 2.01(b) which is a Eurocurrency Loan.

                  "Australian Dollars" or "AUD$" means the lawful currency of Australia.

                  "Australian Equity Pledge Agreement" means each Mortgage of Shares, substantially in the form of Exhibit B-3, executed and delivered by (a) Constellation International Holdings in favor of the Administrative Agent, creating in favor of the Administrative Agent, for the benefit of the Lenders, a security interest in the shares of Australian Acquisition Company 1, (b) Australian Acquisition Company 1 in favor of the Administrative Agent, creating in favor of the Administrative Agent, for the benefit of the Lenders, a security interest in the shares of Australian Acquisition Company 2 and (c) Australian Acquisition Company 2 in favor of the Administrative Agent, creating in favor of the Administrative Agent, for the benefit of the Lenders, a security interest in the shares of the Target (in the case of clauses (a), (b) and (c), up to but not exceeding such portion thereof as does not represent more than 65% of the aggregate outstanding voting stock issued by the relevant Australian Acquisition Entity or the Target as the case may be).

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means Constellation Brands, Inc., a Delaware corporation.

                  "Borrower CDIs" means the securities of the Borrower in the form of CHESS Depositary Interests to be listed on the Australian Stock Exchange.

                  "Borrower Security Agreement" means a security agreement, pledge agreement, mortgage of shares or similar agreement in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered pursuant to Sections 6.09 and 6.10 by the Borrower in favor of the Administrative Agent creating in favor of the Administrative Agent, for the benefit of the Lenders, a security interest in the Collateral required to be pledged by the Borrower under said Sections 6.09 and 6.10.

                  "Borrower Shares" means the Class A common stock in the capital of the Borrower to be listed on the New York Stock Exchange.

                  "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan. For all purposes of this Agreement, the date of a Borrowing initially shall be the date on which the Borrowing is made and, in the case of a Eurocurrency Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

                  "Bridge Credit Agreement" means the Credit Agreement dated as of January 16, 2003 among the Borrower, the lenders party thereto and JPMorgan Chase, as Administrative Agent, as amended.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (i) if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, a Eurocurrency Borrowing denominated in U.S. Dollars or a notice by the Borrower with respect to any such Borrowing, continuation, payment, prepayment or Interest Period, that is also a day on which dealings in deposits denominated in U.S. Dollars are carried out in the London interbank market, (ii) if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, a Eurocurrency Borrowing denominated in Australian Dollars or a notice by the Borrower with respect to any such Borrowing, continuation, payment, prepayment or Interest Period, that is also a day on which dealings in the spot market for the purchase of U.S. Dollars with Australian Dollars are carried out in the London foreign exchange market and (iii) if such day relates to an Alternative Currency Letter of Credit Report in respect to any Alternative Currency Letter of Credit, such day shall also be a day on which dealings in the spot market for the purchase of U.S. Dollars with the relevant Alternative Currency are carried out in the London foreign exchange market.

                  "Canandaigua B.V." means Canandaigua B.V., a company organized under the laws of The Netherlands and a Wholly-Owned Subsidiary of the Borrower.

                  "Canandaigua Limited" means Canandaigua Limited, a company organized under the laws of England and Wales and a Wholly-Owned Subsidiary of the Borrower.

                  "Capital Expenditures" means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower or any of its Consolidated Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP. Notwithstanding the foregoing, no Acquisition permitted pursuant to Section 7.05(b) or 7.05(c) shall be treated as a Capital Expenditure.

                  "Capital Lease" of any Person means any lease of (or other arrangement conveying the right to use) real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash Collateral Pledge Agreement" means a Cash Collateral Pledge Agreement substantially in the form of Exhibit I between the Borrower and the Administrative Agent.

                  "Cash Consideration" has the meaning given to such term in the Implementation Deed.

                  "Casualty Event" means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

                  "Change in Control" means (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof (the "Exchange Act")), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25% of the voting power of the total outstanding Voting Stock of the Borrower voting as one class (provided that the Permitted Holders "beneficially own" (as so defined) a percentage of Voting Stock having a lesser percentage of the voting power than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Borrower), (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election to such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office, or (iii) any event that requires the Borrower, pursuant to the provisions of any instrument evidencing or governing any Senior Unsecured Indebtedness or any Subordinated Indebtedness, to redeem, or make an offer to redeem or repurchase, all or any portion of such Senior Unsecured Indebtedness or Subordinated Indebtedness, as the case may be, as a result of a change of control (however defined).

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or such Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are U.S. Dollar Revolving Loans, Australian Dollar Revolving Loans, Tranche A Term Loans, Tranche B Term Loans, Incremental Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a U.S. Dollar Revolving Commitment, Australian Dollar Revolving Commitment, Tranche A Term Loan Commitment, Tranche B Term Loan Commitment or Incremental Term Loan Commitment.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means, collectively, the "Collateral" specified in the U.S. Pledge Agreement and all collateral pledged pursuant to the Foreign Equity Pledge Agreements or a Borrower Security Agreement or an Additional Security Agreement.

                  "Collateral Account" has the meaning assigned to such term in
Section 4.01 of the U.S. Pledge Agreement.

                  "Committed LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Committed Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements under Committed Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Committed LC Exposure of any U.S. Dollar Revolving Lender at any time shall be its Applicable Percentage of the total Committed LC Exposure in respect of all Committed Letters of Credit that constitute utilizations of such U.S. Dollar Revolving Lender's U.S. Dollar Revolving Commitments.

                  "Committed Letter of Credit" means a Letter of Credit issued by an Issuing Lender in U.S. Dollars pursuant to Section 2.05(a).

                  "Commitment" means a U.S. Dollar Revolving Commitment, Australian Dollar Revolving Commitment, Tranche A Term Loan Commitment, Tranche B Term Loan Commitment or Incremental Term Loan Commitment, or any combination thereof (as the context requires).

                  "Companies Act" means the Companies Act of 1985 of England and Wales, as amended from time to time.

                  "Compushare" has the meaning assigned to such term in Section 5.03(b)(v).

                  "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which would be consolidated with the financial statements of such Person in accordance with GAAP. For purposes hereof, upon the Implementation Date, the Target and its Subsidiaries shall be deemed to be "Consolidated Subsidiaries".

                  "Consolidated Tangible Assets" means, as at any date, the total assets of the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) that would be shown as tangible assets on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries. For purposes hereof, "tangible assets" means all assets of the Borrower and its Consolidated Subsidiaries other than assets that should be classified as intangibles including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets.

                  "Constellation International Holdings" means Constellation International Holdings Limited, a New York corporation (f/k/a Canandaigua Europe Limited) and a Wholly-Owned Subsidiary of the Borrower.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Corporations Act" means the Corporations Act 2001 (Australia), as amended from time to time.

                  "Covered Taxes" means any and all present or future withholding taxes, including levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Debt Incurrence" means a Foreign Subsidiary Debt Incurrence, a Senior Debt Incurrence or a Subordinated Debt Incurrence, as applicable.

                  "Debt Ratio" means, as at the last day of any fiscal quarter of the Borrower (the "day of determination"), the ratio of (a) the average of the aggregate amounts of Indebtedness of the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis, without duplication, in accordance with GAAP) as at such day and as at the last days of each of the three immediately preceding fiscal quarters to (b) Operating Cash Flow for the period of four consecutive fiscal quarters ending on such day of determination (provided that Indebtedness as at the last day of each fiscal quarter included in the determination of average Indebtedness pursuant to clause (a) above shall be determined under the assumption that any prepayment of Term Loans hereunder or of any Indebtedness under the Bridge Credit Agreement from the proceeds of any Equity Issuance at any time during any such fiscal quarter included in the calculation thereof shall have been made in the first such fiscal quarter).

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Designated Revolving Borrowing" means a Borrowing of Revolving Loans (a) for which the related Borrowing Request certifies that the proceeds thereof will be applied to finance one or more Acquisitions in compliance with Section 7.05 and (b) that is prepaid with the Net Available Proceeds of a Senior Debt Incurrence or a Subordinated Debt Incurrence within 180 days of the making of such Borrowing.

                  "Disclosed Matters" means the actions, suits proceedings and the environmental matters disclosed in Schedule II.

                  "Disposition" means any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any other Person including, without limitation, any sale of Receivable Assets as part of a

Permitted Receivable Financing but excluding (a) any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms and (b) any Sale and Leaseback Transaction.

                  "Disqualified Stock" means any capital stock or other ownership interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, at any time prior to the date six months after the final maturity of the Loans hereunder, (b) is secured by any assets of the Borrower or any Subsidiary or is Guaranteed by any Subsidiary or (c) is exchangeable or convertible at the option of the holder into Indebtedness of the Borrower or any Subsidiary.

                  Notwithstanding the preceding sentence, any capital stock or other ownership interest that would constitute Disqualified Stock solely because the holders thereof have the right to require the respective issuer thereof to repurchase such capital stock or other ownership interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such capital stock or other ownership interest provide that such issuer may not repurchase or redeem any such capital stock or other ownership interest pursuant to such provisions unless such repurchase or redemption complies with the provisions of Section 7.07.

                  "Effective Date" means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

                  "Environmental Claim" means, with respect to any Person, (a) any written notice, claim, demand or other written communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any written claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Issuance" means (a) any issuance or sale by the Borrower or any of its Subsidiaries after the Effective Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or any of its Subsidiaries (excluding any such security or instrument the issuance of which constitutes a Debt Incurrence) or (b) the receipt by the Borrower or any of its Subsidiaries after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (w) any such issuance or sale by any Subsidiary of the Borrower to the Borrower, any Wholly-Owned Subsidiary thereof or any Joint Venture Entity, (x) any capital contribution by any Person other than the Borrower or any Subsidiary thereof to any Joint Venture Entity, (y) any capital contribution by the Borrower, any Wholly-Owned Subsidiary thereof or any Joint Venture Entity to any Subsidiary of the Borrower or any Joint Venture Entity or (z) any issuance of capital stock of the Borrower as "Scrip Consideration" under (and as defined in) the Target Acquisition Documents.

                  "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) to which such Person is a party for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any

Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VIII.

                  "Excess Cash Flow" means, for any fiscal year, the sum of (a) Adjusted Cash Flow for such fiscal year (determined without regard to the Adjustment Amount) minus (b) Fixed Charges for such fiscal year minus (c) increases in working capital of the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for such fiscal year plus (d) decreases in working capital of the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for such fiscal year.

                  "Exchange Rate" means, on any day, with respect to any Alternative Currency, the rate at which such Alternative Currency may be exchanged into U.S. Dollars based upon the spot selling rate at which the London Agent offers to sell such Alternative Currency in the London foreign exchange market at approximately 11:00 a.m. (London time) for delivery two Business Days later.

                  "Excluded Entities" means, collectively, Inactive Subsidiaries, Joint Venture Entities and Foreign Subsidiaries and, for so long as it shall conduct no business other than holding Indebtedness of Canandaigua Limited and having Indebtedness outstanding to Constellation International Holdings, Canandaigua B.V.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.16(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

                  "Existing Credit Agreement" has the meaning assigned to such term in the recitals hereof.

                  "Existing Lenders" means Lenders that are parties to the Existing Credit Agreement on the date hereof immediately before giving effect to the amendment and restatement of the Existing Credit Agreement contemplated by this Agreement.

                  "FFBR", when used in reference to any Swingline Loan, refers to whether such Loan bears interest at a rate determined by reference to the Federal Funds Base Rate.

                  "Federal Funds Base Rate" means, for any Interest Period for any Swingline Loan, the rate per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) determined by the Swingline Lender to be equal to the rate charged to the Swingline Lender on Federal funds transactions for such Interest Period with members of the Federal Reserve System arranged by Federal funds brokers on such day.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on such day for the immediately preceding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for such preceding Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Borrower.

                  "FinCo" means CB International Finance S.a.r.l., a company organized under the laws of Luxembourg and a Wholly-Owned Subsidiary of the Borrower.

                  "Fixed Charges" means, for any period, the sum, for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all payments of principal of Indebtedness scheduled to be made during such period plus (b) all Interest Expense for such period plus (c) the aggregate amount of federal, state and foreign taxes paid during such period to the extent that net operating income for such period pursuant to clause (a) of the definition of "Operating Cash Flow" in this Section has been calculated before giving effect to such taxes plus (d) the aggregate amount of cash dividends made by the Borrower pursuant to Section 7.07 during such period.

                  "Fixed Charges Ratio" means, as at any date, the ratio of (a) Adjusted Cash Flow for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Fixed Charges for such period (it being understood that, as specified in the definitions of "Interest Expense" and "Operating Cash Flow", neither Adjusted Cash Flow nor Fixed Charges will be adjusted on a pro forma basis with respect to any Acquisition or Disposition).

                  "Foreign Equity Pledge Agreement" means (i) with respect to the capital stock of Canandaigua Limited and Matthew Clark, a U.K. Equity Pledge Agreement in substantially the form of Exhibit B-2, (ii) with respect to the capital stock of Australian Acquisition Company 1, Australian Acquisition Company 2 and the Target, an Australian Equity Pledge Agreement in substantially the form of Exhibit B-3, (iii) with respect to the capital stock of FinCo, a Luxembourg Equity Pledge Agreement in substantially the form of Exhibit B-4 and
(iv) with respect to the capital stock of any other applicable Subsidiary of the Borrower organized under the laws of any country other than the United States of America or a State thereof, a pledge agreement, mortgage of shares or similar agreement in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by the Borrower or any other Subsidiary (to the extent required under Section 6.09) in favor of the Administrative Agent creating in favor of the Administrative Agent, for the benefit of the Lenders, a security interest in the shares of stock of other equity interests of such first Subsidiary.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Foreign Subsidiaries" means any Subsidiary organized under the laws of any country other than the United States of America, or a State thereof, which (if such Subsidiary were to become a Subsidiary Guarantor hereunder) the Borrower and the Administrative Agent have determined would either result in adverse tax consequences under Section 956 of the Code or would contravene any applicable law, rule or regulation. For purposes hereof, it is agreed that as of the date hereof each of the Subsidiaries specified on Schedule VI hereto is a "Foreign Subsidiary".

                  "Foreign Subsidiary Debt Incurrence" means the incurrence by any Subsidiary after the Effective Date of any Foreign Subsidiary Indebtedness.

                  "Foreign Subsidiary Indebtedness" means Indebtedness incurred in compliance with Section 7.01(g).

                  "Funding Percentage" means, as of the Acceleration Date, (a) in the case of the U.S. Dollar Revolving Lenders, a percentage derived by dividing (i) the total U.S. Dollar Revolving Exposures as of such Acceleration Date by (ii) the total U.S. Dollar Revolving Commitments in effect immediately prior to such Acceleration Date and (b) in the case of the Australian Dollar Revolving Lenders, a percentage derived by dividing (i) the total Australian Dollar Revolving Exposures as of such Acceleration Date by (ii) the total Australian Dollar Revolving Commitments in effect immediately prior to such Acceleration Date.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease Property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee Assumption Agreement" means a Guarantee Assumption Agreement substantially in the form of Exhibit C by an entity that, pursuant to
Section 6.09(b) is required to become a "Subsidiary Guarantor" hereunder in favor of the Administrative Agent.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement (and, for avoidance of doubt, excluding any type of hedging arrangement other than in respect of interest rate protection, foreign currency exchange or commodity price protection).

                  "Holding Lock" has the meaning given in the SCH Business
Rules.

                  "Implementation Deed" means the Implementation Deed dated January 16, 2003 between the Target and the Borrower.

                  "Implementation Date" has the meaning given to such term in the Implementation Deed.

                  "Inactive Subsidiary" means, as at any date, any Subsidiary of the Borrower that as at the end of and for the fiscal quarter ending on or most recently ended prior to such date, shall have assets with a fair market value of less than U.S.$1,000,000 and gross revenues of less than U.S.$100,000, as so certified in the certificate of a Financial Officer of the Borrower delivered with respect to such fiscal quarter pursuant to Section 6.01(c). For purposes hereof, the fair market value of any trade name, trademark, service mark, logo, trade dress, trademark or service mark registration, or application for trademark or service mark registration (including any rights relating thereto) held by any Subsidiary shall be determined without giving effect to any licenses or user agreements granted by such Subsidiary to any other Person. The only Inactive Subsidiaries on the date hereof which are organized under the laws of the United States of America are the entities identified as such on Schedule III.

                  "Incremental Principal Payment Dates" means, for any Series of Incremental Term Loans, the dates specified in the Incremental Term Loan Agreement for such Series as the dates upon which payments of principal in respect of the Incremental Term Loans of such Series are to be made.

                  "Incremental Term Loan" means a "Incremental Term Loan" provided for by Section 2.01(f), which may be an ABR Loan and/or a Eurocurrency Loan and is denominated in U.S. Dollars.

                  "Incremental Term Loan Agreement" means, with respect to any Series of Incremental Term Loans, an agreement between the Borrower and one or more Lenders pursuant to which each such Lenders agrees to become obligated in respect of a Incremental Term Loan Commitment of such Series hereunder.

                  "Incremental Term Loan Availability Date" means, the day one year prior to the Tranche B Term Loan Maturity Date or, if such day is not a Business Day, the next preceding Business Day.

                  "Incremental Term Loan Availability Period" means the period from and including the Effective Date to and including the Incremental Term Loan Availability Date.

                  "Incremental Term Loan Commitment" of any Series means, with respect to each Lender, the commitment, if any, of such Lender to make one or more Incremental Term Loans of such Series, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Incremental Term Loan Commitment of any Series will be specified in the Incremental Term Loan Agreement for such Series, or will be set forth in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Incremental Term Loan Commitment of such Series, as applicable.

                  "Incremental Term Loan Lender" means, in respect of any Series of Incremental Term Loans, a Lender with a Incremental Term Loan Commitment of such Series or, if the Incremental Term Loan Commitments of such Series have terminated or expired, a Lender with outstanding Incremental Term Loans of such Series.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to Property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of Property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (k) the Maximum Receivable Exposure under all Permitted Receivable Financings entered into by such Person. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Covered Taxes other than Excluded Taxes.

                  "Initial Funding Date" means a Business Day on or after the Business Day next succeeding the Second Court Date and on or prior to the Implementation Date.

                  "Intercompany Note" means a promissory note of a Foreign Subsidiary in substantially the form of Exhibit F.

                  "Interest Coverage Ratio" means, as at any date of determination thereof, the ratio of (a) Operating Cash Flow for the period of four fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such period.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

                  "Interest Expense" means, for any period, the sum, for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts payable (or minus the net amounts receivable) under Interest Rate Protection Agreements accrued during such period (whether or not actually paid or received during such period) minus (c) all interest income during such period.

                  Notwithstanding the foregoing, if during any period for which Interest Expense is being determined the Borrower shall have consummated any Acquisition or Disposition for aggregate consideration of U.S.$10,000,000 or more then, for all purposes of this Agreement (other than for purposes of the definition of Fixed Charges), Interest Expense shall be determined on a pro forma basis as if such Acquisition or Disposition (and any Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with such Acquisition or repaid as a result of such Disposition) had been made or consummated (and such Indebtedness incurred or repaid) on the first day of such period (and interest on any such Indebtedness shall be deemed to be calculated for such period at a rate per annum equal to the actual rate of interest in effect in respect of Indebtedness under this Agreement outstanding during such period).

                  "Interest Payment Date" means (a) with respect to any ABR Borrowing, each Quarterly Date, (b) with respect to any Eurocurrency Borrowing, the last day of the Interest Period applicable to such Borrowing and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest Period" means (a) with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six or (with the consent of each Lender directly affected thereby) nine months thereafter, as the Borrower may elect and (b) with respect to any Swingline FFBR Borrowing, the period commencing on the date of such Borrowing and ending on the date that is two weeks after such Swingline Loan is made, as the Borrower may elect; provided, that

                  (i) if any Interest Period would end on a day other than a
               Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

                  (ii) any Interest Period pertaining to a Eurocurrency
               Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

                  "Interest Rate Protection Agreement" means any Hedging Agreement that consists of an interest rate protection agreement or other interest rate hedging arrangement providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

                  "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 120 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business;
(c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

                  "Issuing Lender" means each of (i) JPMorgan Chase and (ii) each other Lender added hereto as an "Issuing Lender" as contemplated by Section 2.05(k).

                  "Joint Venture Entity" means any corporation, limited liability company, partnership, association or other entity less than 100% of the ownership interests of which are owned by the Borrower or any Wholly-Owned Subsidiary thereof.

                  "JPMorgan Chase" means JPMorgan Chase Bank.

                  "LC Disbursement" means a payment made by an Issuing Lender pursuant to a Letter of Credit.

                  "LC Exposure" means, with respect to any U.S. Dollar Revolving Lender, the Committed LC Exposure and the Alternative Currency LC Exposure of such U.S. Dollar Revolving Lender.

                  "Legal and Compliance Report" has the meaning given in the Implementation Deed.

                  "Lender Addendum" means, with respect to any Lender party hereto on the Effective Date, a Lender Addendum, substantially in the form of Exhibit K, to be executed and delivered by such Lender on or before the Effective Date as provided in Section 10.16.

                  "Lenders" means each Lender that has executed a Lender Addendum, and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "Letter of Credit" means any Committed Letter of Credit or Alternate Currency Letter of Credit.

                  "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

                  "LIBO Rate" means, for the Interest Period for any Eurocurrency Borrowing in any Loan Currency, the applicable rate appearing on the Screen at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of deposits in such Loan Currency with a maturity comparable to such Interest Period

                  In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which deposits in such Loan Currency in the amount of U.S.$5,000,000 (or the Australian Dollar Equivalent as applicable) and for a maturity comparable to such Interest Period are offered by the principal London office of the Applicable Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Collateral Account" has the meaning given to such term in the Cash Collateral Pledge Agreement.

                  "Loan Currency" means U.S. Dollars or Australian Dollars.

                  "Loan Documents" means, collectively, this Agreement, the Letter of Credit Documents, the Security Documents, the Syndication Letter and the fee letters referred to therein and the Incremental Term Loan Agreement.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "London Agent" means J.P. Morgan Europe Limited, together with its successors and assigns.

                  "Luxembourg Equity Pledge Agreement" means a Pledge Agreement, substantially in the form of Exhibit B-4, executed and delivered by the Borrower in favor of the Administrative Agent, creating in favor of the Administrative Agent, for the benefit of the Lenders, a security interest in the shares of FinCo up to but not exceeding such portion thereof as does not represent more than 65% of the aggregate outstanding voting stock issued by FinCo.

                  "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X of the Board.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the legal ability of any Obligor, or the financial capacity of all of the Obligors collectively, to perform any of its or their obligations under this Agreement or any of the other applicable Loan Documents or (c) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.

                  "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $20,000,000 (or any lower principal amount that would, were the Borrower or such Subsidiary to default in the payment of such Indebtedness or in the observance of any covenant in respect thereof, cause an "event of default" (as so defined) under the Bridge Credit Agreement, the 1999 Indenture or either Senior Subordinated Notes Indenture (whether or not any such "event of default" is cured or waived thereunder). For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

                  "Material Lender Provision Amendment" means any modification, supplement or waiver (whether direct or indirect) to the Implementation Deed which does or may reasonably be expected to do any of the following:

                         (x) increase the amount of the consideration under the
                             Schemes; or

                         (y) have a Material Adverse Effect; or

                         (z) has the effect of changing any of the conditions
                             precedent in Section 4.1 of the Implementation Deed (except with respect to a waiver of any such conditions in accordance with Section 5.01(a)(ix)).

                  "Matthew Clark" means Matthew Clark plc, a company organized under the laws of England and Wales and a Wholly-Owned Subsidiary of the Borrower.

                  "Maximum Receivable Exposure" means, for any Permitted Receivable Financing, the maximum aggregate amount (expressed in U.S. Dollars) of Receivable Assets that all Receivable Financiers in respect thereof are required to purchase, fund or otherwise finance.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Available Proceeds" means:

                    (i) in the case of any Disposition, the amount of Net Cash
               Payments received in connection with such Disposition;

                    (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Borrower and its Subsidiaries in respect of such Casualty Event net of (A) expenses incurred by the Borrower and its Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness (other than Indebtedness to the Lenders hereunder) to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Borrower or any of its Subsidiaries in respect of such Casualty Event;

                  (iii) in the case of any Equity Issuance, the aggregate amount of all cash received by the Borrower and its Subsidiaries in respect of such Equity Issuance (net of (x) expenses incurred by the Borrower and its Subsidiaries in connection therewith and (y) cash proceeds so received and applied to refinance Subordinated Indebtedness as contemplated by Section 7.11); and

                  (iv) in the case of any Debt Incurrence, the aggregate amount of all cash received by the Borrower and its Subsidiaries in respect thereof (net of expenses incurred by the Borrower and its Subsidiaries in connection therewith).

                  "Net Cash Payments" means, with respect to any Disposition, the aggregate amount of all cash payments received by the Borrower and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Borrower and its Subsidiaries in connection with such Disposition and
(ii) any Federal, state, local and foreign income or other taxes estimated to be payable by the Borrower and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state, local or foreign governmental authority within three months of the date of such Disposition) and (b) Net Cash Payments shall be net of any repayments by the Borrower or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

                  "1999 Credit Agreement" means the Credit Agreement dated as of October 6, 1999 between the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto, and JPMorgan Chase, as Administrative Agent, as amended and in effect on the date hereof.

                  "1999 Indenture" means the Indenture dated as of February 25, 1999 between the Borrower, certain Subsidiaries and BNY Midwest Trust Company (successor Trustee to Harris Trust and Savings Bank), as trustee.

                  "Obligor" means the Borrower and each Subsidiary Guarantor.

                  "Operating Cash Flow" means, for any period, the sum, for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) net operating income (calculated before income taxes, interest income, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period plus (b) depreciation and amortization (to the extent deducted in determining net operating income) for such period plus
(c) the Adjustment Amount for such period.

                  Notwithstanding the foregoing, if during any period for which Operating Cash Flow is being determined the Borrower or any of its Subsidiaries shall have consummated any

Acquisition or Disposition for aggregate consideration of U.S.$10,000,000 or more then, for all purposes of this Agreement (other than for purposes of the definition of Adjusted Cash Flow), Operating Cash Flow shall be determined on a pro forma basis as if such Acquisition or Disposition had been made or consummated on the first day of such period.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, but excluding all United States Federal taxes other than withholding taxes.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Encumbrances" means:

          (a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in compliance with Section 6.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance or indemnity bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII;

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real Property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected Property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary thereof; and

          (g) liens arising under (i) standard custodial, bailee or depositary arrangements (including deposit accounts with banks and other financial institutions) and (ii) standard customer agreements in respect of accounts for the purchase and sale of securities and other Property with brokerage firms or other types of financial institutions, provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness, and "Permitted Encumbrances" of the type described in the foregoing clause (g) shall not secure any obligations (including obligations under Hedging Agreements), other than obligations incidental to the respective custodial, bailee or depositary arrangements or customer agreements referred to in said clause (g).

                  "Permitted Holders" means (i) the Estate of Marvin Sands, Marilyn Sands, her children, her children's spouses, her grandchildren, or the estate of any of the foregoing individuals, or the Mac and Sally Sands Foundation, Incorporated, (ii) trusts which are for the benefit of Marilyn Sands, her children, her children's spouses, or her grandchildren or Andrew Stern, or any trust for the benefit of any such trust which trusts are under the control of Marilyn Sands, her children, her children's spouses, or her grandchildren or Andrew Stern or any trustee of such trusts or (iii) partnerships which are controlled by the Estate of Marvin Sands, Marilyn Sands, her children, her children's spouses, her grandchildren, Andrew Stern, the estate of any of the foregoing individuals, by a trust referred to in the foregoing clause (ii) or by a partnership that satisfies the conditions of this clause (iii).

                  "Permitted Investments" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's or from Moody's;

          (c) investments in certificates of deposit, bankers' acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any office of (x) any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than U.S.$500,000,000 or (y) any Lender hereunder;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition; and

          (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by Standard and Poor's and Aaa by Moody's, (iii) have portfolio assets of at least $5,000,000,000 and (iv) invest in investments of the types referenced in clause (a), (b) and (c) of this defintion.

                  "Permitted Receivable Financing" means any transaction involving one or more sales, contributions or other conveyances by the Borrower or any Subsidiary of any Receivable Assets to a special purpose entity (which may be a Subsidiary or Affiliate of the Borrower), which special purpose entity finances such sales, contributions or other conveyances by in turn conveying an interest in such Receivable Assets to one or more Receivable Financiers; provided that (a) such transaction shall not involve any recourse to the Borrower or any Subsidiary (other than such special purpose entity) for any reason other than (i) repurchases of non-eligible Receivable Assets, (ii) indemnification for losses (including any adjustments for dilutions), other than credit losses related to the Receivable Assets conveyed in such transaction, and
(iii) payment of costs, fees, expenses and indemnities relating to such transaction, (b) the terms of such transaction, including the discount at which Receivable Assets are conveyed to any such Receivable Financier and any termination events, shall be reasonably consistent with those prevailing in the market for similarly structured transactions involving Receivable Assets and originators of similar credit quality and a pool Receivable Assets of similar characteristics and (c) the terms of such transaction shall provide for a specified Maximum Receivable Exposure for such Receivable Financiers.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreements" means, collectively, the U.S. Pledge Agreement and the Foreign Equity Pledge Agreements.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Principal Payment Date" means with respect to any Term Loan, each date on which principal of such Term Loan is payable pursuant to Sections 2.09(a)(ii), (iv) and (vi), and, with respect to each Series of Incremental Term Loans, each Incremental Principal Payment Date.

                  "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Quarterly Dates" means the 1st day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof; provided that if any such day is not a Business Day, then such Quarterly Date shall be the next succeeding Business Day.

                  "Receivable Assets" means, collectively, any accounts receivable and property relating thereto (including the rights to any collections in respect thereof).

                  "Receivable Financier" means any Person (other than a Subsidiary or Affiliate of the Borrower) that finances the acquisition by a special purpose entity of Receivable Assets from the Borrower or any Subsidiary.

                  "Register" has the meaning set forth in Section 10.04.

                  "Related Parties" means, with respect to any specified Person, such specified Person's Affiliates and the respective directors, officers, employees, agents and advisors of such specified Person and such specified Person's Affiliates.

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                  "Required Lenders" means, at any time, subject to the last paragraph of Section 10.02(b), Lenders having Revolving Exposures, outstanding Term Loans and unused Commitments representing at least 51% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time. The "Required Lenders" of a particular Class of Loans means Lenders having Revolving Exposures, outstanding Term Loans and unused Commitments of such Class representing at least 51% of the total Revolving Exposures, outstanding Term Loans and unused Commitments of such Class at such time.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other Property) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or such Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of the Borrower or such Subsidiary.

                  "Revolving Commitment Termination Dates" means, collectively, the U.S. Dollar Revolving Commitment Termination Date and the Australian Dollar Revolving Commitment Termination Date.

                  "Revolving Exposures" means, collectively, the U.S. Dollar Revolving Exposure and the Australian Dollar Revolving Exposure.

                  "Revolving Lenders" means, collectively, the U.S. Dollar Revolving Lenders and the Australian Dollar Revolving Lenders.

                  "Revolving Loans" means, collectively, the U.S. Dollar Revolving Loans and the Australian Dollar Revolving Loans.


                  "Revolving Loan Commitments" means, collectively, the U.S. Dollar Revolving Loan Commitments and the Australian Dollar Revolving Loan Commitments.

                  "Sale and Leaseback Transaction" means a transaction or series of transactions pursuant to which the Borrower or any Subsidiary thereof shall sell or transfer to any Person (other than the Borrower or a Subsidiary thereof) any Property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Borrower or any Subsidiary thereof shall rent or lease as lessee, or similarly acquire the right to possession or use of, such Property or one or more Properties which it intends to use for the same purpose or purposes as such Property, and in circumstances that give rise to a Capital Lease Obligation of the Borrower or one or more of its Subsidiaries.

                  "SCH Business Rules" means the business rules of the ASX Settlement and Transfer Corporation Pty Ltd.

                  "Schemes" has the meaning given to such term in the Implementation Deed.

                  "Screen" means, in the case of U.S. Dollars, Page 3750 of the Telerate Service of Bridge Information Services (or any successor thereto or substitute therefor, the "Service") and in the case of Australian Dollars, the relevant display page for LIBOR for Australian Dollars (as determined by the London Agent) of the Service; provided that if the Applicable Agent determines that there is no such relevant display page for LIBOR for such Loan Currency, "Screen" shall mean the relevant display page for LIBOR for such Loan Currency (as determined by the Applicable Agent) of the Reuter Monitor Money Rates Service (or any successor thereto or substitute therefor).

                  "Second Court Date" has the meaning given to such term in the Implementation Deed.

                  "Security Documents" means, collectively, the Pledge Agreements, the Cash Collateral Pledge Agreement, any Borrower Security Agreement, any Uniform Commercial Code financing statements required by the U.S. Pledge Agreement and any Additional Security Agreement executed and delivered pursuant to Sections 6.10.

                  "Senior Debt Incurrence" means the incurrence by the Borrower or any of its Subsidiaries after the Effective Date of any Senior Unsecured Indebtedness.

                  "Senior Debt Ratio" means, as at the last day of any fiscal quarter of the Borrower (the "day of determination"), the ratio of (a) the average of the aggregate amounts of Indebtedness (other than any Subordinated Indebtedness) of the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis, without duplication, in accordance with GAAP) as at such day and as at the last days of each of the three immediately preceding fiscal quarters to (b) Operating Cash Flow for the period of four consecutive fiscal quarters ending on such day of determination (provided that Indebtedness as at the last day of each fiscal quarter included in the determination of average Indebtedness pursuant to clause (a) above shall be determined under the assumption that any prepayment of Term Loans hereunder or Indebtedness incurred under the Bridge Loan from the proceeds of any Equity Issuance or Debt Incurrence at any time during any such fiscal quarter included in the calculation thereof shall have been made in the first such fiscal quarter).

                  "Senior Subordinated Notes" means Senior Subordinated Notes issued pursuant to the Senior Subordinated Note Indentures.

                  "Senior Subordinated Note Indentures" means, collectively, (i) Supplemental Indenture No. 1, dated as of February 25, 1999, to the 1999 Indenture among the Borrower, as issuer, certain Subsidiaries, as guarantors, and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee, with respect to the 8.50% Senior Subordinated Notes due 2009 in an original aggregate principal amount of U.S. $200,000,000 and (ii) Supplemental Indenture No. 7, dated as of January 23, 2002, to the 1999 Indenture among the Borrower, as issuer, certain Subsidiaries, as guarantors, and BNY Midwest Trust Company, as trustee, with respect to the 8 1/8% Senior Subordinated Notes due 2012 in an original aggregate principal amount of U.S. $250,000,000.

                  "Senior Unsecured Indebtedness" means Indebtedness outstanding in respect of the Senior Unsecured Notes, Indebtedness outstanding under the Bridge Credit Agreement and other Indebtedness of the Borrower incurred in compliance with Section 7.01(c)(ii).

                  "Senior Unsecured Notes" means the Borrower's Senior Unsecured Notes issued pursuant to the indentures on the attached Schedule VII.

                  "Series" has the meaning set forth in Section 2.01(f).

                  "Solvent" means, with respect to any Person at any time, that
(a) the fair value of the Property of such Person is greater than the total amount of liabilities (including without limitation contingent liabilities) of such Person, (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in a business and is not about to engage in a business for which such Person's property would constitute an unreasonably small capital.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Stock Based Plans " means, collectively, (i) the stock option and other stock purchase plans specified on Schedule IV hereto and (ii) all other stock option, stock-based incentive compensation and stock purchase plans and other stock-based plans of the Borrower or any of its Subsidiaries adopted from time to time hereafter in the ordinary course of business.

                  "Subordinated Debt Incurrence" means the incurrence by the Borrower or any of its Subsidiaries after the Effective Date of any Subordinated Indebtedness.

                  "Subordinated Indebtedness" means, collectively, (a) Indebtedness of the Borrower in respect of the Senior Subordinated Notes and (b) other Indebtedness incurred in accordance with the provisions of Section 7.11.

                  "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

                  "Subsidiary Guarantor" means each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Borrower that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 6.09(b).

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any U.S. Dollar Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means JPMorgan Chase, in its capacity as lender of Swingline Loans hereunder, or such other Lender as the Borrower may from time to time select as the Swingline Lender hereunder pursuant to Section 2.04(e).
                  "Swingline Loan" means a Loan made pursuant to Section 2.04.

                  "Syndication Letter" means the Syndication Letter dated January 16, 2003 between the Borrower, JPMorgan Chase, Citicorp North America, Inc., UBS AG, Stamford Branch, J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and UBS Warburg LLC.

                  "Target" means BRL Hardy Limited ACN 008 273 907, a company organized under the laws of Australia.

                  "Target Acquisition" means the schemes of arrangement proposed between the Target and the holders of ordinary shares in the Target and the holders of options to subscribe for ordinary shares in the Target, by which Australian Acquisition Company 2 will acquire beneficially and legally all of the issued capital of the Target in accordance with the approvals granted by the Supreme Court of South Australia.

                  "Target Acquisition Documents" means, collectively:

          (a) the Implementation Deed;

          (b) the document described as "Scheme of Arrangement" proposed to be made between the Target and the holders of ordinary shares in the Target, to be dated upon approval of the scheme of arrangement described in the document;

          (c) the document described as "Scheme of Arrangement" proposed to be made between the Target and the holders of the options to subscribe for the ordinary shares in the Target; and

          (d) the Deed Poll proposed to be made by the Borrower in favor of the Scheme Shareholders and the Scheme Optionholders (as those terms are defined in the Implementation Deed).

                  "Target Credit Facilities" means, collectively:

          (a) the Facility Agreement between the Target and Commonwealth Bank of Australia dated 15 September 1994 (as amended); and

          (b) the facilities agreement dated 25 August 1998 between the Target and Australia and New Zealand Banking Group Limited (as amended).

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Term Loan Availability Period" means the period from and including the Effective Date to and including the earliest of (a) April 30, 2003 (or, if such date is not a Business Day, the next succeeding Business Day), (b) the date the Implementation Deed is terminated or (c) 5:00 p.m. (New York City time) on the Implementation Date.

                  "Term Loan Commitments" means, collectively, the Tranche A Term Loan Commitments, the Tranche B Term Loan Commitments and the Incremental Term Loan Commitments.

                  "Term Loan Maturity Date" means: (a) with respect to the Tranche A Term Loans, February 29, 2008 (provided that if such day is not a Business Day, the Tranche A Term Loan Maturity Date shall be the immediately preceding Business Day), (b) with respect to the Tranche B Term Loans, November 30, 2008 (provided that if such date is not a Business Day, the Tranche B Term Loan Maturity Date shall be the immediately preceding Business Day) and (c) with respect to the Incremental Term Loans of any Series, the date specified in the

Incremental Term Loan Agreement of such Series as the final date upon which any payment of principal in respect of Incremental Term Loans of such Series is to be made.

                  "Term Loans" means, collectively, the Tranche A Term Loans, the Tranche B Term Loans and the Incremental Term Loans.

                  "Tranche A Term Loan" means a Loan made pursuant to Section 2.01(c), which may be an ABR Loan and/or a Eurocurrency Loan.

                  "Tranche A Term Loan Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make one or more Tranche A Term Loans hereunder in U.S. Dollars during the Term Loan Availability Period, expressed as an amount in U.S. Dollars representing the maximum aggregate principal amount of the Tranche A Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08 or 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche A Term Loan Commitment is set forth opposite the name of such Lender on its Lender Addendum under the caption "Tranche A Term Loan Commitment", or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A Term Loan Commitments is U.S.$400,000,000.

                  "Tranche A Term Loan Lender" means (a) initially, a Lender that has a "Tranche A Term Loan Commitment" set forth opposite the name of such Lender on its Lender Addendum and (b) thereafter, a Lender from time to time holding a Tranche A Term Loan Commitment or an outstanding Tranche A Term Loan.

                  "Tranche B Term Loan" means a Loan made pursuant to Section 2.01(d), which may be an ABR Loan and/or a Eurocurrency Loan.

                  "Tranche B Term Loan Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make one or more Tranche B Term Loans hereunder in U.S. Dollars during the Term Loan Availability Period, expressed as an amount in U.S. Dollars representing the maximum aggregate principal amount of the Tranche B Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08 or 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche B Term Loan Commitment is set forth opposite the name of such Lender on its Lender Addendum under the caption "Tranche B Term Loan Commitment", or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Term Loan Commitments is U.S.$800,000,000.

                  "Tranche B Term Loan Lender" means (a) initially, a Lender that has a "Tranche B Term Loan Commitment" set forth opposite the name of such Lender on its Lender Addendum and (b) thereafter, a Lender from time to time holding a Tranche B Term Loan Commitment or an outstanding Tranche B Term Loan.

                  "Transactions" means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is intended to be a party, the borrowing of Loans, the use of the proceeds thereof, the consummation of the Target Acquisition and the issuance of Letters of Credit hereunder.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of Swingline Loans, the Alternate Base Rate or the Federal Funds Base Rate.

                  "U.K. Equity Pledge Agreement" means a Mortgage of Shares, substantially in the forms of Exhibit B-2, executed and delivered by the Borrower in favor of the Administrative Agent creating in favor of the Administrative Agent, for the benefit of the Lenders, (a) a security interest in the shares of Canandaigua Limited and (b) a security interest in the shares of Matthew Clark (in the case of clauses (a) and (b), up to but not exceeding such portion thereof as does not represent more than 65% of the aggregate outstanding voting stock issued by Canandaigua Limited and Matthew Clark, respectively).

                  "U.S. Dollar Equivalent" means, (a) with respect to any Australian Dollar Revolving Loan, the amount of U.S. Dollars that would be required to purchase the amount of Australian Dollars of such Australian Dollar Revolving Loan on the day two Business Days prior to the day of such Australian Dollar Revolving Loan , based upon the spot selling rate at which the London Agent offers to sell Australian Dollars in the London foreign exchange market at approximately 11:00 a.m. (London time) for delivery two Business Days later and
(b) as used in each Alternative Currency Letter of Credit Report and with respect to any Alternative Currency Letter of Credit, the amount of U.S. Dollars that would be required to purchase the amount of the relevant Alternative Currency with respect to such Alternate Currency Letter of Credit, as specified in such Alternate Currency Letter of Credit Report as determined by the Administrative Agent pursuant to Section 1.05 using the applicable Exchange Rate with respect to such Alternative Currency.

                  "U.S. Dollar Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the U.S. Dollar Revolving Commitment Termination Date and the date of termination of the U.S. Dollar Revolving Commitments.

                  "U.S. Dollar Revolving Commitment" means, with respect to each U.S. Dollar Revolving Lender, the commitment, if any, of such U.S. Dollar Revolving Lender to make U.S. Dollar Revolving Loans in U.S. Dollars and to acquire participations in Letters of Credit and Swingline Loans hereunder, representing the maximum aggregate amount of such U.S. Dollar Revolving Lender's U.S. Dollar Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such U.S. Dollar Revolving Lender pursuant to Section 10.04. The initial amount of each U.S. Dollar Revolving Lender's U.S. Dollar Revolving Commitment is set forth opposite the name of such Lender on its Lender Addendum under the caption "U.S. Dollar Revolving Commitment", or in the Assignment and Acceptance pursuant to which such U.S. Dollar Revolving Lender shall have assumed its U.S. Dollar

Revolving Commitment, as applicable. The initial aggregate amount of the U.S. Dollar Revolving Lenders' U.S. Dollar Revolving Commitments is U.S.$400,000,000.

                  "U.S. Dollar Revolving Commitment Termination Date" means February 29, 2008 (provided that if such day is not a Business Day, the U.S. Dollar Revolving Commitment Termination Date shall be the immediately preceding Business Day).

                  "U.S. Dollar Revolving Exposure" means, with respect to any U.S. Dollar Revolving Lender at any time, the sum of the outstanding principal amount of such U.S. Dollar Revolving Lender's U.S. Dollar Revolving Loans and its LC Exposure and Swingline Exposure at such time.

                  "U.S. Dollar Revolving Lender" means (a) initially, a Lender that has a "U.S. Dollar Revolving Commitment" set forth opposite the name of such Lender on its Lender Addendum and (b) thereafter, a Lender from time to time holding a U.S. Dollar Revolving Commitment or a Lender from time to time with an U.S. Dollar Revolving Exposure.

                  "U.S. Dollar Revolving Loan" means a Loan made pursuant to
Section 2.01(a), which may be an ABR Loan and/or a Eurocurrency Loan.

                  "U.S. Dollars" or "U.S.$" refers to lawful money of the United States of America.

                  "U.S. Pledge Agreement" means a Pledge Agreement substantially in the form of Exhibit B-1 between the Borrower, the Subsidiary Guarantors and the Administrative Agent.

                  "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "Wholly-Owned Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Revolving Eurocurrency Loan"); each Series of Incremental Term Loans shall be deemed a separate Class of Loans hereunder. Borrowings also may be classified and referred to by Class (e.g., a "Revolving

Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Revolving Eurocurrency Borrowing"); and each Series of Incremental Term Loan Borrowings and Incremental Term Loan Commitments shall be deemed a separate Borrowing and Commitment hereunder. Swingline ABR Loans and Swingline FFBR Loans shall be deemed to be Loans of the same Class but different Types.

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "Property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  SECTION 1.05. Currency Equivalents. (a) For purposes of determining (i) whether the amount of any Borrowing or any issuance, renewal or extension of any Alternate Currency Letter of Credit, together with all other Borrowings then outstanding or Alternate Currency Letters of Credit then issued, would exceed the aggregate amount of Commitments, (ii) the aggregate unutilized amount of the Commitments and (iii) the outstanding aggregate principal amount of Borrowings or aggregate face amount of issued Alternate Currency Letters of Credit, (x) the outstanding principal amount of any Borrowing that is denominated in Australian Dollars shall be deemed to be the U.S. Dollar Equivalent of the amount of Australian Dollars of such Borrowing determined as of the date of such Borrowing (determined in accordance with the last sentence of the definition of the term "Borrowing") and (y) the face amount of any Alternative Currency Letter of Credit shall be deemed to be the U.S. Dollar Equivalent of the face amount of such Alternative Currency Letter of Credit determined as of the date of such issuance, renewal or extension. Wherever in this Agreement in connection with a Borrowing or Loan or issuance, renewal or extension of a Letter of Credit a required minimum or multiple amount is expressed in U.S. Dollars, but such Borrowing or Loan is denominated in Australian Dollars or such Letter of Credit is denominated in an Alternative Currency, the minimum or multiple amount will be the Australian Dollar Equivalent or the relevant Alternative Currency Equivalent, as the case may be, of such U.S. Dollar amount (rounded to the nearest 1,000 units of Australian Dollars or the relevant Alternative Currency, as the case may be).

                  (b) Not later than 1:00 p.m., New York City time, on the last Business Day of each calendar month (each such day, a "Calculation Date"), the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date to be used for calculating the U.S. Dollar Equivalent amounts of each Alternative Currency in which there is an outstanding Alternative Currency Letter of Credit or an unreimbursed LC Disbursement denominated in an Alternative Currency and (ii) give notice thereof to the Borrower. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than converting into U.S. Dollars under Sections 2.05(f), (g),
(j), (l) and (n) and 2.11(b) the obligations of the Borrower and the U.S. Dollar Revolving Lenders in respect of LC Disbursements denominated in an Alternative Currency that have not been reimbursed when due) be the Exchange Rates employed in converting any amounts between the applicable currencies.

                  (c) Not later than 5:00 p.m., New York City time, on each Reset Date, the Administrative Agent shall (i) determine the Alternative Currency LC Exposure on such date (after giving effect to any Alternative Currency Letters of Credit issued, renewed or terminated or requested to be issued, renewed or terminated on such date) and (ii) notify the Borrower and each Issuing Lender of the results of such determination.


                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01. The Commitments.

                  (a) U.S. Dollar Revolving Loans. Subject to the terms and conditions set forth herein, each U.S. Dollar Revolving Lender agrees to make U.S. Dollar Revolving Loans to the Borrower from time to time during the U.S. Dollar Revolving Availability Period in U.S. Dollars in an aggregate principal amount that will not result in (i) such Lender's U.S. Dollar Revolving Exposure exceeding such Lender's U.S. Dollar Revolving Commitment and (ii) the sum of the total U.S. Dollar Revolving Exposures and the U.S. Dollar Equivalent of the total Australian Dollar Revolving Exposures exceeding the total U.S. Dollar Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow U.S. Dollar Revolving Loans.

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                                      -38-

                  (b) Australian Dollar Revolving Loans. Subject to the terms and conditions set forth herein, each Australian Dollar Revolving Lender agrees to make Australian Dollar Revolving Loans to the Borrower from time to time during the Australian Dollar Revolving Availability Period in Australian Dollars in an aggregate principal amount that will not result in (i) such Lender's Australian Dollar Revolving Exposure exceeding such Lender's Australian Dollar Revolving Commitment and (ii) the total Australian Dollar Revolving Exposures exceeding the total Australian Dollar Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Australian Dollar Revolving Loans.

                  (c) Tranche A Term Loans. Subject to the terms and conditions set forth herein, each Tranche A Term Loan Lender agrees to make one or more Tranche A Term Loans to the Borrower during the Term Loan Availability Period in U.S. Dollars in a principal amount not exceeding its Tranche A Term Loan Commitment. Amounts repaid in respect of Tranche A Term Loans may not be reborrowed hereunder.

                  (d) Tranche B Term Loans. Subject to the terms and conditions set forth herein, each Tranche B Term Loan Lender agrees to make one or more Tranche B Term Loans to the Borrower during the Term Loan Availability Period in U.S. Dollars in a principal amount not exceeding its Tranche B Term Loan Commitment. Amounts repaid in respect of Tranche B Term Loans may not be reborrowed.

                  (e) Limit on Revolving Loans. Notwithstanding the foregoing provisions of this Section 2.01, in no event shall (i) the total Revolving Exposures after giving effect to any borrowing on any date of Revolving Loans, Swingline Loans or issuance, renewal or extension of any Letter of Credit hereunder exceed U.S.$400,000,000, (ii) the total U.S. Dollar Revolving Exposure, after giving effect to any borrowing on any date of U.S. Dollar Revolving Loans, Swingline Loans or issuance, renewal or extension of any Letter of Credit hereunder, plus the total Australian Dollar Revolving Exposure, after giving effect to any borrowing on any date of Australian Dollar Revolving Loans hereunder, exceed the aggregate outstanding principal amount of the U.S. Dollar Revolving Commitments on such date and (iii) the total Australian Dollar Revolving Exposure, after giving effect to any borrowing on any date of Australian Dollar Revolving Loans hereunder, exceed the aggregate outstanding principal amount of the Australian Dollar Revolving Commitments on such date.

                  (f) Incremental Term Loans. In addition to Borrowings of U.S. Dollar Revolving Loans, Australian Dollar Revolving Loans, Tranche A Term Loans and Tranche B Term Loans specified in Section 2.01(a), (b), (c) and (d), respectively, at any time and from time to time prior to the Incremental Term Loan Availability Date, the Borrower may request that the Lenders offer to enter into commitments to make Incremental Term Loans to the Borrower in U.S. Dollars. It is understood in each case that such offer may be made by any financial institution that is to become a Lender hereunder in connection with the making of such offer under this paragraph (f), so long as the Administrative Agent shall have consented to such financial institution being a Lender hereunder (such consent shall not be unreasonably withheld). In the event that one or more of the Lenders offer, in their sole discretion, to enter into such commitments, and such

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                                      -39-

Lenders and the Borrower agree as to the amount of such commitments that shall be allocated to the respective Lenders making such offers, as to the fees (if any) to be payable by the Borrower in connection therewith and the Applicable Rate and (in the case of Incremental Term Loans) amortization relating thereto, the Borrower, the Administrative Agent and such Lenders shall execute and deliver a Incremental Term Loan Agreement and such Lenders shall become obligated to make Incremental Term Loans under this Agreement in an amount equal to the amount of their respective Incremental Term Loan Commitments as specified in such Incremental Term Loan Agreement. The Incremental Term Loans to be made pursuant to any Incremental Term Loan Agreement in response to any such request by the Borrower shall be deemed to be a separate "Series" of Incremental Term Loans for all purposes of this Agreement.

                  Anything herein to the contrary notwithstanding, (i) the minimum aggregate principal amount of Incremental Term Loan Commitments entered into pursuant to any request specified above (and, accordingly, the minimum aggregate principal amount of any Series of Incremental Term Loans) shall be $75,000,000, (ii) the aggregate outstanding principal amount of Incremental Term Loans of all Series, together with the aggregate unutilized Incremental Term Commitments of all Series, shall not exceed $300,000,000 at any time, (iii) the Incremental Term Loan Commitments of any Series shall terminate on the earlier of the Incremental Term Loan Availability Date and the date 30 days after the date of the respective Incremental Term Loan Agreement for such Series and (iv) in no event shall the Incremental Term Loan Agreement for any Series of Incremental Term Loans provide for the final maturity of the Incremental Term Loans of such Series to be earlier than the Tranche B Term Loan Maturity Date, or for the weighted average life to maturity of the Incremental Term Loans of such Series to be less than the weighted average life to maturity of the Tranche B Term Loans as of the date of such Incremental Term Loan Agreement (such determination of average life to be made by the Administrative Agent).

                  Following agreement by the Borrower and one or more of the Lenders as provided above, subject to the terms and conditions set forth herein, each Incremental Term Loan Lender of any Series agrees to make Incremental Term Loans of such Series to the Borrower from time to time during the period from and including the date of the respective Incremental Term Loan Agreement for such Series to and including the earlier of the Incremental Term Loan Availability Date and the date 30 days after the date of such Incremental Term Loan Agreement, in an aggregate principal amount up to but not exceeding the amount of the Incremental Term Loan Commitment of such Series of such Incremental Term Loan Lender.


                  SECTION 2.02. Loans and Borrowings.

                  (a) Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

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                                      -40-

                  (b) Type of Loans. Subject to Section 2.13, each Borrowing shall be constituted entirely of ABR Loan or Eurocurrency Loans may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of the Interest Period for any Eurocurrency Borrowing , such Borrowing shall be in an aggregate amount of U.S.$3,000,000 or a larger multiple of U.S.$100,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount equal to U.S.$3,000,000 or a larger multiple of U.S.$100,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the applicable Class or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(g). Each Swingline Loan shall be in an amount equal to U.S.$500,000 or a larger multiple of U.S.$100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of thirty (30) Eurocurrency Borrowings outstanding.

                  (d) Limitations on Lengths of Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue as a Eurocurrency
Borrowing: (i) any Revolving Borrowing of any Class if the Interest Period requested therefor would end after the Revolving Commitment Termination Date of such Class; (ii) any Term Loan Borrowing if the Interest Period requested therefor would end after the Term Loan Maturity Date for the relevant Class; or
(iii) unless the Borrower shall confirm to the Applicable Agent in connection with such request or election that the Borrower intends to compensate each Lender pursuant to Section 2.15 (to the extent required to do so thereunder), any Term Loan Borrowing if the Interest Period requested therefor would commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Tranche A Term Loans, Tranche B Term Loans or Incremental Term Loans, as the case may be, having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Tranche A Term Loans, Tranche B Term Loans or Incremental Term Loans, respectively, permitted to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date.

                  SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Applicable Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing denominated in U.S. Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing denominated in Australian Dollars, not later than 11:00 a.m., London time, four Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of a Revolving ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(g) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such

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                                      -41-

telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Borrowing Request in a form approved by such Applicable Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) whether the requested Borrowing is to be a U.S. Dollar
               Revolving Borrowing, Australian Dollar Revolving Borrowing, Tranche A Term Loan Borrowing, Tranche B Term Loan Borrowing or Incremental Term Loan Borrowing (including, if applicable, the respective Series of Incremental Term Loans to which such Borrowing relates);;

                  (ii) the aggregate amount of the requested Borrowing;

                  (iii) the date of such Borrowing, which shall be a Business
               Day;

                  (iv) in the case of a Borrowing denominated is in U.S.
               Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

                  (v) in the case of a Eurocurrency Borrowing, the Interest
               Period therefor, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (vi) the location and number of the Borrower's account to
               which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04.  Swingline Loans.

                  (a) Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the U.S. Dollar Revolving Availability Period, in U.S. Dollars in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding U.S.$30,000,000 or (ii) the sum of the total U.S. Dollar Revolving Exposures and the U.S. Dollar Equivalent of the total Australian Dollar Revolving Exposures exceeding the total U.S. Dollar Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (b) Interest Rates. Swingline Loans shall be ABR Loans or FFBR Loans (with an Interest Period of two weeks), as selected by the Borrower, except that the Swingline Lender and the Borrower may agree that the interest rate in respect of a Swingline Loan made by the Swingline Lender, for a period ending on the date that is not earlier than one day and not later

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                                      -42-

than fifteen days after such Swingline Loan is made, be at an alternative rate of interest (and with such applicable margins and prepayment premiums) as may from time to time be offered by the Swingline Lender to the Borrower in its sole discretion; provided that upon any sale pursuant to Section 2.04(d) of participations in any Swingline Loan the interest on which is determined by reference to the Federal Funds Base Rate or any such alternative rate, such Swingline Loans shall automatically be converted into an ABR Loan.

                  (c) Notice of Swingline Loans by the Borrower. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business
Day), amount and Type of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to a deposit account designated by the Borrower (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(g), by remittance to the respective Issuing Lender) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (d) Participations by Lenders in Swingline Loans. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the U.S. Dollar Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which U.S. Dollar Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each U.S. Dollar Revolving Lender, specifying in such notice such U.S. Dollar Revolving Lender's Applicable Percentage of such Swingline Loan or Swingline Loans on the applicable Business Day as provided above. Each U.S. Dollar Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for account of the Swingline Lender, such U.S. Dollar Revolving Lender's Applicable Percentage of such Swingline Loan or Loans. Each U.S. Dollar Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each U.S. Dollar Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such U.S. Dollar Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the U.S. Dollar Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the U.S. Dollar Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline

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                                      -43-

Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

                 (e) Replacement of Swingline Lender. The Borrower may at any time, and from time to time, request that the then-current Swingline Lender be replaced with another Lender hereunder designated by the Borrower and reasonably satisfactory to the Administrative Agent. Any such replacement shall be effected pursuant to a written instrument, in form and substance reasonably satisfactory to the Administrative Agent, under which such new Lender agrees to become the "Swingline Lender" hereunder, and the predecessor Swingline Lender is relieved of all of its obligations hereunder as the "Swingline Lender"; provided that in no event shall any such replacement occur unless the principal of and interest on all of the Swingline Loans of the predecessor Swingline Lender shall have been paid in full.

                  SECTION 2.05. Letters of Credit.

                  (a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request an Issuing Lender to issue, at any time and from time to time during the U.S. Dollar Revolving Availability Period, Committed Letters of Credit for its own account in such form as is acceptable to such Issuing Lender in its reasonable determination. Committed Letters of Credit issued hereunder shall be issued in U.S. Dollars and shall constitute utilization of the U.S. Dollar Revolving Commitments specified by the Borrower at the time it requests such Committed Letter of Credit to be issued hereunder.

                  (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Committed Letter of Credit (or the amendment, renewal or extension of an outstanding Committed Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the respective Issuing Lender) to the respective Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Committed Letter of Credit, or identifying the Committed Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Committed Letter of Credit is to expire (which shall comply with paragraph (e) of this Section) and the amount of such Committed Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Committed Letter of Credit. If requested by the respective Issuing Lender, the Borrower also shall submit a letter of credit application on such Issuing Lender's standard form in connection with any request for a Committed Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Lender relating to any Committed Letter of Credit, the terms and conditions of this Agreement shall control.

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                                      -44-

                  (c) Alternative Currency Letters of Credit.

                  (i) Requests for Offers. From time to time during the U.S.
               Dollar Revolving Availability Period the Borrower may request the Issuing Lenders to make offers to issue a Letter of Credit denominated in an Alternative Currency for account of the Borrower. Each Issuing Lender may, but shall have no obligation to, make such offers on terms and conditions that are satisfactory to such Issuing Lender, and the Borrower may, but shall have no obligation to, accept any such offers. The issuance of each Alternative Currency Letter of Credit shall be subject to the conditions of Section 5.04 and to such other conditions as are agreed upon by the Borrower and the Issuing Lender issuing such Alternative Currency Letter of Credit. Subject to the other provisions of this Section 2.05, each such Alternative Currency Letter of Credit shall be issued, and subsequently, renewed, extended, amended and confirmed, on such terms as the Borrower and such Issuing Lender shall agree, including, without limitation, expiry, drawing conditions, reimbursement, interest, fees and provision of cover. Each Alternative Currency Letter of Credit shall constitute utilization of the U.S. Dollar Revolving Commitments specified by the Borrower at the time it requests such Alternative Currency Letter of Credit to be issued hereunder

                  (ii) Reports to Administrative Agent. Each Issuing Lender
               shall deliver to the Administrative Agent and each other Issuing Lender a report in respect of each Alternative Currency Letter of Credit (each such report, an "Alternative Currency Letter of Credit Report") on and as of the date on which (x) such Alternative Currency Letter of Credit is issued, (y) the issuance, renewal, extension or amendment of a Committed Letter of Credit, if any Alternative Currency Letter of Credit is then outstanding, and (z) the U.S. Dollar Revolving Commitments are to be reduced pursuant to Section 2.08, specifying for each such Alternative Currency Letter of Credit (after giving effect to issuance thereof, as applicable):

                         (A) the date on which such Alternative Currency Letter
                    of Credit was or is being issued;

                         (B) the Alternative Currency of such Alternative
                    Currency Letter of Credit;

                         (C) the aggregate undrawn amount of such Alternative
                    Currency Letter of Credit (in such Alternative Currency);

                         (D) the aggregate unpaid amount of LC Disbursements
                    under such Alternative Currency Letter of Credit (in such Alternative Currency);

                         (E) the U.S. Dollar Equivalent of the Alternative
                    Currency LC Exposure in respect of such Alternative Currency Letter of Credit; and

                         (F) the U.S. Dollar Equivalent of the aggregate amount
                    of Alternative Currency LC Exposures in respect of Alternative Currency Letters of Credit issued by such Issuing Lender.

Each Alternative Currency Letter of Credit Report shall be delivered to the Administrative Agent and the Issuing Lenders by 10:00 a.m. (New York City time) on the date on which it is required

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                                      -45-

to be delivered. The Borrower agrees to promptly provide the Issuing Lenders with such reasonably requested information as may be needed to prepare an Alternative Currency Letter of Credit Report.

                  (d) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of all Issuing Lenders (determined for these purposes without giving effect to the participations therein of the U.S. Dollar Revolving Lenders pursuant to paragraph (f) of this Section) shall not exceed U.S.$40,000,000, (ii) the sum of the total U.S. Dollar Revolving Exposures and the U.S. Dollar Equivalent of the total Australian Dollar Revolving Exposures shall not exceed the total U.S. Dollar Revolving Commitments and (iii) the aggregate LC Exposure of such Issuing Lender (determined for these purposes without giving effect to the participations therein of the Revolving Lenders pursuant to paragraph (f) of this Section) shall not exceed the maximum LC Exposure for such Issuing Lender, if any, specified in the instrument contemplated by clause (k) below.

                  (e) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the U.S. Dollar Revolving Commitment Termination Date.

                  (f) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by any Issuing Lender in respect of the U.S. Dollar Revolving Commitments, and without any further action on the part of such Issuing Lender or the U.S. Dollar Revolving Lenders, such Issuing Lender hereby grants to each U.S. Dollar Revolving Lender, and each such U.S. Dollar Revolving Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such U.S. Dollar Revolving Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each U.S. Dollar Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the U.S. Dollar Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  In consideration and in furtherance of the foregoing, each U.S. Dollar Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the respective Issuing Lender, such Lender's Applicable Percentage of (x) each LC Disbursement made by an Issuing Lender in respect of each Committed Letter of Credit and (y) the U.S. Dollar Equivalent, using the Exchange Rates on the date such payment is required, of each LC Disbursement made by such Issuing Lender in an Alternative Currency, promptly upon the request of such Issuing Lender at any time from the time of such LC Disbursement until such

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                                      -46-

LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Lender the amounts so received by it from the U.S. Dollar Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a U.S. Dollar Revolving Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (g) Reimbursement. If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Lender in respect of such LC Disbursement (i) under a Committed Letter of Credit by paying to the Administrative Agent an amount in U.S. Dollars equal to such LC Disbursement not later than 12:00 noon, New York City time, on (x) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (y) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time (provided that, if such LC Disbursement is not less than U.S.$100,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.03 or 2.04 that such payment be financed with a U.S. Dollar Revolving ABR Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting U.S. Dollar Revolving ABR Borrowing or Swingline Loan) and (ii) under an Alternative Currency Letter of Credit by paying to the London Agent an amount in the relevant Alternative Currency equal to such LC Disbursement not later that 12:00 noon, London time, on (x) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., London time, or (y) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time.

                  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each U.S. Dollar Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof together with, in the case of an LC Disbursement under an Alternative Currency Letter of Credit, the U.S. Dollar Equivalent of the Lender's Applicable Percentage thereof, using the Exchange Rates which would apply were such Lender to pay such amount on the date such notice is delivered to such Lender.

                  (h) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (g) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

                  Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the respective Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the respective Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

                  (i) an Issuing Lender may accept documents that appear on
               their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

                  (ii) an Issuing Lender shall have the right, in its sole
               discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

                  (iii) this sentence shall establish the standard of care to be exercised by an Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

                  (i) Disbursement Procedures. The Issuing Lender for any Letter of Credit shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender and the Lenders with respect to any such LC Disbursement.

                  (j) Interim Interest. If the Issuing Lender for any Letter of Credit shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (g) of this Section, then Section 2.12(d) shall apply; provided further that, in case of any LC Disbursement made under an Alternative Currency Letter of Credit, the amount of interest due with respect thereto shall be payable in U.S. Dollars and shall accrue on the U.S. Dollar Equivalent thereof calculated using the Exchange Rates on the date such LC Disbursement was made. Interest accrued pursuant to this paragraph shall be for account of such Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (g) of this Section to reimburse such Issuing Lender shall be for account of such Lender to the extent of such payment.

                  (k) Addition / Termination of Issuing Lenders. Any Lender may be added as an Issuing Lender (each such Lender, an "Additional Issuing Lender") at any time pursuant to a written agreement among the Borrower, the Administrative Agent and such Additional Issuing Lender and to be in form and substance reasonably satisfactory to such Additional Issuing Lender and the Administrative Agent. The Administrative Agent shall notify the Lenders of each Additional Issuing Lender. From and after the effective date of any such addition, (i) the Additional Issuing Lender shall have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to include such Additional Issuing Lender.

                  In addition, any Issuing Lender, with the consent of the Borrower, may cease being an Issuing Lender (each such Issuing Lender, a "Terminating Issuing Lender") at any time pursuant to a written agreement among the Borrower, the Administrative Agent and such Terminating Issuing Lender and to be in form and substance reasonably satisfactory to such Terminating Issuing Lender, the Administrative Agent and the Borrower. The Administrative Agent shall notify the Lenders of each Terminating Issuing Lender. At the time such termination is effective, the Borrower shall pay all unpaid fees accrued for account of the respective Terminating Issuing Lender. After the termination of a Terminating Issuing Lender, such Terminating Issuing Lender shall remain a party hereto as an Issuing Lender and shall continue to have all the rights and obligations of an Issuing Lender with respect to the Letters of Credit issued by it prior to such termination, but shall not be required to issue additional Letters of Credit.

                  (l) Cash Collateralization. If an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing at least 66-2/3% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to Alternative Currency Letters of Credit or LC Disbursements denominated in Alternative

Currencies shall be deposited in the applicable Alternative Currencies in the actual amounts of such undrawn Alternative Currency Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of
Article VIII. For purposes of this paragraph, Alternative Currency LC Exposure shall be calculated using the Exchange Rates on the date notice demanding cash collateralization is delivered to the Borrower. Such deposit shall be held by the Administrative Agent in the Collateral Account as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the "Secured Obligations" under and as defined in the U.S. Pledge Agreement, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other Property held therein.

                  (m) Existing Letters of Credit. Pursuant to Section 2.05 of the 1999 Credit Agreement, JPMorgan Chase, as an "Issuing Lender" thereunder, has issued various "Letters of Credit" under and as defined in the 1999 Credit Agreement. On the Effective Date, subject to the satisfaction of the conditions to effectiveness of the obligations of the Lenders hereunder set forth in
Article V, each of such "Letters of Credit" under the 1999 Credit Agreement shall automatically, and without any action on the part of any Person, become a Letter of Credit hereunder and constitute a utilization of the U.S. Dollar Revolving Commitments.

                  (n) Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Article VIII, all amounts (i) that the Borrower is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Alternative Currency Letter of Credit (other than amounts in respect of which the Borrower has deposited cash collateral pursuant to paragraph (l) of this Section, if such cash collateral was deposited in the applicable Alternative Currency to the extent so deposited or applied), (ii) that the U.S. Revolving Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to the Issuing Lenders pursuant to paragraph (g) of the Section in respect of unreimbursed LC Disbursements made under any Alternative Currency Letter of Credit and (iii) of each U.S. Revolving Lender's participation in any Alternative Currency Letter of Credit under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the U.S. Dollar Equivalent, calculated using the Exchange Rates on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, the Issuing Lenders or any U.S. Dollar Revolving Lender in respect of the obligations described in this paragraph shall accrue and be payable in U.S. Dollars at the rates otherwise applicable hereunder.

                  SECTION 2.06. Funding of Borrowings.

                  (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time (or, in the case of any Australian Dollar Revolving Loan, 12:00 noon,

London time), to the account of the Applicable Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Applicable Agent will make such Loans available to the Borrower by promptly remitting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that U.S. Dollar Revolving ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(g) shall be remitted by the Administrative Agent to the respective Issuing Lender.

                  (b) Presumption by the Administrative Agent. Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender's share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then the applicable Lender and the Borrower severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or
(ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.07. Interest Elections.

                  (a) Elections for Borrowings. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert any Borrowing made to it to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, the Borrower, in the case of a Eurocurrency Borrowing, may elect the Interest Period for Borrowings made to it, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued. Notwithstanding the foregoing, no Australian Dollar Revolving Loan may be converted to another Type, and the Borrower may not convert its Loans of other Types to Australian Dollar Revolving Loans.

                  (b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Applicable Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Interest Election Request in a form approved by the Applicable Agent and signed by the Borrower.

                  (c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request
               applies (including, if applicable, the respective Series of Incremental Term Loans to which such Interest Election Request relates) and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such
               Interest Election Request, which shall be a Business Day;

                  (iii) if the resulting Borrowing is denominated in U.S.
               Dollars, whether such resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

                  (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Notice by the Applicable Agent to Lenders. Promptly following receipt of an Interest Election Request, the Applicable Agent shall advise each relevant Lender of the details thereof and of each such Lender's portion of each resulting Borrowing.

                  (e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing denominated in U.S. Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing, and if the Borrower fails to deliver a timely Interest Election Request with respect to an Australian Dollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period the Borrower shall be deemed to have requested an Australian Dollar Revolving Borrowing with an Interest Period of one month's duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing denominated in U.S. Dollars and (ii) unless repaid, each Eurocurrency Borrowing denominated in U.S. Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.08. Termination and Reduction of the Commitments.

                  (a) Scheduled Termination. Unless previously terminated, (i) the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the last day of the Term Loan Availability Period, (ii) the Incremental Term Loan Commitments of each Series shall terminate on the Incremental Term Loan Availability Date, (iii) the U.S. Dollar Revolving Commitments shall terminate on the U.S. Dollar Revolving Commitment Termination Date and (iv) the Australian Dollar Revolving Commitments shall terminate on the Australian Dollar Revolving Commitment Termination Date.

                  (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class pursuant to this Section shall be in an amount that is U.S.$3,000,000 or a larger multiple of U.S.$100,000, or the remaining amount of the Commitments of such Class and
(ii) except as provided in Section 2.08(d) (but subject to Section 2.10(c)), the Borrower shall not terminate or reduce the Revolving Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Loans of such Class of in accordance with Section 2.10, the total Revolving Exposures of such Class would exceed the total Revolving Commitments of such Class.

                  (c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments of any Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

                  (d) Effect of Termination or Reduction. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

                  SECTION 2.09. Repayment of Loans; Evidence of Debt.

                  (a) Repayment. The Borrower hereby unconditionally promises to pay the Loans as follows:

                  (i) to the Administrative Agent for account of the U.S. Dollar
               Revolving Lenders the outstanding principal amount of the U.S. Dollar Revolving Loans on the U.S. Dollar Revolving Commitment Termination Date;

                  (ii) to the Administrative Agent for account of the Tranche A
               Term Loan Lenders the outstanding principal amount of the Tranche A Term Loans on each Principal Payment Date set forth below in the aggregate principal amount set forth opposite such Principal Payment Date (subject to adjustment pursuant to the first sentence of paragraph (b) of this Section):

                  Principal Payment Date                      Amount (U.S.$)

                    August 31, 2003                             13,300,000
                    November 30, 2003                           13,300,000
                    February 29, 2004                           13,400,000

                    May 31, 2004                                15,000,000
                    August 31, 2004                             15,000,000
                    November 30, 2004                           15,000,000
                    February 28, 2005                           15,000,000

                    May 31, 2005                                20,000,000
                    August 31, 2005                             20,000,000
                    November 30, 2005                           20,000,000
                    February 28, 2006                           20,000,000

                    May 31, 2006                                25,000,000
                    August 31, 2006                             25,000,000
                    November 30, 2006                           25,000,000
                    February 28, 2007                           25,000,000

                    May 31, 2007                                30,000,000
                    August 31, 2007                             30,000,000
                    November 30, 2007                           30,000,000
                    February 29, 2008                           30,000,000

                  (iii) to the London Agent for account of the Australian Dollar
               Revolving Lenders the outstanding principal amount of the Australian Dollar Revolving Loans on the Australian Dollar Revolving Commitment Termination Date;

                  (iv) to the Administrative Agent for account of the Tranche B
               Term Loan Lenders the outstanding principal amount of the Tranche B Term Loans on each Principal Payment Date set forth below in the aggregate principal amount set forth opposite such Principal Payment Date (subject to adjustment pursuant to the first sentence of paragraph (b) of this Section):

             Principal Payment Date                           Amount (U.S.$)



               August 31, 2003                                    3,300,000
               November 30, 2003                                  3,300,000
               February 29, 2004                                  3,400,000

               May 31, 2004                                      13,750,000
               August 31, 2004                                   13,750,000
               November 30, 2004                                 13,750,000
               February 28, 2005                                 13,750,000

               May 31, 2005                                      20,000,000
               August 31, 2005                                   20,000,000
               November 30, 2005                                 20,000,000
               February 28, 2006                                 20,000,000

               May 31, 2006                                      20,000,000
               August 31, 2006                                   20,000,000
               November 30, 2006                                 20,000,000
               February 28, 2007                                 20,000,000

               May 31, 2007                                      43,750,000
               August 31, 2007                                   43,750,000
               November 30, 2007                                 43,750,000
               February 29, 2008                                 43,750,000

               May 31, 2008                                     133,300,000
               August 31, 2008                                  133,300,000
               November 30, 2008                                133,400,000

                  (v) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earliest of (A) the U.S. Dollar Revolving Commitment Termination Date, (B) the fifteenth day after such Loan is made (but not earlier than one Business Day after such Swingline Loan is made) and (C) in the case of any Swingline FFBR Loan, the earlier of (x) the last day of the Interest Period for such Loan and (y) the last day of each March, June, September and December in each year; provided that (i) if any such day is not a Business Day, then the Borrower shall pay such Swingline Loan on the next preceding Business Day and (ii) on each date that a U.S. Dollar Revolving Borrowing is made, the Borrower shall repay all Swingline ABR Loans then outstanding; and

                  (vi) to the Administrative Agent for the account of each
               Incremental Term Loan Lender of any Series the outstanding principal amount of each Incremental Term Loan of such Lender of such Series on the respective Incremental Term Loan Principal Payments Dates for the Incremental Term Loans of such Series,

                  (b) Adjustment of Amortization Schedule. If the initial aggregate amount of the Term Loan Commitments of any Class exceeds the aggregate principal amount of Term Loans of such Class that are made during the Term Loan Availability Period, then the scheduled repayments of Borrowings of such Class to be made pursuant to clause (a)(ii) and (iv) as applicable above shall be reduced ratably by an aggregate amount equal to such excess. To the extent not previously paid, all Term Loans of each Class shall be due and payable on the Term Loan Maturity Date for such Class.

                  (c) Manner of Payment. Prior to any repayment or prepayment of any Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be paid and shall notify the Applicable Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time (or in the case of any repayment or prepayment of any Australian Dollar Revolving Borrowing, 11:00 a.m., London time), four Business Days before the scheduled date of such payment; provided that, in the case of a payment by the Borrower, unless otherwise specified by the Borrower, each payment of Borrowings by the Borrower of any Class shall be applied to pay any outstanding ABR Borrowings of such Class before any other Borrowings by the Borrower of such Class. If the Borrower fails to make a selection of the Borrowing or Borrowings by the Borrower to be repaid or prepaid within the applicable time period, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of the Borrower of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be paid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

                  (d) Maintenance of Loan Accounts by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (e) Maintenance of Loan Accounts by the Applicable Agent. The Applicable Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Applicable Agent hereunder for account of the Lenders and each Lender's share thereof.

                  (f) Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (d) or (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Applicable Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (g) Promissory Notes. Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.10. Prepayment of Loans.

                  (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing made to it identified by the Borrower in whole or in part, subject to the requirements of this Section; provided that the aggregate principal amount of any prepayment on any date pursuant to this paragraph shall be at least equal to U.S.$1,000,000. Any prepayment of a Tranche A Term Loan Borrowing, Tranche B Term Loan Borrowering or a Incremental Term Loan Borrowing pursuant to this paragraph shall be applied first to reduce the next three scheduled repayments thereof in direct chronological order and second to reduce the remaining scheduled repayments thereof on a pro rata basis.

                  (b) Mandatory Prepayments - All Loans. The Borrower will make prepayments of the Loans hereunder as follows:

                  (i) Casualty Events. Upon the date 270 days following the
               receipt by the Borrower of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Property of the Borrower or any of its Subsidiaries (or upon such earlier date as the Borrower or such Subsidiary, as the case may be, shall have determined not to repair or replace the Property affected by such Casualty Event), the Borrower shall prepay the Loans in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such Property, such prepayment to be effected in each case in the manner and to the extent specified in clause (viii) below; provided that, notwithstanding the foregoing, the Borrower shall not be required to make a prepayment under this clause (i) to the extent that

                         (A) the Borrower advises the Administrative Agent at
                    the time of receipt thereof that it intends to reinvest such Net Available Proceeds into the business of the Borrower and its Subsidiaries,

                         (B) such Net Available Proceeds are held by the
                    Borrower in a segregated investment or other account (or, alternatively, applied to the prepayment of Revolving Loans), to the extent such Net Available Proceeds equal an amount greater than $10,000,000, until so used to make such reinvestment as contemplated above, and

                         (C) such Net Available Proceeds are in fact so applied
                    to such reinvestment within 270 days of receipt thereof (it being understood that, in the event Net Available Proceeds from more than one Casualty Event are held by the Borrower, or have been applied to the prepayment of Revolving Loans, such Net Available Proceeds shall be deemed to be utilized in the same order in which such Dispositions occurred and, accordingly, any such Net Available Proceeds so held or applied to the prepayment of Revolving Loans for more than 270 days shall be forthwith applied to the prepayment of Loans as provided above), it being understood that, if the Borrower does not so advise the Administrative Agent that it intends to use such Net Available Proceeds to make such reinvestment as provided above, or does not in fact apply such Net Available Proceeds to reinvestments within the time periods specified above, the Borrower shall immediately prepay Loans in an amount equal to the amount specified above.

                  (ii) Equity Issuance. Until the repayment in full of all
               Indebtedness incurred under the Bridge Credit Agreement with the proceeds of an issuance of equity securities of the Borrower or, if such repayment is not made with the proceeds of an issuance of equity securities of the Borrower, until such time as the Debt Ratio is less than 4.0 to 1 (after which time the Borrower shall have no obligation to prepay Loans as set forth in this clause
               (ii)), on or prior to the date 90 days after any Equity Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment to be effected in each case in the manner and to the extent specified in clause (viii) below; provided that, notwithstanding the foregoing, the Borrower shall not be required to make a prepayment under this clause (ii) (x) from Net Available Proceeds received from the issuance or sale of capital stock in connection with Stock Based Plans in effect from time to time or (y) to the extent that

                         (A) the Borrower advises the Administrative Agent at
                    the time of the relevant Equity Issuance that it intends to use such Net Available Proceeds to repay Indebtedness under the Bridge Credit Agreement,

                         (B) such Net Available Proceeds are held by the
                    Borrower in a segregated investment or other account (or, alternatively, applied to the prepayment of Revolving Loans), until so used to repay such Indebtedness, and

                         (C) such Net Available Proceeds (or portion thereof
                    necessary to repay such Indebtedness) are in fact so applied to the repayment of such Indebtedness within 180 days of such Equity Issuance (it being understood that, in the event Net Available Proceeds from more than one Equity Issuance are held by the Borrower, or have been applied to the prepayment of Revolving Loans, such Net Available Proceeds shall be deemed to be utilized in the same order in which such Equity Issuances occurred and, accordingly, any such Net Available Proceeds so held or applied to the prepayment of Revolving Loans for more than 180 days shall be forthwith applied to the prepayment of Loans as provided above), it being understood that, if the Borrower does not so advise the Administrative Agent that it intends to use such Net Available Proceeds to repay such Indebtedness as provided above, or does not in fact apply such Net Available Proceeds to the repayment of such Indebtedness within the time periods specified above, the Borrower shall immediately prepay Loans in an amount equal to the amount specified above.

                  (iii) Dispositions. In the event that the Net Available
               Proceeds of any Disposition (herein, the "Current Disposition"), and of all prior Dispositions consummated in the then-current fiscal year of the Borrower as to which a prepayment has not yet been made under this paragraph, shall exceed U.S.$15,000,000 then, no later than 180 days after the occurrence of the Current Disposition, the Borrower will deliver to the Lenders a statement, certified by a Financial Officer of the Borrower , in reasonable detail, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and will prepay Loans in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions, such prepayment to be effected in each case in the manner and to the extent specified in clause (viii) below; provided that, notwithstanding the foregoing, so long as the Current Disposition is not a Disposition of Receivable Assets as part of a Permitted Receivables Securitization, the Borrower shall not be required to make a prepayment under this clause
               (iii) to the extent that

                         (A) the Borrower advises the Administrative Agent at
                    the time of such Disposition that it intends to use such Net Available Proceeds to finance one or more Acquisitions pursuant to Section 7.05(b), or otherwise to reinvest the proceeds thereof into the business of the Borrower and its Subsidiaries,

                         (B) such Net Available Proceeds are held by the
                    Borrower in a segregated investment or other account (or, alternatively, applied to the prepayment of Revolving Loans), to the extent such Net Available Proceeds equal an amount greater than $10,000,000, until so used to finance one or more Acquisitions or to make such reinvestment as contemplated above, and

                         (C) such Net Available Proceeds are in fact so applied
                    to such Acquisition(s) or reinvestment within 270 days of such Disposition (it being understood that, in the event Net Available Proceeds from more than one Disposition are held by the Borrower, or have been applied to the prepayment of Revolving Loans, such Net Available Proceeds shall be deemed to be utilized in the same order in which such Dispositions occurred and, accordingly, any such Net Available Proceeds so held or applied to the prepayment of Revolving Loans for more than 270 days shall be forthwith applied to the prepayment of Loans as provided above), it being understood that, if the Borrower does not so advise the Administrative Agent that it intends to use such Net Available Proceeds to finance one or more Acquisitions or make such reinvestment as provided above, or does not in fact apply such Net Available Proceeds to one or more Acquisitions or reinvestments within the time periods specified above, the Borrower shall immediately prepay Loans in an amount equal to the amount specified above.

                  Notwithstanding the foregoing, to the extent that the amount of the required prepayment on any date is not greater than U.S.$20,000,000, the Borrower shall not be required to make any prepayment of a Eurocurrency Borrowing until the expiration(s) of the then-current Interest Periods.

                  (iv) Senior Debt Incurrence. On or prior to the date 90 days after the date of any Senior Debt Incurrence, the Borrower shall prepay Loans in an aggregate amount equal to the Net Available Proceeds thereof, such prepayment to be effected in each case in the manner and to the extent specified in clause (viii) below; provided that, notwithstanding the foregoing, the Borrower shall not be required to make a prepayment under this clause (iv) with respect to the Net Available Proceeds of Senior Debt Incurrences after the date hereof to the extent that

                         (A) the Borrower advises the Administrative Agent at
                    the time of the relevant Senior Debt Incurrence that it intends to use such Net Available Proceeds, in compliance with Section 7.01(c)(ii)(A), to finance one or more Acquisitions pursuant to Section 7.05(b), to prepay a Designated Revolving Borrowing in respect of which the related Acquisition has been consummated as of the time of the relevant Senior Debt Incurrence, to repay Senior Unsecured Indebtedness, or a combination of such Acquisitions and payments,

                         (B) such Net Available Proceeds are held by the
                    Borrower in a segregated investment or other account (or, alternatively, applied to the prepayment of a Designated Revolving Borrowing or other Revolving Loans), until so used to finance one or more Acquisitions, or to repay such Senior Unsecured Indebtedness, as contemplated above, and

                         (C) such Net Available Proceeds are in fact so applied
                    to such Acquisition(s), or to the repayment of such Senior Unsecured Indebtedness, within 180 days of such Senior Debt Incurrence (it being understood that, in the event Net Available Proceeds from more than one Senior Debt Incurrence are held by the Borrower, or have been applied to the prepayment of Revolving Loans, such Net Available Proceeds shall be deemed to be utilized in the same order in which such Senior Debt Incurrences occurred and, accordingly, any such Net Available Proceeds so held or applied to the prepayment of Revolving Loans (other than any Designated Revolving Borrowing) for more than 180 days shall be forthwith applied to the prepayment of Loans as provided above), it being understood that, if the Borrower does not so advise the Administrative Agent that it intends to use such Net Available Proceeds to finance one or more Acquisitions, to prepay a Designated Revolving Borrowing or to repay such Senior Unsecured Indebtedness, or does not in fact apply such Net Available Proceeds to one or more Acquisitions, to the prepayment of a Designated Revolving Borrowing or to the repayment of such Senior Unsecured Indebtedness within the time periods specified above, the Borrower shall immediately prepay Loans in an amount equal to the amount specified above.

                  (v) Subordinated Debt Incurrence. On or prior to the date 90 days after the date of any Subordinated Debt Incurrence, the Borrower shall prepay Loans in an aggregate amount equal to the portion of the Net Available Proceeds thereof that exceeds (in the aggregate for all Subordinated Debt Incurrences after the date hereof) U.S.$100,000,000, such prepayment to be effected in each case in the manner and to the extent specified in clause (viii) below; provided that, notwithstanding the foregoing, the Borrower shall not be required to make a prepayment under this clause (v) to the extent that

                         (A) the Borrower advises the Administrative Agent at
                    the time of the relevant Subordinated Debt Incurrence that it intends to use such Net Available Proceeds to finance one or more Acquisitions pursuant to Section 7.05(b), to prepay a Designated Revolving Borrowing in respect of which the related Acquisition has been consummated as of the time of the relevant Subordinated Debt Incurrence, to repay or prepay Subordinated Indebtedness or Senior Unsecured Indebtedness, or a combination of such Acquisitions and payments,

                         (B) such Net Available Proceeds are held by the
                    Borrower in a segregated investment or other account (or, alternatively, applied to the prepayment of a Designated Revolving Borrowing or other Revolving Loans), until so used to finance one or more Acquisitions or pay such Indebtedness, as contemplated above, and

                         (C) such Net Available Proceeds are in fact so applied
                    to such Acquisition(s) or to the payment of such Indebtedness within 180 days of such Debt Incurrence (it being understood that, in the event Net Available Proceeds from more than one Subordinated Debt Incurrence are held by the Borrower, or have been applied to the prepayment of Revolving Loans, such Net Available Proceeds shall be deemed to be utilized in the same order in which such Subordinated Debt Incurrences occurred and, accordingly, any such Net Available Proceeds so held or applied to the prepayment of Revolving Loans (other than any Designated Revolving Borrowing) for more than 180 days shall be forthwith applied to the prepayment of Loans as provided above), it being understood that, if the Borrower does not so advise the Administrative Agent that it intends to use such Net Available Proceeds to finance one or more Acquisitions or pay such Indebtedness, or does not in fact apply such Net Available Proceeds to one or more Acquisitions or pay such Indebtedness within the time periods specified above, the Borrower shall immediately prepay Loans in an amount equal to the amount specified above.

                  (vi) Foreign Subsidiary Debt Incurrence. On or prior to the date 90 days after the date of any Foreign Subsidiary Debt Incurrence, the Borrower shall prepay Loans in an aggregate amount equal to the Net Available Proceeds thereof unless such Net Available Proceeds are applied or maintained for working capital or other general corporate purposes of the applicable Foreign Subsidiary, such prepayment to be effected in each case in the manner and to the extent specified in clause (viii) below.

                  (vii) Excess Cash Flow. Not later than the date 100 days after the end of each fiscal year of the Borrower ending on or after February 28, 2004 (unless as of the last day of such fiscal period (x) all Indebtedness incurred under the Bridge Credit Agreement has been repaid in full with the proceeds of an issuance of equity securities of the Borrower or (y) if such repayment is not made with the proceeds of an issuance of equity securities of the Borrower, the Debt Ratio is less than 4 to 1, in the case of either, this clause (vii) shall not apply for such fiscal year or for any fiscal year thereafter), the Borrower shall prepay the Loans in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year, such prepayment to be effected in each case in the manner and to the extent specified in clause (viii) below.

                  (viii) Application. Prepayments by the Borrower pursuant to this paragraph (b) shall be applied as follows:

                                    first, such prepayment shall be applied to
                           any then outstanding Term Loans, ratably in accordance with the then-outstanding aggregate principal amounts thereof; and

                                    second, after the payment in full of any
                           then outstanding Term Loans, such prepayment shall be applied to any then outstanding Revolving Loans (without reduction of Revolving Commitments), ratably in accordance with the then-outstanding aggregate principal amounts thereof.

               Notwithstanding anything in this clause (viii) to the contrary, if at any time Tranche A Terms Loans are outstanding, any Tranche B Term Loan Lender shall have the option to forego any such prepayment of a Tranche B Term Loan held by it in its sole discretion, and in any such case, the amount that would otherwise be applied to prepay such Tranche B Term Loan will be applied pro rata to the outstanding Tranche B Term Loans of the Tranche B Term Loan Lenders who have not foregone the related prepayment, and any amount remaining after prepayment in full of the Tranche B Term Loans of any Tranche B Term Loan Lenders who have not foregone such prepayment will be applied pro rata to the outstanding Tranche A Term Loans.

                   Each such prepayment of the Term Loans of any Class pursuant to this clause (b)(viii) shall be applied to the remaining installments thereof on a pro rata basis.

                  (c) Mandatory Prepayments - U.S. Dollar Revolving Loans. The Borrower will prepay the U.S. Dollar Revolving Loans hereunder if requested by the Required U.S. Dollar Revolving Lenders (through the Administrative Agent) if the Administrative Agent or such Lenders determine on any date that the total U.S. Dollar Revolving Exposure, after giving effect to any Borrowing on any date of U.S. Dollar Revolving Loans or issuance, renewal or extension of any Letter of Credit hereunder, plus the total Australian Dollar Revolving Exposure, after giving effect to any Borrowing on any date of Australian Dollar Revolving Loans hereunder, exceeds the aggregate outstanding principal amount of the U.S. Dollar Revolving Commitments on such date, in an aggregate principal amount equal to such excess.

                  (d) Notices, Etc. The Borrower shall notify the Applicable Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment (or in the case of prepayment of a Eurocurrency Borrowing denominated in

Australian Dollars, not later than 11:00 a.m., London time, four Business Days before the date of prepayment), (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08(c). Promptly following receipt of any such notice relating to a Borrowing, the Applicable Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be made in the manner specified in Section 2.09(c).

                  SECTION 2.11. Fees.

                  (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for account of each U.S. Dollar Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the daily amount of the unused U.S. Dollar Revolving Commitments of such U.S. Dollar Revolving Lender during the period from and including the Effective Date to but excluding the earlier of the date such U.S. Dollar Revolving Commitment terminates and the applicable U.S. Dollar Revolving Commitment Termination Date. The Borrower agrees to pay to the Administrative Agent for account of each Australian Dollar Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the daily amount of the unused Australian Dollar Revolving Commitments of such Australian Dollar Revolving Lender during the period from and including the date hereof to but excluding the earlier of the date such Australian Dollar Revolving Commitment terminates and the applicable Australian Dollar Revolving Commitment Termination Date. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the Revolving Commitments of the applicable Class terminate and the applicable Revolving Commitment Termination Date of such Class, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each U.S. Dollar Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Eurocurrency U.S. Dollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's U.S. Dollar Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and
(ii) to each Issuing Lender, a fronting fee, which shall accrue at the rate set forth in the instrument of such Issuing Lender contemplated by Section 2.05(k) on the average daily amount of the LC Exposure of such Issuing Lender (excluding any portion thereof attributable to unreimbursed LC Disbursements and determined for these purposes without giving effect to the participations therein of the U.S. Dollar Revolving Lenders pursuant to paragraph (f) of Section 2.05) during the period from and including the Effective Date to but excluding the later of the date of termination of the U.S. Dollar Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the U.S. Dollar Revolving Commitments terminate and any such fees accruing after the date on which the U.S. Dollar Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For the purposes of calculating the average daily balance of the LC Exposure for any period under this Section 2.11(b), the average daily amount of the Alternative Currency LC Exposure for such period shall be calculated by multiplying (x) the average daily balance of each Alternative Currency Letter of Credit (expressed in the Alternate Currency of such Alternative Currency Letter of Credit) by (y) the Exchange Rate for each such Alternative Currency in effect on the last Business Day of such period or by such other reasonable method that the Administrative Agent deems appropriate.

                  (c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in U.S. Dollars and in immediately available funds, to the Administrative Agent (or to the respective Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.12. Interest.

                  (a) ABR Loans. The Loans constituting each ABR Borrowing (other than in respect of Swingline Loans, as to which paragraph (c) below shall apply) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

                  (b) Eurocurrency Loans. The Loans constituting each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Rate.

                  (c) Swingline ABR and FFBR Borrowings. Each ABR Borrowing constituting a Swingline Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate. Each Swingline Borrowing the interest on which is determined by reference to the Federal Funds Base Rate for any Interest Period therefor shall bear interest at a rate per annum, for each day during such Interest Period, equal to the Federal Funds Base Rate for such period plus the Applicable Rate plus 0.50%. Each Swingline Borrowing the interest on which is determined at an alternate rate of interest as contemplated in Section 2.04(b), shall bear interest at the respective alternate rate of interest so agreed for the period so contemplated by Section 2.04(b).

                  (d) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to
(i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (e) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans of any Class, upon termination of the Revolving Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving ABR Loan prior to the U.S. Dollar Revolving Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

                  (f) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of the Interest Period for a Eurocurrency Borrowing (the Loan Currency of such Borrowing herein called the "Affected Currency"):

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Affected Currency, as applicable, for such Interest Period; or

                  (b) if such Borrowing is of a particular Class of Loans, the Administrative Agent is advised by the Required Lenders of such Class that the Adjusted LIBO Rate or the LIBO Rate for such Affected Currency, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing denominated in the Affected Currency shall be ineffective, and, if the Affected Currency is U.S. Dollars, such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing, (ii) if the Affected Currency is U.S. Dollars and any Borrowing Request requests a Eurocurrency Borrowing denominated in U.S. Dollars, such Borrowing shall be made as an ABR Borrowing and (iii) if the Affected Currency is Australian Dollars, any Borrowing Request that requests a Eurocurrency Borrowing denominated in the Australian Dollars shall be ineffective.

                  SECTION 2.14. Increased Costs.

                  (a) Increased Costs Generally. If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Lender; or

                  (ii) impose on any Lender or any Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Lender's capital or on the capital of such Lender's or such Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing

Lender or such Lender's or such Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Lender's policies and the policies of such Lender's or such Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender's or such Issuing Lender's holding company for any such reduction suffered.

                  (c) Certificates from Lenders. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error (such certificate, in the case of any amount payable as specified in paragraph (a) of this Section, shall set forth in reasonable detail the calculation of such amount). The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

                  (d) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan, Australian Dollar Revolving Loan or Swingline FFBR Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of an Interest Period therefor,
(c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(d) and is revoked in accordance herewith), (c) the Borrowing of any Term Loan the Interest Period for which commences before and ends after any Principal Payment Date (unless, after giving effect thereto, the aggregate principal amount of the Tranche A Term Loans, Tranche B Term Loans or Incremental Term Loans, as the case may be, having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Tranche A Term Loans, Tranche B Term Loans or Incremental Term Loans, respectively, permitted to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date), or (e) the assignment of any Eurocurrency Loan other than on the last day of an Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (including such loss, cost and expense as calculated below but otherwise excluding any lost profit):

                  (a) in the case of a Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, Borrowing, failure or assignment to the last day of then current Interest Period for such Loan (or (x) in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation and (y) in the case of a Borrowing of any Term Loan, the period from the date of such Borrowing to the applicable Principal Payment
Date) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period (or, in the case of any Borrowing of Term Loans, such other period), over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits in U.S. Dollars from other banks in the eurocurrency market at the commencement of such period; and

                  (b) in the case of a Swingline FFBR Loan, the loss to the Swingline Lender attributable to any such event shall be deemed to include an amount determined by the Swingline Lender to be equal to the excess, if any, of
(i) the Federal Funds Base Rate for the period commencing on the date of such payment to but not including the last day of the Interest Period for such Swingline FFBR Loan, over (ii) the Federal Funds Base Rate for such Interest Period.

                  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error (such certificate to include in reasonable detail the calculation of such amount or amounts). The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

                  SECTION 2.16. Taxes.

                  (a) Payments Free of Covered Taxes. Any and all payments by or on account of any obligation of the Borrower or Subsidiary Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or such Subsidiary Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Subsidiary Guarantor shall make such deductions and (iii) the Borrower or such Subsidiary Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Indemnification by the Borrowers. The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error (such certificate to include in reasonable detail the calculation of such amount).

                  (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any Subsidiary Guarantor to a Governmental Authority, the Borrower or such Subsidiary Guarantor, as the case may be, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  (f) Refund. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Tax or Other Tax as to which it has been indemnified by the Borrower or any Subsidiary Guarantor under this Section 2.16, it shall pay over such refund to the Borrower or such Subsidiary Guarantor (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or such Subsidiary Guarantor under this Section 2.16 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower or such Subsidiary Guarantor, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower or such Subsidiary Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower, any Subsidiary Guarantor or any other Person.

                  SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

                  (a) Payments by the Obligors. Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time (or, in the case of any payment of any Australian Dollar Revolving Loan, London time), on the date when due, in immediately available funds, without set-off or counterclaim; provided that if a new Loan is to be made by any Lender on a date the Borrower is to repay any principal of an outstanding Loan of such Lender, such Lender shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Lender to the Administrative Agent as provided in Section 2.06 or paid by the Borrower to the Administrative Agent pursuant to this paragraph, as the case may be. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at an office specified by it, except as otherwise expressly provided in the relevant Loan Document, and except payments to be made directly to an Issuing Lender or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document shall be made in U.S. Dollars (except for payments in respect of Loans denominated in Australian Dollars, which are payable in Australian Dollars).

                  (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of a particular Class shall be made from the relevant Lenders, each payment of commitment fee under Section 2.11 shall be made for account of the relevant Revolving Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section
2.08 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Borrowing of any Class shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of U.S. Dollar Revolving Loans, Australian Dollar Revolving Loans, Tranche A Term Loans, Tranche B Term Loans and Incremental Term Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (iv) each payment of interest on U.S. Dollar Revolving Loans, Australian Dollar Revolving Loans, Tranche A Term Loans, Tranche B Term Loans and Incremental Term Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                  (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

                  (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or an Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

                  (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to
Section 2.04(d), 2.05(f) or (g), 2.06(b) or 2.17(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.18. Mitigation Obligations; Replacement of Lenders.

                  (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) Replacement of Lenders. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a U.S. Dollar Revolving Commitment is being assigned, each Issuing Lender and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the relevant Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                                    GUARANTEE

                  SECTION 3.01. The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under this Agreement and by any Obligor under any of the other Loan Documents, and all obligations of the Borrower or any of its Subsidiaries to any Lender (or any Affiliate of any Lender) in respect of any Hedging Agreement, in each case strictly in accordance with the terms hereof and thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  SECTION 3.02. Obligations Unconditional. The obligations of the Subsidary Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. In full recognition and in furtherance of the foregoing, each Subsidiary Guarantor agrees that:

                  (a) Without affecting the enforceability or effectiveness of
Section 3.01 in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of such Subsidiary Guarantor, or the rights, remedies, powers and privileges of the Administrative Agent and the Lenders under this Agreement or any other agreement or instrument referred to herein or therein, the Administrative Agent and the Lenders may, at any time and from time to time and without notice or demand of any kind or nature whatsoever:

                  (i) amend, supplement, modify, extend, renew, waive,
               accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Guaranteed Obligations (including any increase or decrease in the rate or rates of interest on all or any part of the Guaranteed Obligations);

                  (ii) amend, supplement, modify, extend, renew, waive or
               otherwise change, or enter into or give, any Loan Document or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Guaranteed Obligations, any Loan Document or any such other instrument or any term or provision of the foregoing (it being understood that this clause (ii) shall not be deemed to constitute a consent by any Subsidiary Guarantor to any such amendment with respect to any Loan Document to which it is a party);

                  (iii) accept or enter into new or additional agreements,
               security documents, guarantees (including letters of credit) or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Guaranteed Obligations or any collateral now or in the future serving as security for the Guaranteed Obligations;

                  (iv) accept or receive (including from any other Subsidiary
               Guarantor) partial payments or performance on the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);

                  (v) accept, receive and hold any additional collateral for all or any part of the Guaranteed Obligations (including from any other Subsidiary Guarantor);

                  (vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including letters of credit or the obligations of any other Subsidiary Guarantor) for or relative to all or any part of the Guaranteed Obligations;

                  (vii) apply any collateral or the proceeds of any collateral or guarantee (including any letter of credit or the obligations of any other Subsidiary Guarantor) to all or any part of the Guaranteed Obligations in such manner and extent as the Administrative Agent or any Lender may in its discretion determine;

                  (viii) release any Person (including any other guarantor) from any personal liability with respect to all or any part of the Guaranteed Obligations;

                  (ix) settle, compromise, release, liquidate or enforce upon such terms and in such manner as the Administrative Agent or the Lenders may determine or as applicable law may dictate all or any part of the Guaranteed Obligations or any collateral on or guarantee (including any letter of credit issued with respect to) of all or any part of the Guaranteed Obligations;

                  (x) consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Borrower or any other Person (including any other Subsidiary Guarantor);

                  (xi) proceed against the Borrower, such or any other
               Subsidiary Guarantor or any other guarantor of (including any issuer of any letter of credit issued with respect to) all or any part of the Guaranteed Obligations or any collateral provided by any Person and exercise the right, remedies, powers and privileges of the Administrative Agent and the Lenders under this Agreement or any other agreement or instrument referred to herein or therein, or otherwise in such order and such manner as the Administrative Agent or any Lender may, in its discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce Section 3.01 as to any Subsidiary Guarantor;

                  (xii) foreclose upon any deed of trust, mortgage or other
               instrument creating or granting liens on any interest in real Property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such liens or exercise any right of set-off;

                  (xiii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Guaranteed Obligations and apply the proceeds of such receivership as the Administrative Agent or any Lender may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make the Administrative Agent or any Lender a party in possession in contemplation of law, except at its option);

                  (xiv) enter into such other transactions or business dealings with any other Subsidiary Guarantor, the Borrower, any Subsidiary or Affiliate of the Borrower or any other guarantor of all or any part of the Guaranteed Obligations as the Administrative Agent or any Lender may desire; and

                  (xv) do all or any combination of the actions set forth in this Section.

                  (b) The enforceability and effectiveness of this Article and the liability of the Subsidiary Guarantors, and the rights remedies, powers and privileges of the Administrative Agent and the Lenders, under this Agreement or any other agreement or instrument referred to herein or therein, shall not be affected, limited, reduced, discharged or terminated, and each Subsidiary Guarantor hereby expressly waives any defense now or in the future arising, by reason of:

                  (i) the illegality, invalidity, irregularity, authenticity, or unenforceability of all or any part of the Guaranteed Obligations, this Agreement or any other agreement or instrument referred to herein or therein, or any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations;

                  (ii) any disability or other defense of the Borrower or any other Subsidiary Guarantor with respect to all or any part of the Guaranteed Obligations or any other guarantor of all or any part of the Guaranteed Obligations (including any issuer of any letters of credit), including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor;

                  (iii) the illegality, invalidity, irregularity, authenticity or unenforceability of any security or guarantee (including any letter of credit) for all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for all or any part of the Guaranteed Obligations;

                  (iv) the cessation, for any cause whatsoever, of the liability of the Borrower or any other Subsidiary Guarantor (other than subject to Section 3.05, by reason of the full payment and performance of all Guaranteed Obligations);

                  (v) any failure of the Administrative Agent or any Lender to marshal assets in favor of the Borrower or any other Person (including any other guarantor), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any other Subsidiary Guarantor, the Borrower, any other guarantor, all or any part of the Guaranteed Obligations (including any Issuing Lender in respect of Letters of Credit) or any other Person or to take any action whatsoever to mitigate or reduce such or any other Subsidiary Guarantor's liability under this Article, neither the Administrative Agent nor any Lender being under any obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Borrower may be in default of its obligations under this Agreement or any other agreement or instrument referred to herein or therein;

                  (vi) any failure of the Administrative Agent or any Lender to give notice after any Default of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real Property serving as collateral for all or any part of the Guaranteed Obligations) for all or any part of the Guaranteed Obligations to the Borrower, any Subsidiary Guarantor or any other Person or any defect in, or any failure by any Subsidiary Guarantor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;

                  (vii) any failure of the Administrative Agent or any Lender to comply with applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Guaranteed Obligations, including any failure to conduct a commercially reasonable sale or other disposition of any collateral for all or any part of the Guaranteed Obligations;

                  (viii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real Property or other collateral serving as security for all or any part of the Guaranteed Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of any

               Subsidiary Guarantor or may preclude any Subsidiary Guarantor from obtaining reimbursement, contribution, indemnification or other recovery from any other Subsidiary Guarantor, the Borrower any other guarantor or any other Person and even though the Borrower may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

                  (ix) any benefits the Borrower, any Subsidiary Guarantor or any other guarantor may otherwise derive from Sections 580(a), 580(b), 580(d) or 726 of the California Code of Civil Procedure or any comparable provisions of the laws of any other jurisdiction;

                  (x) any act or omission of the Administrative Agent, any
               Lender or any other person that directly or indirectly results in or aids the discharge or release of the Borrower or any other Subsidiary Guarantor, of all or any part of the Guaranteed Obligations or any security or guarantee (including any letter of credit) for all or any part of the Guaranteed Obligations by operation of law or otherwise;

                  (xi) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's principal obligation;

                  (xii) the possibility that the obligations of the Borrower to the Administrative Agent and the Lenders may at any time and from time to time exceed the aggregate liability of the Subsidiary Guarantors under this Article;

                  (xiii) any counterclaim, set-off or other claim which the
               Borrower or any other Subsidiary Guarantor has or alleges to have with respect to all or any part of the Guaranteed Obligations;

                  (xiv) any failure of the Administrative Agent or any Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

                  (xv) the election by the Administrative Agent or any Lender, in a bankruptcy proceeding of any Person, of the application or nonapplication of Section 1111(b)(2) of the United States Bankruptcy Code;

                  (xvi) any extension of credit or the grant of any lien under
               Section 364 of the United States Bankruptcy Code;

                  (xvii) any use of cash collateral under Section 363 of the
               United States Bankruptcy Code;

                  (xviii) any agreement or stipulation with respect to the
               provision of adequate protection in any bankruptcy proceeding of any Person;

                  (xix) the avoidance of any lien in favor of the Administrative
               Agent or any Lender for any reason;

                  (xx) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

                  (xxi) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, including by reason of Sections 2809, 2810, 2819, 2839, 2845, 2850, 2899, 3275 and 3433 of the California Civil
               Code, and any future judicial decisions or legislation or of any comparable provisions of the laws of any other jurisdiction; or

                  (xxiii) diligence, presentment, demand of payment, protest and all notices whatsoever.

                  (c) Each Subsidiary Guarantor represents and warrants to the Administrative Agent that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Borrower and its properties on a continuing basis and that such Subsidiary Guarantor is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Borrower and its properties. Each Subsidiary Guarantor further represents and warrants that it has reviewed and approved this Agreement and the related Loan Documents and is fully familiar with the transactions contemplated by such Loan Documents and that it will in the future remain fully familiar with such transaction and with any new Loan Documents and the transaction contemplated by such Loan Documents. Each Subsidiary Guarantor hereby expressly waives and relinquishes any duty on the part of the Administrative Agent or the Lenders (should any such duty exist) to disclose to such or any other Subsidiary Guarantor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Borrower or its properties or to any Loan Documents or the transactions undertaken pursuant to, or contemplated by, such Loan Documents, whether now or in the future known by the Administrative Agent or any Lender.

                  SECTION 3.03. Reinstatement. The obligations of the Subsidiary Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  SECTION 3.04. Subrogation. Each Subsidiary Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including any such right arising under the Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Article until such time as the obligations under this Agreement have been indefeasibly paid and satisfied in full and the Commitments have terminated. Each Subsidiary Guarantor understands that, by reason of the foregoing provisions of this Section, the exercise by the Administrative Agent or any Lender of the rights, remedies, powers and privileges that it has under this Article and under the other Loan Documents will result in nonreimbursable liabilities under this Agreement. Nevertheless, each Subsidiary Guarantor hereby authorizes and empowers the Administrative Agent and the Lenders to exercise, in its or their sole discretion, any combination of such rights, remedies, powers and privileges as they, in their sole discretion, shall deem appropriate.

                  SECTION 3.05. Remedies. Each Subsidiary Guarantor jointly and severally agrees that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

                  SECTION 3.06. Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                  SECTION 3.07. Continuing Guarantee. The guarantee in this
Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  SECTION 3.08. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                  For purposes of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations,
(ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

                  SECTION 3.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally (including "financial assistance" rules under the laws of England, including Sections 151 to and including 158 of the Companies Act), if the obligations of any Subsidiary Guarantor under Section
3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under
Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding (or, in the case of Canandaigua Limited, be limited so as not to guarantee the portion of the Loans that are not permitted to be guaranteed under such "financial assistance" rules).


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Lenders that (subject to Section 10.15):

                  SECTION 4.01. Organization; Powers. Each of the Borrower and its Subsidiaries (excluding Inactive Subsidiaries) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 4.02. Authorization; Enforceability. The Transactions are within each Obligor's corporate powers and (other than with respect to Borrowings of Incremental Term Loans until such date as any such Borrowings are made) have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 4.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents and (iii) in the case of the Target Acquisition, as specified in
Section 1.4(c)(i) of Schedule 1 of the Implementation Deed, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries. The Borrower is not, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in the second paragraph of
Section 7.09 (and not permitted by clauses (i) through (iii) of said paragraph).

                  SECTION 4.04. Financial Condition; No Material Adverse Change.

                  (a) Financial Condition. The Borrower has heretofore furnished to the Lenders the following:

                    (i) its consolidated balance sheet and statements of income, stockholders' equity and cash flows (x) as of and for the fiscal year ended February 28, 2002, reported on by Arthur Andersen LLP, independent public accountants, and (y) as of and for the fiscal quarter and the portion of the fiscal year ended November 30, 2002, certified by a financial officer of the Borrower; and

                    (ii) the consolidated balance sheet and income statement of the Target as of and for the sixth-month period ended June 30, 2002.

Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods, with respect to statements in clause (i) above only, in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in subclause (y) of clause (a)(i) and in clause (a)(ii) above.

                  (b) No Material Adverse Change. Since February 28, 2002, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries (and including the Target and its Subsidiaries prior to the date that the Target becomes a Subsidiary of the Borrower), taken as a whole.

                  SECTION 4.05.  Properties.

                  (a) Property Generally. Each of the Borrower and its Subsidiaries (excluding Inactive Subsidiaries) has good title to, or valid leasehold interests in, all its real and personal Properties material to its business, subject only to Liens permitted by Section 7.02 and except for minor defects in title or leasehold interests that do not interfere with its ability to conduct its business as currently conducted or to utilize such Properties for their intended purposes or where failure to have such title or interest could not reasonably be expected to have a Material Adverse Effect.

                  (b) Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any failure to own or license any such trademarks, tradenames, copyrights, patents and other intellectual property, or any such infringements, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.06. Litigation.

                  (a) Actions, Suits and Proceedings. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions (other than the review of the Target Acquisition by the Supreme Court of South Australia and customary proceedings arising in the ordinary course of business and from or otherwise relating to the Target Acquisition).

                  (b) Disclosed Matters. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 4.07. Environmental Matters. Except as described in the Disclosed Matters, each of the Borrower and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization could not reasonably be expected to have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Borrower and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except as described in Disclosed Matters and except to the extent failure to comply therewith could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

                  In addition, except as described in Disclosed Matters:

                  (a) No Pending Environmental Matters. No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Borrower or any of its Subsidiaries, in each case in circumstances which could reasonably be expected to have a Material Adverse Effect.

                  (b) No Permits Required; Certain Specific Representations. Neither the Borrower nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state, local or foreign statute; and

                    (i) no polychlorinated biphenyls (PCB's) are or have been
               present at any site or facility now or, during the Borrower's period or ownership, operation or lease, previously owned, operated or leased by the Borrower or any of its Subsidiaries;

                    (ii) no asbestos or asbestos-containing materials is or has been present at any site or facility now or, during the Borrower's period of ownership, operation or lease, previously owned, operated or leased by the Borrower or any of its Subsidiaries;

                    (iii) there are no underground storage tanks or surface
               impoundments for Hazardous Materials, active or abandoned, at any site or facility now or, during the Borrower's period of ownership, operation or lease, previously owned, operated or leased by the Borrower or any of its Subsidiaries;

                    (iv) except as otherwise authorized by Environmental Laws
               and/or environmental, health and safety permits and licenses, no Hazardous Materials have been Released at, on or under any site or facility now or, during the Borrower's period of ownership, operation or lease, previously owned, operated or leased by the Borrower or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

                    (v) no Hazardous Materials have been otherwise Released at, on or under any site or facility now or, during the Borrower's period of ownership, operation or lease, previously owned, operated or leased by the Borrower or any of its Subsidiaries;

that, in the case of any of clauses (i) through (v) above, could reasonably be expected to have a Material Adverse Effect.

                  (c) No Hazardous Material Transported to NPL Sites. Neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. ss. 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Borrower or any of its Subsidiaries, except to the extent any such listing, enforcement action or other investigation could not reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect.

                  (d) No Notifications or Listings. No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no site or facility now or, to the Borrower's knowledge, previously owned, operated or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up that in any such case could reasonably be expected to result in remediation costs and fines that in the aggregate could reasonably be expected to have a Material Adverse Effect.

                  (e) No Liens or Restrictions. No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Borrower or any of its Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real Property on which such site or facility is located, except to the extent any such event or action could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

                  (f) Full Disclosure. All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Borrower or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries and that could reasonably be expected to have a Material Adverse Effect have been made available to the Lenders.

                  SECTION 4.08. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its Property and all indentures, agreements and other instruments binding upon it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. On the date hereof, no Default has occurred and is continuing.

                  SECTION 4.09. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 4.10. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to have in a Material Adverse Effect.

                  SECTION 4.11. ERISA. The Borrower and its ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions, pay annual PBGC premiums or pay out benefits in the ordinary course of business).

                  SECTION 4.12. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect (for the purposes of this Section 4.12, the definition of "Material Adverse Effect" shall include the Target and its Subsidiaries as Subsidiaries of the Borrower). None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or the Transactions or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and does not omit information that would render such projections misleading in any material respect.

                  SECTION 4.13. Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

                  SECTION 4.14. Material Agreements and Liens.

                  (a) Material Agreements. Part A of Schedule I is a complete and correct list of each credit agreement (other than this Agreement), loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding as of January 16, 2003 the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) U.S.$10,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of Schedule I.

                  (b) Liens. Part B of Schedule I is a complete and correct list of each Lien securing Indebtedness of any Person outstanding as of January 16, 2003 the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) U.S.$5,000,000 and covering any Property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of Schedule I.

                  SECTION 4.15. Capitalization. Except for conversion rights associated with the Borrower's Class B common stock, purchase rights and options associated with Stock Based Plans and as disclosed in Schedule IV, as of January 16, 2003 there are no outstanding Equity Rights with respect to the Borrower. As of January 16, 2003, except Stock Based Plans, there are no outstanding obligations of the Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower nor are there any outstanding obligations of the Borrower or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or any Subsidiary. The Borrower has heretofore delivered to the Administrative Agent a complete and correct copy of each Stock Based Plans specified on Schedule IV (as in effect as of January 16, 2003).

                  SECTION 4.16. Subsidiaries and Investments.

                  (a) Subsidiaries. Set forth in Part A of Schedule III (subject to the footnotes therein) is a complete and correct list of all of the Subsidiaries of the Borrower as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule III, (x) each of the Borrower and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and (except with respect to Joint Venture Entities) has the unencumbered right to vote, all outstanding ownership interests in each

Person shown to be held by it in Part A of Schedule III, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person (other than Joint Venture Entities).

                  (b) Investments. Set forth in Part B of Schedule III is a complete and correct list of all Investments (other than Investments disclosed in Part A of Schedule III and other than Investments of the types referred to in clauses (b), (c), (e) and (f) of Section 7.06) held by the Borrower or any of its Subsidiaries in any Person as of January 16, 2003 and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule III, as of January 16, 2003 each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

                  (c) Restrictions on Subsidiaries. None of the Subsidiaries of the Borrower is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in the first paragraph of
Section 7.09 (and not permitted by clauses (i) through (iv) of said paragraph).

                  SECTION 4.17. Solvency. The Borrower and the Subsidiary Guarantors, taken as a whole, are, and immediately after the making of each Borrowing and issuance, renewal and extension of each Letter of Credit will be, Solvent.


                                    ARTICLE V

                                   CONDITIONS

                  SECTION 5.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective until the date requested by the Borrower pursuant to paragraph (b) below, provided that on such requested date each of the following conditions has been satisfied (or waived in accordance with Section 10.02):

                  (a) Documents. The Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

                  (i) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or
               (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

                  (ii) Opinions of Counsel to the Obligors. Favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (w) Nixon Peabody LLP, U.S. counsel for the Obligors, in the form of

               Exhibit D-1, and covering such other customary matters relating to the Borrower, this Agreement or the Transactions as the Administrative Agent shall reasonably request, (x) McDermott, Will and Emery, U.K. counsel for the Obligors, in the form of Exhibit D-2, and covering such other customary matters relating to the Borrower, Canandaigua Limited and the U.K. Equity Pledge Agreement as the Administrative Agent shall reasonably request (and each Obligor hereby instructs such counsel to deliver such opinions to the Lenders and the Administrative Agent), (y) Clifford Chance, Luxembourg counsel for certain of the Obligors, in the form of Exhibit D-3, and covering such other customary matters relating to FinCo and the Luxembourg Equity Pledge Agreement as the Administrative Agent shall reasonably request and (z) Clayton Utz, Australian counsel for certain of the Obligors, in the form of Exhibit D-4, and covering such other customary matters relating to Australian Acquisition Company 1 and Australian Acquisition Company 2 and the Australian Equity Pledge Agreements as the Administrative Agent shall reasonably request (and each such Obligor hereby instructs such counsel to deliver such opinions to the Lenders and the Administrative Agent).

                  (iii) Opinion of Special New York Counsel to JPMorgan Chase.
               An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMorgan Chase, in the form of Exhibit E (and JPMorgan Chase hereby instructs such counsel to deliver such opinion to the Lenders).

                  (iv) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor and FinCo, the authorization of the Transactions and any other legal matters relating to the Obligors, FinCo, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel (it being understood in respect of any Obligor that documents and certificates in substantially similar forms to documents and certificates delivered in respect of such Obligor under the 1999 Credit Agreement shall be deemed to be reasonably satisfactory for purposes of this clause (iv)).

                  (v) Officer's Certificate. A certificate in the form of
               Exhibit G, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with Section 5.01(b), (c), (d) and (e).

                  (vi) Security Documents. (v) The U.S. Pledge Agreement, duly executed and delivered by the Borrower, the Subsidiaries specified therein and the Administrative Agent and the certificates identified under the name of such Obligor in Annex 1 thereto (it being understood that such Subsidiaries shall not include Joint Venture Entities, Inactive Subsidiaries and, for so long as it shall conduct no business other than holding Indebtedness of Canandaigua Limited and having Indebtedness outstanding to Constellation International Holdings, Canandaigua B.V.), accompanied by undated stock powers executed in blank, (w) U.K. Equity Pledge Agreements, duly executed and delivered by the Borrower and Canandaigua Limited, respectively, together with certificates evidencing the applicable shares of Canandaigua Limited and Matthew Clark, (x) the Luxembourg Equity Pledge Agreement, duly executed and delivered by the Borrower, together with certificates evidencing the applicable shares of FinCo, (y) Australian Equity Pledge Agreements, duly executed and delivered by Constellation International Holdings and Australian Acquisition Company 1, respectively, together with certificates evidencing the applicable shares of Australian Acquisition Company 1 and Australian Acquisition Company 2 and (z) the Cash Collateral Pledge Agreement, duly executed and delivered by the Borrower and the Administrative Agent. In addition, the Borrower shall have taken such other action as the Administrative Agent shall have reasonably requested in order to perfect the security interests created pursuant to such Security Documents.

                  (vii) Target Acquisition Documents. Copies of the Target
               Acquisition Documents, and of all other documents and materials filed or released publicly by the Borrower in connection with the Target Acquisition, certified as true, correct and complete copies thereof as of the Effective Date by the President, a Vice President or a Financial Officer of the Borrower;

                  (viii) Bridge Credit Agreement. Evidence that the Bridge
               Credit Agreement is in full force and effect;

                  (ix) Amendments to Implementation Deed. Evidence that the
               Borrower has not (x) entered into, or consented to, whether directly or indirectly, to any Material Lender Provision Amendment or (y) exercised its discretion in relation to the provision of consent to a "BRL Hardy Prescribed Occurrence" (as defined in the Implementation Deed) where such BRL Hardy Prescribed Occurrence is reasonably likely to result in a BRL Hardy Material Adverse Change (as defined in the Implementation
               Deed), in either case, between the date of the Existing Credit Agreement and the Effective Date without the prior written consent of the Administrative Agent acting with the consent of the Required Lenders or (z) entered into the Implementation Deed in a form materially different from the version of the Implementation Deed attached hereto as Exhibit H without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld);

                  (x) Amendments to the Legal and Compliance Report after
               signing. The Administrative Agent (acting at the instruction of the Required Lenders) shall not have advised the Borrower in writing by the expiry of 5 Business Days from the date that the Borrower provides the Administrative Agent with a certified copy of the Legal and Compliance Report under section 6.01(h) that it has an objection to any matter not contained in the version of the Legal and Compliance Report annexed as Exhibit J to this Agreement which in the reasonable opinion of the Required Lenders could reasonably be expected to have a material adverse effect on the business, assets, operations or condition, financial or otherwise of the Target and its Subsidiaries taken as a whole; and

                  (xi) Other Documents. Such other documents as the
               Administrative Agent or any Lender or special New York counsel to JPMorgan Chase may reasonably request.

                  (b) the Borrower shall have notified the Administrative Agent of a requested Effective Date under this Agreement and certified to the Administrative Agent that such requested Effective Date is the first date on which an application is to be made to the Supreme Court of South Australia for an order approving the "Share Scheme" (as defined in the Implementation Deed);

                  (c) the representations and warranties of the Borrower set forth in Sections 4.01, 4.02, 4.03, 4.04(a), 4.05, 4.06(a)(ii), 4.07(f), 4.08,
4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 of this Agreement (but as to representations and warranties set forth in Sections 4.14 and 4.16, in all material respects), shall be true and correct on and as of the Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

                  (d) no Default shall have occurred and be continuing on the Effective Date under clause (a), (b), (c) (insofar as it relates to the representations made on the Effective Date), (d), (f), (g), (h), (i), (j), (n) or (o) of Article VIII; and no Default shall have occurred and be continuing on the Effective Date under paragraph (e) of Article VIII to the extent such Default occurred due to the Borrower's failure to observe or perform any covenant, condition or agreement specified in Section 6.01(f), 6.01(g), 6.02(a), 6.03, 6.04, 6.05, 6.06, 6.07, 6.08, 6.10, 6.11 or 6.12; and no Event of Default
shall have occurred and be continuing on the Effective Date under paragraph (e) of Article VIII to the extent such Default occurred due to the Borrower's failure to observe or perform any other covenant, condition or agreement contained in this Agreement (assuming for this purpose that the 45 day period specified in said clause (e) is 10 days);

                  (e) prior to and during the syndication of the credit facilities evidenced by this Agreement there shall be no offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower or the Target or any Affiliate thereof in competition with the credit facilities evidenced hereby, and the Administrative Agent shall have received a written certificate from an officer of the Borrower to such effect;

                  (f) the Borrower shall not have received written notice (together with a reasonably detailed description thereof) from any Existing Lender prior to 8 a.m. (Adelaide, Australia time) on the Approval Date to the effect that there shall have occurred a material disruption of or material adverse change in the financial, banking or capital market conditions that, in the reasonable judgment of such Existing Lender, has materially impaired the syndication of the credit facilities evidenced by this Agreement;

                  (g) the Borrower shall not have received written notice (together with a reasonably detailed description thereof) from any Existing Lender prior to 8 a.m. on the Approval Date to the effect that, since February 28, 2002, there has been a material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole (for the purposes of this paragraph (g), the definition of "Material Adverse Effect" shall include the Target and its Subsidiaries as Subsidiaries of the Borrower).

                  The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMorgan Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

                  The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) on or prior to 3:00 p.m., New York City time, on April 30, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 5.02. Initial Borrowing of Loans. The obligations of the Lenders to make the initial Loans shall be subject to the satisfaction (or waiver in accordance with Section 10.02) of the following conditions precedent on the date of the making of such Loans:

                  (a) the Administrative Agent shall have received evidence satisfactory to it that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness outstanding under the 1999 Credit Agreement shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness shall have been released (or arrangements for such release reasonably satisfactory to the Required Lenders shall have been made);

                  (b) the representations and warranties of the Borrower set forth in Sections 4.01, 4.02, 4.03, 4.04(a), 4.05, 4.06(a)(ii), 4.07(f), 4.08,
4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 of this Agreement (but as to representations and warranties set forth in Sections 4.14 and 4.16, in all material respects), shall be true and correct on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

                  (c) no Default shall have occurred and be continuing on such date under clause (a), (b), (c) (insofar as it relates to the representations made on the Effective Date), (d), (f), (g), (h), (i), (j), (n) or (o) of Article VIII; and no Default shall have occurred and be continuing on such date under paragraph (e) of Article VIII to the extent such Default occurred due to the Borrower's failure to observe or perform any covenant, condition or agreement specified in Section 6.01(f), 6.01(g), 6.02(a), 6.03, 6.04, 6.05, 6.06, 6.07,
6.08, 6.10, 6.11 or 6.12; and no Event of Default shall have occurred and be continuing on such date under paragraph (e) of Article VIII to the extent such Default occurred due to the

Borrower's failure to observe or perform any other covenant, condition or agreement contained in this Agreement (assuming for this purpose that the 45 day period specified in said clause (e) is 10 days);

                  (d) such date shall be on or after the "Effective Date" (as defined in the Implementation Deed);

                  (e) if the "Effective Date" (as defined in the Implementation
Deed) has not occurred by 7 p.m. (Adelaide, Australia time) on the 10th Business Day following the Approval Date, the Borrower shall not have received written notice (together with a reasonably detailed description thereof) from any Existing Lender prior to 8 a.m. (Adelaide, Australia time) on the Second Court Date to the effect that there shall have occurred a material disruption of or material adverse change in the financial, banking or capital market conditions that, in the reasonable judgment of such Existing Lender, has materially impaired the syndication of the credit facilities evidenced by this Agreement;

                  (f) if the "Effective Date" (as defined in the Implementation
Deed) has not occurred by 7 p.m. (Adelaide, Australia time) on the 10th Business Day following the Approval Date, the Borrower shall not have received written notice (together with a reasonably detailed description thereof) from any Existing Lender prior to 8 a.m. (Adelaide, Australia time) on the Second Court Date to the effect that, since February 28, 2002, there has been a material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole (for the purposes of this paragraph (e), the definition of "Material Adverse Effect" shall include the Target and its Subsidiaries as Subsidiaries of the Borrower); and

                  (g) the initial borrowing of Loans pursuant to this Section
5.02 shall be comprised of the entire unfunded amount of the Tranche A Term Loans and the entire unfunded amount of the Tranche B Term Loans.

                  The Administrative Agent shall apply the proceeds of the Loans borrowed pursuant to this Section 5.02 first to repay all Indebtedness owing under the 1999 Credit Agreement and second, to a deposit to the Loan Collateral Account under the Cash Collateral Pledge Agreement.

                  The Borrowing of Loans pursuant to this Section 5.02 shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in clauses (b) and (c) of this Section.

                  SECTION 5.03. Release of Funds from Loan Collateral Account. Funds on deposit in or credited to the Loan Collateral Account shall be released by the Administrative Agent to (or for the account of) the Borrower (to finance the Target Acquisition and to repay Indebtedness under the Target Credit Facilities) (i) by transfer of an amount sufficient to pay all or a portion of the Cash Consideration to the Australian Account (as defined in Section 5.03(b)(v) below) and (ii) by transfer of an amount sufficient to repay the Target Credit Facilities to the relevant financial institutions pursuant to written transfer instructions provided by the

Borrower, in each case upon satisfaction (or waiver in accordance with Section 10.02) of the following conditions on the date of the release of such funds:

                  (a) the Administrative Agent shall have received evidence satisfactory to it that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness outstanding under the Target Credit Facilities shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness shall have been released (or arrangements for such release reasonably satisfactory to the Required Lenders shall have been made); and

                  (b) the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

                  (i) a certificate of the President, a Vice President or a
               Financial Officer of the Borrower addressed to the Administrative Agent and the Lenders certifying that, to his or her knowledge, all conditions precedent to Section 4.1 of the Implementation Deed have been satisfied, except for (i) the waiver by the Target of clauses 4.1(j) and/or (k) thereof, or clauses 4.1(j) and (k) thereof cease to have effect pursuant to clause 4.6 of the Implementation Deed, (ii) the waiver by the Borrower and, as required, the Target of any of the conditions in clauses (a),
               (b), (c), (l), (m), (n) and (o), of said Section 4.1, (iii) waiver by the Borrower of clauses 4.1(e) and/or (f) thereof (provided that the certificate is provided in accordance with Section 5.03(b)(iv) of this Agreement) or clauses 4.1(e) and (f) thereof cease to have effect pursuant to clause 4.6 of the Implementation Deed and (iv) with the prior written consent of the Required Lenders (which shall not be unreasonably withheld or delayed and which shall be required only where the event which is the subject of the waiver is reasonably likely to result in a BRL Hardy Material Adverse Change (as defined in the Implementation
               Deed) ), the waiver by the Borrower of clauses 4.1 (g), (h) or
               (i) of the Implementation Deed, together with certified copies of each of the documents delivered under said Section 4.1;

                  (ii) a copy of the court orders approving the Target
               Acquisition in accordance with Section 411(4) of the Corporations Act (bearing an acknowledgement of receipt by the Australian Securities and Investment Commission) and certified by Clayton Utz;

                  (iii) a certificate signed by Clayton Utz stating that an
               office copy of the court orders referred to in clause (ii) above has been lodged with the Australian Securities and Investment Commission;

                  (iv) a certificate of the President, Vice President or a
               Financial Officer of the Borrower certifying:

                                    (x) that all necessary actions have been
                           taken and all legal requirements satisfied to permit the valid issue of the Borrower Shares and Borrower CDIs to satisfy that part of the consideration payable by the Borrower in Borrower Shares or Borrower CDIs pursuant to the orders of the South Australian Supreme Court approving the Share Scheme (as defined in the Implementation Deed) and the number of such Borrower Shares and Borrower CDIs and that there is existing no judgment, injunction or other order which would prevent such issue; or

                                    (y) that the Borrower will not to use
                           Borrower Shares or Borrower CDIs to satisfy that part of the consideration payable by the Borrower in Borrower Shares or Borrower CDIs, and specifying the amount (if any) to be drawn pursuant to the Bridge Credit Agreement;

               in either case to ensure to the reasonable satisfaction of the Administrative Agent that the full consideration payable by the Borrower pursuant to the orders of the South Australian Supreme Court approving the Share Scheme (as defined in the Implementation Deed) will be satisfied;

                  (v) evidence that the following steps have taken place: (u)
               delivery of a transfer or transfers in respect of all of the shares in the Target to Computershare Investor Services Pty Limited ACN 078 279 277 ("Compushare") in a form approved by the Administrative Agent, acting reasonably; (v) confirmation of registration of the transfer or transfers by Compushare by the issuing of an issuer-sponsored holding statement in the name of Australian Acquisition Company 2 for all of the shares of the Target as evidence that all of the shares of the Target have been validly and effectively transferred to Australian Acquisition Company 2; (w) establishment by the Borrower (or another Obligor designated by the Borrower) of an Australian Dollar denominated account (the "Australian Account") with and in the name of a bank (the "Account Bank") that is an affiliate of Citibank, N.A. located in Australia; (x) the execution and delivery of an agreement in form and substance reasonably satisfactory to the Administrative Agent among, inter alia, the Account Bank and the Borrower (or such other Obligor), which agreement shall (A) provide the mechanism and procedures for the payment of funds from the Australian Account to the Target shareholders (by issuance of checks drawn on the Australian Account or by such other means as may be reasonably acceptable to the Administrative Agent) and (B) provide that (i) funds on deposit in the Australian Account shall be held for payment to the Target shareholders, (ii) without the prior written consent of the Administrative Agent, the Borrower (or such other Obligor) shall have no access to or right to direct the disposition of any of the funds in the Australian Account and (iii) without the prior written consent of the Administrative Agent, such agreement may not be amended, modified or terminated and no provision of such agreement may be waived; and (y) receipt by the Administrative Agent of a transfer direction from the Borrower to transfer to the Australian Account sufficient funds from the

               Loan Collateral Account to satisfy that part of the cash consideration payable by Australian Acquisition Company 2;

                  (vi) prior to the time of delivery of a transfer or transfers in respect of all of the shares in the Target to Compushare, evidence that the Borrower has established a share register in the Australian Capital Territory and has done everything required (including giving all necessary notices) to ensure that after registration of the transfer or transfers, all of the shares in the Target will be on that share register;

                  (vii) a favorable written opinion (addressed to the
               Administrative Agent and the Lenders and dated the Implementation
               Date) of Clayton Utz, Australian counsel for the Obligors, in the form of Exhibit D-5, and covering such other customary matters relating to Australian Acquisition Company 2 and the Target and the Australian Equity Pledge Agreement as the Administrative Agent shall reasonably request (and each such Obligor hereby instructs such counsel to deliver such opinions to the Lenders and the Administrative Agent);

                    (viii) an Australian Equity Pledge Agreement, duly executed and delivered by Australian Acquisition Company 2 and the Administrative Agent. In addition, the Borrower shall have taken such other action as the Administrative Agent shall have reasonably requested in order to perfect the security interests created pursuant to such Pledge Agreement, including without limitation that the Borrower procure that the Target cause a Holding Lock for the benefit of the Lenders in accordance with ASX Listing Rule 8.10.1(i) or other equivalent effective mechanism to be applied to 65% of the Target Shares to prevent a transfer of those shares and the Target unconditionally and irrevocably undertakes to the Administrative Agent in writing not to permit or procure the removal of such Holding Lock without the prior written consent of the Administrative Agent; and

                  (ix) a certificate of the President, Vice President or a
               Financial Officer of the Borrower certifying the Cash Consideration in respect of the Target Acquisition and the aggregate amount of Indebtedness owing under the Target Credit Facilities and the amount of proceeds of the Tranche A Term Loans, Tranche B Term Loans and U.S. Dollar Revolving Loans (in each case applied from the Loan Collateral Account), and the amount of Indebtedness incurred under the Bridge Credit Agreement, that the Borrower intends to apply to pay such Cash Consideration and Indebtedness.

                  The Administrative Agent shall notify the Borrower and the Lenders of the satisfaction (or waiver in accordance with Section 10.02) of the conditions specified in this Section 5.03, and such notice shall be conclusive and binding. Upon delivery of such notice, the Administrative Agent shall remit the proceeds of the Loans held in the Loan Collateral Account to (or for the account of) the Borrower. Anything herein to the contrary notwithstanding, (a) the aggregate amount of Loans the proceeds of which are to be applied to finance the Target Acquisition may not exceed (together with any Indebtedness borrowed under the Bridge Credit

Agreement) the aggregate amount of the Cash Consideration in respect of the Target Acquisition and all Indebtedness owing under the Target Credit Facilities and (b) funds may not be applied from the Loan Collateral Account as provided herein unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) on or prior to 3:00 p.m., New York City time, on April 30, 2003.

                  SECTION 5.04. Each Credit Event. The obligation of each Revolving Lender to make a Revolving Loan or a Swingline Loan on the occasion of any Borrowing (excluding any Borrowing of Revolving Loans pursuant to Section 5.02, as to which the conditions precedent set forth therein shall apply), and of each Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                  (a) the representations and warranties of the Borrower set forth in this Agreement, and of each Obligor in each of the other Loan Documents to which it is a party (but as to such other Loan Documents, in all material respects), shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                  (b) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing of a Revolving Loan or a Swingline Loan pursuant to this Section
5.04 and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

                  (a) within 100 days after the end of each fiscal year of the Borrower (or ten (10) days after such shorter period as may be required for filing the Borrower's Annual Report on Form 10-K with the Securities and Exchange Commission), the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Consolidated Subsidiaries as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or ten (10) days after such shorter period as may be required for filing the Borrower's Quarterly Report on Form 10-Q with the Securities and Exchange Commission), the consolidated balance sheet and related statements of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of the end of and for such fiscal quarter (for the statement of operations only) and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year (or, in the case of the balance sheet, as of the end of the previous fiscal year), all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth calculations in form and detail satisfactory to the Administrative Agent demonstrating compliance with Sections 7.01(g), 7.01(i), 7.06(e), 7.06(h) and 7.10, (iii)
setting forth a calculation of the Debt Ratio as at the end of the respective fiscal period (and indicating which Category of Applicable Rate shall become effective upon the delivery of such financial statements as contemplated by the definition of the term "Applicable Rate" in Section 1.01), (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (v) certifying that, except as otherwise specified, no Subsidiaries that were Inactive Subsidiaries as at the delivery of the immediately preceding certificate under this paragraph (c) (or, in the case of the first such delivery, as at the date hereof) has ceased to be an Inactive Subsidiary;

                  (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its

Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally or to holders of Senior Unsecured Indebtedness or Subordinated Indebtedness generally, as the case may be;

                  (f) promptly after the same becomes available, copies of (i) the consolidated balance sheet, statement of income and cash flows of the Target as of and for the nine-month period ended November 30, 2002 (with a reconciliation to GAAP for any material discrepancies) and (ii) the Appendix 4B (or any replacement thereof) of the ASX Listing Rules in respect of the Target for the year ending December 31, 2002 and copies of the audited accounts on which that Appendix 4B is based;

                  (g) promptly after the same becomes available, copies of the pro forma consolidated balance sheet, statement of income and cash flows of the Borrower (including of the Target and its Subsidiaries) as of and for the nine-month period ended November 30, 2002 and based on estimates with respect to the Target as at November 30, 2002 prepared under the assumption that the Target Acquisition had been consummated on March 1, 2002;

                  (h) promptly after the same becomes available, a certified copy of any Legal and Compliance Report received by the Borrower under the Implementation Deed, any other document or information received by the Borrower that qualifies the representations and warranties made by the Target or any of its Related Parties under the Implementation Deed and any further or new information received by the Borrower under clause 1.2(d) of Schedule 1 of the Implementation Deed; and

                  (i) promptly following any request therefor, such other information (including without limitation information regarding the operations, business affairs and financial condition) of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 6.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding U.S.$2,500,000;

                  (d) the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;

                  (e) the downgrading of the published rating of the senior secured bank debt of the Borrower by Moody's or Standard & Poor's to below "Ba2" or "BB", respectively, or the withdrawal of such published rating by Moody's or Standard and Poor's; and

                  (f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 6.03. Existence; Conduct of Business. Except as otherwise expressly permitted hereunder, the Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises relating to the conduct of its business (except where the failure to do so (in each case other than with respect to the existence of the Borrower), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect); provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03.

                  SECTION 6.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to have a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 6.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all Property relating to the conduct of its business in good working order and condition, ordinary wear and tear excepted (except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and except for Dispositions permitted by Section 7.04), and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  SECTION 6.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 6.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 6.08. Use of Proceeds. The proceeds of the Tranche A Term Loans and the Tranche B Term Loans will be used solely to (a) repay Indebtedness owing under the 1999 Credit Agreement and (b) finance the Target Acquisition and repay Indebtedness owing under the Target Credit Facilities (and, pending such application pursuant to clause (b), will be pledged by the Borrower pursuant to the Cash Collateral Pledge Agreement). The proceeds of the Revolving Loans will be used solely to (i) finance the Target Acquisition and repay Indebtedness owing under the Target Credit Facilities, (ii) provide working capital for the Borrower and its Subsidiaries and (iii) provide funds for the other general corporate purposes (including Capital Expenditures) of the Borrower and it Subsidiaries (provided that, as provided in Section 7.05(b), the Borrower will not use more than U.S.$250,000,000 of the proceeds of each U.S. Dollar Revolving Loan Borrowing to fund each transaction described therein and/or pay any related fees or expenses referred to in said Section). No part of the proceeds of any Loan or other extension of credit hereunder will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Letters of Credit will be issued only to support general corporate purposes of the Borrower and its Subsidiaries.

                  SECTION 6.09.  Certain Obligations Respecting Subsidiaries.

                  (a) Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of the Borrower's Subsidiaries (other than Joint Venture Entities and Inactive Subsidiaries) is a Wholly-Owned Subsidiary.

                  (b) Subsidiary Guarantors. The Borrower will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Borrower that are not Excluded Entities are "Subsidiary Guarantors" hereunder. In furtherance of the foregoing, in the event that (x) the Borrower or any of its Subsidiaries shall acquire or form any new Subsidiary after the date hereof that is not at such time an Excluded Entity or (y) any Excluded Entity shall cease to be an Excluded Entity but shall continue to be a Subsidiary of the Borrower, the Borrower will cause (or will cause its Subsidiaries to cause) such new Subsidiary or previously Excluded Entity to (i) become a "Subsidiary Guarantor" hereunder, and a "Subsidiary Guarantor" under the U.S. Pledge

Agreement, by delivering to the Administrative Agent a Guarantee Assumption Agreement; (ii) take the actions, if any, required to be taken by such new Subsidiary or previously Excluded Entity under paragraph (c) below and (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Effective Date or as the Administrative Agent shall have requested.

                  (c) Pledge Agreements. If after the date hereof (x) any Obligor, including any Subsidiary (herein, a "Paragraph (b) Obligor") that becomes a Subsidiary Guarantor pursuant to paragraph (b) above and therefor an Obligor hereunder, shall acquire or form any new Subsidiary (it being understood that the term "new Subsidiary" includes any entity that is a Subsidiary of any Paragraph (b) Obligor at the time it becomes an Obligor hereunder), or (y) any Excluded Entity shall cease to be an Excluded Entity but shall continue to be a Subsidiary of the Borrower, then, in addition to any actions that may be required to be taken as a result thereof pursuant to paragraph (b) above, each Obligor (including any Paragraph (b) Obligor) will take the following actions with respect to such new Subsidiary or previously Excluded Entity:

                  (i) if such new Subsidiary or previously Excluded Entity is organized under the laws of the United States of America or a State thereof, each Obligor that holds any of the shares of capital stock or other ownership interests in such new Subsidiary or previously Excluded Entity shall take such action (including delivering the certificates, if any, evidencing such shares or other ownership interests, accompanied by undated stock or other powers executed in blank) as shall be necessary to create and perfect valid and enforceable first priority Liens in such shares and other ownership interests under the U.S. Pledge Agreement (or, if necessary, a supplement thereto);

                  (ii) if such new Subsidiary or previously Excluded Entity is organized under the laws of a jurisdiction other than the United States of America or a State thereof, the Borrower shall ensure that each Obligor that holds any of the shares of capital stock or other ownership interests in such new Subsidiary or previously Excluded Entity shall execute and deliver a Foreign Equity Pledge Agreement (or, as applicable, supplement the U.K Equity Pledge Agreement or Australian Equity Pledge Agreement) with respect to such shares of capital stock or other ownership interests and take such other action (including delivering the certificates, if any, evidencing such shares or other ownership interests, accompanied by undated stock or other powers executed in blank) as shall be necessary to create and perfect valid and enforceable first priority Liens in such shares and other ownership interests under the law governing such Foreign Equity Pledge Agreement (or, as applicable, U.K. Equity Pledge Agreement or the Australian Equity Pledge Agreement); and

                  (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to
               Section 5.01 on the Effective Date or as the Administrative Agent shall have requested;

provided, however, that (A) the foregoing shall not require any action that the Borrower and the Administrative Agent have determined would either result in adverse tax consequences under

Section 956 of the Code or would contravene any applicable law, rule or regulation, (B) notwithstanding anything in this Agreement or the Pledge Agreements to the contrary none of the Borrower or any of its Subsidiaries shall be required to pledge more than 65% of the outstanding shares of voting stock of any Foreign Subsidiary and (C) the foregoing shall not require the Borrower or any of its Subsidiaries to pledge any shares of stock or other ownership interests in Inactive Subsidiaries, Joint Venture Entities and, for so long as it shall conduct no business other than holding Indebtedness of Canandaigua Limited and having Indebtedness outstanding to the Constellation International Holdings, Canandaigua B.V.

                  (d) Shares of Subsidiary Stock; Reclassification of Shares of Target.

                  (i) In the event that any additional shares of stock shall be issued to any Obligor by any Subsidiary of the Borrower, such Obligor agrees forthwith to deliver to the Administrative Agent pursuant to the U.S. Pledge Agreement and, if applicable, any Foreign Equity Pledge Agreement, the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall reasonably request to perfect the security interest created therein pursuant to such Pledge Agreement; provided that notwithstanding anything in this Agreement to the contrary, the Obligors shall not be required to pledge more than 65% of the outstanding shares of voting stock of any Foreign Subsidiary.

                  (ii) After the consummation of the Target Acquisition, the
               Borrower will use reasonable commercial efforts to cause as promptly as practicable a reclassification of the shares of capital stock of the Target resulting in two classes of stock, voting common and non-voting preferred, in such respective amounts as may be reasonably requested by the Administrative Agent, but only so long as, in the reasonable opinion of Administrative Agent and the Borrower, this will not have (or cannot be reasonably expected to have) any adverse tax consequences to the Borrower and its Subsidiaries in any material respect (taking into account present and future tax structures and fundings).

                  (e) Intercompany Notes. If required by the terms of Section 7.06(e)(ii) or 7.06(e)(iv), the Borrower shall, concurrently with the making of any loan or advance to a Foreign Subsidiary specified therein, cause such Foreign Subsidiary to execute an Intercompany Note in favor of the Borrower and shall forthwith deliver to the Administrative Agent pursuant to the U.S. Pledge Agreement such Intercompany Note, accompanied by an undated bond power executed in blank, and shall take such other action as the Administrative Agent shall reasonably request to perfect the security interest created therein pursuant to such Pledge Agreement.

                  (f) Further Assurances. The Borrower will, and will cause each of its Subsidiaries (other than Excluded Entities) to, take such action from time to time (including executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Administrative Agent for the benefit of the Lenders, perfected security interests and Liens in all Collateral required to be pledged by such Subsidiary under the U.S. Pledge Agreement and, if applicable, any Foreign Equity Pledge Agreement.

                  SECTION 6.10. Pledge of Certain Collateral of the Borrower. If at any time prior to the Debt Reduction Date (as defined below) the published rating of the Borrower's senior secured bank debt shall be downgraded to less than "Ba2" by Moody's or "BB" by Standard & Poor's, respectively, or if Moody's or Standard & Poor's shall withdraw its published rating of the Borrower's senior secured bank debt, then the Borrower shall, and shall cause each Subsidiary Guarantor to, promptly pledge to the Administrative Agent for the benefit of the Lenders all Relevant Assets of the Borrower and such Subsidiary Guarantor and, in furtherance of the foregoing, the Borrower shall, and shall cause each Subsidiary Guarantor to, execute and deliver an Additional Security Agreement and, concurrently with the execution and delivery (or amendment) thereof, (A) take such action as shall be necessary to create and perfect valid and enforceable first priority Liens on any Collateral to be pledged thereunder and (B) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Obligors pursuant to Section 5.01 on the Effective Date or as the Administrative Agent shall have requested; provided that this Section 6.10 shall cease to apply and be of no further effect upon the Debt Reduction Date.

                  For purposes hereof "Debt Reduction Date" means either (i) the first date after the Effective Date on which all Indebtedness incurred under the Bridge Credit Agreement is repaid with the proceeds of an issuance of equity securities of the Borrower or (ii) if such repayment is not made with the proceeds of an issuance of equity securities of the Borrower, the first date after the Effective Date on which the Debt Ratio is less than 4.0 to 1.

                  For purposes hereof "Relevant Assets" has the meaning assigned thereto on Schedule VIII.

                  SECTION 6.11. Target Acquisition.

                  (a) In connection with the Target Acquisition, the Borrower will:

                  (i) comply in all material respects with all applicable laws and regulations relevant in the context of the Target
               Acquisition;

                  (ii) provide the Administrative Agent with such information regarding the progress of the Target Acquisition as it may reasonably request or that is publicly available;

                  (iii) provide the Administrative Agent and its counsel with all information reasonably requested by either of them in any due diligence inquiry with respect to the Target prior to the date of the Scheme Meetings (as defined in the Implementation Deed);

                  (iv) not issue any press release or make any statement during the course of the Target Acquisition that contains any information or statement concerning this Agreement or the Lenders without first obtaining the prior approval of the information or statement from the Administrative Agent or the Required Lenders;

                  (v) ensure that all of its obligations in connection with the
               Target Acquisition are complied with and performed in all material respects;

                  (vi) as soon as practicable after the acquisition by the
               Borrower of any of the shares of the Target, cause such shares (if the same are not in certificated form) to be converted into certificated form, and to be delivered in pledge to the Administrative Agent pursuant to the Australian Equity Pledge Agreement executed and delivered by the Borrower, provided that in no event shall the Borrower be required to deliver and pledge to the Administrative Agent more than 65% of the issued Voting Stock of the Target; and

                  (vii) promptly upon registration by the Australian Securities and Investments Commission provide the Administrative Agent and the Lenders with a certified copy of the document described as "Scheme Booklet" to be prepared by the Target and to be sent to the shareholders and optionholders of the Target, and ensure that such "Scheme Booklet" is consistent with the matters set forth in the Target Acquisition Documents;

                  (b) Implementation Deed. The Borrower will:

                  (i) not enter into, or consent to, any Material Lender
               Provision Amendment or exercise its discretion in relation to the provision of consent to a "BRL Hardy Prescribed Occurrence" (as defined in the Implementation Deed) where such BRL Hardy Prescribed Occurrence is reasonably likely to result in a BRL Hardy Material Adverse Change (as defined in the Implementation
               Deed); and

                  (ii) promptly notify the Administrative Agent in writing if it becomes aware of any proposal described in sub-paragraph (i) and seek the prior written approval of the Required Lenders thereto.

                  (c) Conditions Under Implementation Deed. The Borrower must:

                  (i) keep the Administrative Agent promptly and reasonably
               informed of the steps the parties to the Implementation Deed have taken and of their progress towards satisfaction of the conditions precedent set out in clause 4.1 of the Implementation Deed;

                  (ii) promptly notify the Administrative Agent in writing if it becomes aware that any condition precedent set out in clause 4.1 of the Implementation Deed has been satisfied or has become incapable of being satisfied; and

                  (iii) to the extent that it wishes to exercise any waiver
               under clause 4.2 of the Implementation Deed, and the exercise of such right requires the prior written approval of the Administrative Agent acting with the consent of the Required Lenders under Section 5.03(b)(i) of this Agreement, promptly notify the Administrative Agent in writing of this fact and seek such prior written approval of the Administrative Agent to such waiver.

                  (d) Constituent Documents. The Borrower will ensure that on and after the Effective Date there is no restriction, in relevant constituent documents or otherwise, on a transfer or registration of a transfer pursuant to an Australian Equity Pledge Agreement, of an interest or shares in an Australian Acquisition Entity or a share in the Target.

                  SECTION 6.12. Syndication Letter. The Borrower will comply with its obligations under the Syndication Letter and the fee letters referred to therein.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 7.01. Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness created hereunder;

                  (b) Indebtedness existing on the date hereof and set forth in Part A of Schedule I (or, to the extent not meeting the minimum thresholds for required listing on said Schedule I pursuant to Section 4.14, in an aggregate amount not exceeding U.S.$5,000,000); provided that the principal of and interest on, and all other amounts owing in respect of Indebtedness under the 1999 Credit Agreement (other than in respect of letters of credit which, as provided in Section 2.05(m) are to become Letters of Credit hereunder) and the Target Credit Facilities shall in any event be (or shall be simultaneously) repaid in full on the Effective Date and the Implementation Date, respectively);

                  (c) (i) Indebtedness outstanding in respect of the Senior Unsecured Notes and (ii) other unsecured Indebtedness (other than Subordinated Indebtedness); provided that the following conditions shall be satisfied with respect to such other Indebtedness (each of which shall be fulfilled in form and substance reasonably satisfactory to the Administrative Agent):

                         (A) the Net Available Proceeds of such other
                    Indebtedness shall be applied to (x) prepay Loans in accordance with Section 2.10(b)(iv), (y) refinance or pay at maturity the Senior Unsecured Indebtedness (in accordance with Section 7.12) or (z) finance one or more Acquisitions pursuant to Section 7.05(b) (provided that the aggregate principal amount of such Senior Unsecured Indebtedness the Net Available proceeds of which is applied to finance one or more such Acquisitions shall not exceed U.S.$500,000,000 unless at the time such Indebtedness is incurred, the Senior Debt Ratio is less than 2.5 to 1 (the determination of such ratio to be calculated as of the last day of the most recently-ended fiscal quarter of the Borrower under the assumption that such Indebtedness was issued at the beginning of the applicable calculation period);

                         (B) the terms of such Indebtedness shall not provide
                    for payment of any portion of the principal thereof prior to the date six months after the final maturity of the Loans hereunder;

                         (C) terms in respect of financial and other covenants,
                    events of default and mandatory prepayments applicable to such Indebtedness shall be no more restrictive in any material respect on the Borrower or any of its Subsidiaries than the terms of the Senior Unsecured Notes;

                         (D) at the time of issuance of such Indebtedness, and
                    after giving effect thereto, the Borrower shall be in compliance with Section 7.10 (the determination of such ratios to be calculated under the assumption that such Indebtedness was issued at the beginning of the respective period and that any other Indebtedness to be retired with the proceeds thereof was in fact retired on such date of issuance), and the Borrower shall have delivered to the Administrative Agent a certificate of its chief financial officer to such effect setting forth in reasonable detail the computations necessary to determine such compliance (including, if applicable, computations in reasonable detail as to the satisfaction of the conditions specified in clauses (A) above);

                         (E) at the time of such issuance, and after giving
                    effect thereto, no Default or Event of Default shall have occurred and be continuing hereunder; and

                         (F) prior to such issuance, the Borrower shall deliver
                    to the Administrative Agent a certificate of a Financial Officer to the effect specified in the foregoing clauses
                    (C), (D) and (E) (and setting forth in reasonable detail the computations necessary to determine compliance with said clause (D) and including, if applicable, computations in reasonable detail as to the satisfaction of the conditions specified in the foregoing clauses (A));

                  (d) Indebtedness created under the Bridge Credit Agreement in an aggregate principal amount not exceeding U.S.$450,000,000 at any time outstanding;

                  (e) Subordinated Indebtedness;

                  (f) Indebtedness (i) of any Subsidiary to the Borrower or to any other Subsidiary or (ii) of the Borrower to any Subsidiary Guarantor or to any other Subsidiary (provided, that (x) the aggregate principal amount of such Indebtedness of the Borrower outstanding to such other Subsidiaries shall at no time exceed U.S.$50,000,000 (or its Australian Equivalent) and (y) such Indebtedness of the Borrower shall be subordinated to the obligations of the Borrower to pay principal of and interest on the Loans, the reimbursement obligation in respect of each LC Disbursement and all other amounts payable hereunder on terms and conditions reasonably satisfactory to the Administrative Agent);

                  (g) Indebtedness of any one or more Foreign Subsidiaries denominated in U.S. Dollars or in any other currency that is convertible into U.S. Dollars in an aggregate principal amount not exceeding U.S.$250,000,000 (or the spot rate equivalent thereof in such other currency as reasonably determined by the Borrower) at any time outstanding;

                  (h) Guarantees by the Borrower of Indebtedness or other obligations of any Subsidiary (subject to the terms of Section 7.06(e) and (h)) and by any Subsidiary of Indebtedness or other obligations of the Borrower or any other Subsidiary;

                  (i) Guarantees by the Borrower or by any Subsidiary of Indebtedness of any Person (other than the Borrower or any of its Subsidiaries); provided that the aggregate principal amount of Indebtedness in respect of all such Guarantees shall not exceed U.S.$40,000,000 at any time outstanding;

                  (j) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (j) shall not exceed $75,000,000 at any time outstanding; and

                  (k) other Indebtedness to the extent not otherwise permitted by the forgoing paragraphs of this Section of the Borrower and its Subsidiaries; provided that at any time after giving effect thereto the aggregate principal amount of such Indebtedness shall not exceed U.S.$50,000,000.

                  SECTION 7.02. Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Liens created pursuant to the Security Documents;

                  (b) Permitted Encumbrances;

                  (c) any Lien on any Property or asset of the Borrower or any of its Subsidiaries existing on the date hereof and set forth in Part B of
Schedule I (or, to the extent not meeting the minimum thresholds for required listing on said Schedule I pursuant to Section 4.14, in an aggregate amount not exceeding U.S.$5,000,000); provided that (i) no such Lien shall extend to any other Property or asset of the Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (d) any Lien upon tangible Property acquired after the date hereof by the Borrower or any of its Subsidiaries, which Lien either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness permitted under Section 7.01(j) representing, or incurred to finance, refinance or refund, the cost of such Property; provided that (i) such Lien shall not apply to any other Property or assets of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date of such acquisition and extensions, renewals and replacements thereof permitted under clause (g) below;

                  (e) any Lien on Property or assets of any Foreign Subsidiary specified in Section 7.01(g) securing Indebtedness of such Foreign Subsidiary permitted thereunder, so long as the 1999 Indenture and the Senior Subordinated Notes Indentures do not prohibit the incurrence of such Lien (provided that such Lien shall not in any event apply to any Property or assets of the Borrower or any other Subsidiary);

                  (f) at any time when (x) the Indebtedness under the Bridge Credit Agreement has been repaid in full from the proceeds of an Equity Issuance and (y) the published rating of the senior secured bank debt of the Borrower by Moody's or Standard & Poor's is at least "Ba2" and "BB", respectively (and such rating is not on credit watch with negative implications (or its equivalent)), any Lien in favor of a special purpose company or Receivable Financier created or deemed to exist pursuant to a Permitted Receivable Financing, but only to the extent such Lien relates to the applicable Receivable Assets conveyed by the Borrower or any Subsidiary;

                  (g) any Lien on any Property or assets securing Indebtedness of the Borrower or any of its Subsidiaries permitted to be incurred by this Agreement in an aggregate amount not to exceed U.S.$10,000,000 at any time outstanding;

                  (h) any purchase option or similar right on securities held by the Borrower or any of its Subsidiaries in any Joint Venture Entity permitted by
Section 7.06(h) which option or similar right is granted to a third-party who holds securities in such Joint Venture Entity; and

                  (i) any extension, renewal or replacement of the foregoing; provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property).

                  SECTION 7.03. Fundamental Changes. The Borrower will not, nor will it permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that (x) the Borrower or any Subsidiary may enter into transactions permitted by Section 7.05 and (y) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into: (i) the Borrower if the Borrower shall be the continuing or surviving corporation, (ii) any Wholly-Owned Subsidiary of the Borrower that is not a Foreign Subsidiary or (iii) if such Subsidiary is a Foreign Subsidiary, any Wholly-Owned Subsidiary of the Borrower that is a Foreign Subsidiary; provided that in any such transaction, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

                  (b) the Borrower or any such Subsidiary may convey, sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) either (A) in compliance with the provisions of Section 7.04(i), (ii) or (iv) or (B) in the case of any such Subsidiary, to
(i) the Borrower, (ii) any Wholly-Owned Subsidiary of the Borrower that is not a Foreign Subsidiary or (iii) if such Subsidiary is a Foreign Subsidiary, any Wholly-Owned Subsidiary of the Borrower that is a Foreign Subsidiary;

                  (c) the Borrower or any Subsidiary of the Borrower may merge or consolidate with any other Person if, in the case of a merger or consolidation of the Borrower, the Borrower is the surviving corporation, and, in any other case, the surviving corporation is a Wholly-Owned Subsidiary of the Borrower that is not a Foreign Subsidiary or, if such merging or consolidating Subsidiary is a Foreign Subsidiary, any Wholly-Owned Subsidiary of the Borrower that is a Foreign Subsidiary; and

                  (d) the Borrower may, for the purpose of transferring its jurisdiction of incorporation from Delaware to another state of incorporation, merge with and into a Wholly-Owned Subsidiary in a transaction constituting a tax-free reorganization under 368(a)(1)(F) of the Code, so long as:

                         (x) the Borrower shall give the Lenders and the
                    Administrative Agent at least 15 days prior written notice of the occurrence of such merger;

                         (y) such Subsidiary shall execute and deliver an
                    instrument in form and substance satisfactory to each Lender and the Administrative Agent pursuant to which such Subsidiary shall, effective upon such merger, assume all of the obligations of the Borrower hereunder and under the Security Documents (and execute and deliver such other instruments as the Administrative Agent shall request to ensure the continued perfection and priority of any Liens granted by the Borrower pursuant to the Security Documents); and

                         (z) such Subsidiary shall deliver such proof of
                    corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Borrower pursuant to Section 5.01 hereof upon the Effective Date or as any Lender or the Administrative Agent shall have requested;

provided, that (A) if any such merger shall be between a Subsidiary Guarantor and a Subsidiary not a Subsidiary Guarantor, and such Subsidiary Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents and (B) if any such sale is by a Subsidiary Guarantor to a Subsidiary of the Borrower not a

Subsidiary Guarantor, then such Subsidiary shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents.

                  SECTION 7.04. Disposition of Property. The Borrower will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests); provided that the Borrower or any Subsidiary may convey, sell, lease, transfer or otherwise dispose of (i) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms, (ii) Receivable Assets pursuant to any Permitted Receivable Financing, (iii) any Property to the extent permitted by Section 7.03(b) and (iv) other Property so long as the amount of such other Property sold in any single fiscal year by the Borrower and its Subsidiaries shall have a fair market value not in excess of 10% of the Consolidated Tangible Assets as at the last day of the fiscal quarter of the Borrower ending prior to the date of determination.

                  SECTION 7.05. Acquisition of Property. The Borrower will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person; provided that:

                  (a) the Borrower or any such Subsidiary may (i) purchase inventory and other Property to be sold or used in the ordinary course of business, (ii) make Investments permitted under Section 7.06 and (iii) make Capital Expenditures;

                  (b) the Borrower may (either directly, or indirectly through its Wholly-Owned Subsidiaries) acquire the business and related assets from, or capital stock of, or enter into a joint venture with, or be a party to an Acquisition of, another Person, so long as at the time thereof and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing hereunder and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer to such effect; provided that (i) at the time of any such transaction, and after giving effect thereto, the Borrower shall be in compliance with Section 7.10(a), (b) and (c) (the determination of such ratios to be calculated under the assumption that such transaction was consummated at the beginning of the respective period) and, to the extent the aggregate consideration to be delivered by the Borrower and its Subsidiaries in connection with such transaction shall exceed U.S.$20,000,000, the Borrower shall have furnished to the Administrative Agent a certificate of a Financial Officer to such effect setting forth in reasonable detail the computations necessary to determine such compliance, (ii) the Borrower will not use more than U.S.$250,000,000 of the proceeds of one or more U.S. Dollar Revolving Loans to fund any single such transaction and/or pay any related fees or expenses, (iii) at any time until the repayment in full of all Indebtedness incurred under the Bridge Credit Agreement with the proceeds of an issuance of equity securities of the Borrower or, if such repayment is not made with the proceeds of an issuance of equity securities of the Borrower, at any time when the Debt Ratio is 4.0 to 1 or higher (the determination of such ratio to be calculated as of the last day of the most recently-ended fiscal quarter of the Borrower under the assumption that such transaction was consummated at the beginning of the applicable calculation period) (after which time the restrictions of this sub-clause (iii) shall cease to apply), the Borrower may not enter into any transaction otherwise permitted by this clause (b) if the aggregate consideration to be delivered by the Borrower and its Subsidiaries in connection with such transaction when added to the aggregate consideration delivered by the Borrower and its Subsidiaries in connection with each other transaction permitted by this clause (b) consummated prior thereto but after the date hereof (other than the Target Acquisition) shall exceed U.S.$250,000,000 and (iv) in the case of an Acquisition of a Person, such Acquisition has been approved by the board of directors of such Person prior to the commencement of any tender offer, proxy contest or the like in respect thereof; and

                  (c) the Borrower may consummate the Target Acquisition.

                  SECTION 7.06. Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

                  (a) Investments outstanding on the date hereof and identified in Part B of Schedule III;

                  (b) operating deposit accounts with banks;

                  (c) Permitted Investments;

                  (d) Investments (including Guarantees permitted under Section
7.01 and other Guarantees) by the Borrower and its Wholly-Owned Subsidiaries in the Borrower and its Wholly-Owned Subsidiaries (excluding Foreign Subsidiaries) after the date hereof;

                  (e) Investments by the Borrower and its Wholly-Owned Subsidiaries in Foreign Subsidiaries consisting of (i) Guarantees by the Borrower of Indebtedness of Foreign Subsidiaries specified in Section 7.01(g),
(ii) loans and advances by the Borrower to any Foreign Subsidiary for working capital and other general corporate purposes (provided that such Foreign Subsidiary shall execute and deliver an Intercompany Note evidencing such Investments and the Borrower shall comply with the requirements of Section 6.09(e)), (iii) capital contributions by the Borrower which are made, directly or indirectly, to any Foreign Subsidiary with the proceeds of an Equity Issuance of the Borrower, and (iv) other Investments not exceeding U.S.$250,000,000 at any one time,

                  (f) Investments consisting of (i) security deposits with utilities, lessors and other like Persons made in the ordinary course of business, (ii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations or (iii) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance or indemnity bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (g) any Guarantee by a Subsidiary of the Borrower of (i) Senior Unsecured Indebtedness incurred in compliance with Section 7.01(c) and 7.01(d) and (ii) Subordinated Indebtedness incurred in compliance with Section
7.11 (provided that such

Guarantee of Subordinated Indebtedness shall comply with the requirements
Section 7.11(b));

                  (h) Investments (including Guarantees permitted under Section 7.01) by the Borrower and its Subsidiaries in Joint Venture Entities (and Investments by Joint Venture Entities in other Persons) after the date hereof; provided that the aggregate amount of such Investments in Joint Venture Entities shall not exceed U.S.$150,000,000 at any one time (or at any time the Senior Debt Ratio is less than 2.5 to 1 (the determination of such ratio to be calculated as of the last day of the most recently-ended fiscal quarter of the Borrower under the assumption that such Investment was made at the beginning of the applicable calculation period), $200,000,000 at any one time);

                  (i) (x) Investments by the Borrower and its Subsidiaries in connection with the Target Acquisition consisting of (A) Investments by the Borrower in Australian Acquisition Company 2 (directly or indirectly through the Australian Acquisition Entities) for the purpose of providing funds and other Property to pay the consideration in respect thereof, (B) the purchase of the ordinary shares (and related options) of the Target by Australian Acquisition Company 2 and the Target, as applicable, and (C) Investments by the Borrower in Australian Acquisition Company 2 and the Target (directly or indirectly through the Australian Acquisition Entities) for the purpose of repaying outstanding Indebtedness under the Target Credit Facilities and funding the repurchase of options in respect of the shares of the Target, and (D) the reclassification or conversion of such Investments to debt or equity or any combination thereof, and
(y) acquisitions permitted by Section 7.05(b) (but in the case of any acquisition of any Foreign Subsidiary or Joint Venture Entity, subject to the limitations specified in this Section 7.06);

                  (j) Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

                  (k) (x) Guarantees by Foreign Subsidiaries of the Borrower of Indebtedness or other obligations of other Foreign Subsidiaries of the Borrower that are Wholly-Owned Subsidiaries of the Borrower and (y) Investments (other than any such Investment made with the proceeds of loans and advances specified in Section 7.06(e)(ii)) by Foreign Subsidiaries of the Borrower in other Foreign Subsidiaries of the Borrower that are Wholly-Owned Subsidiaries of the Borrower, made directly or indirectly (including through any Obligor), in connection with the corporate reorganization of the Target and the Subsidiaries of the Target after the Implementation Date (provided, that if the ownership interests of any such Foreign Subsidiary whose assets are the subject of such an Investment are required to be pledged to the Administrative Agent pursuant to Section 6.09, the requisite amount of ownership interests of the Foreign Subsidiary that is the recipient of such Investment shall also be pledged to the Administrative Agent as provided in Section 6.09); and

                  (l) additional Investments by the Borrower or any of its Subsidiaries not otherwise permitted by the foregoing paragraphs of this Section up to but not exceeding U.S.$50,000,000 in the aggregate at any one time outstanding.

The aggregate amount of an Investment at any one time outstanding for purposes of clauses (d), (e), (h) and (k) above shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of Property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.

                  SECTION 7.07. Restricted Payments. (a) The Borrower will not, nor will it permit any of its Subsidiaries (other than Joint Venture Entities) to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that the Borrower may (i) declare and pay dividends with respect to its capital stock payable solely in additional shares of its capital stock (other than Disqualified Stock), (ii) make Restricted Payments in respect of stock appreciation rights, or other stock-based awards, under any stock option plan of the Borrower (including without limitation any Stock Based
Plan) so long as no Default shall have occurred and be continuing or would result therefrom, (iii) cancel or terminate any warrants, options or any other rights to acquire any shares of capital stock of the Borrower in exchange for the issuance of any other warrants, options or rights to acquire shares of capital stock of the Borrower, (iv) repurchase its capital stock to the extent provided in paragraph (b) below and (v) declare and make Restricted Payments in cash, subject (in the case of this clause (v)) to the satisfaction of each of the following conditions on the date of such Restricted Payment and after giving effect thereto:

                         (w) no Default shall have occurred and be continuing;

                         (x) the aggregate amount of Restricted Payments made
                    during any fiscal year, including the fiscal year ending February 28, 2002, shall not exceed an amount equal to 50% of consolidated net income of the Borrower and its Consolidated Subsidiaries for such fiscal year;

                         (y) the Debt Ratio for the period of four consecutive
                    fiscal quarters most recently ended prior to the date of any such Restricted Payment shall not exceed 2.00 to 1; and

                         (z) the Borrower shall have delivered to the
                    Administrative Agent, at least 10 Business Days (but not more than 20 Business Days) prior to the date of declaration of any such Restricted Payment, a certificate of a Financial Officer of the Borrower setting forth computations in reasonable detail demonstrating satisfaction of the foregoing conditions as at the date of such certificate and stating that such Financial Officer believes in good faith that none of such conditions will fail to be satisfied on the date of payment of such Restricted Payment, it being understood that to the extent the conditions specified in the foregoing clauses (w) through (y) are satisfied on the date of declaration of such Restricted Payment by the board of directors of the Borrower, such Restricted Payment may be made at any time within the 60-day period thereafter, regardless of whether such conditions continue to be satisfied.

                  (b) The Borrower may make Restricted Payments consisting of repurchases of its capital stock; provided that:

                  (i) the aggregate amount of all such Restricted Payments made during the term of this Agreement shall not exceed
               U.S.$100,000,000;

                  (ii) after giving effect to any such Restricted Payment, the
               Borrower shall be in compliance, on a pro forma basis, with
               Section 7.10 during the four quarter period most-recently ended under the assumption that such Restricted Payment, and any related borrowing, shall have been made or incurred at the beginning of such period (and, to the extent requested by the Administrative Agent, the Borrower shall have delivered a calculation demonstrating such pro forma compliance satisfactory to the Administrative Agent); and

                  (iii) the Borrower will not make any Restricted Payment under this paragraph (b) unless at the time thereof, and after giving effect thereto, no Default shall have occurred and be continuing.

                  (c) Nothing in this Section shall be deemed to prohibit the making or paying of any dividends (in any type of Property), or entering into any agreement to pay or make dividends, directly or indirectly, by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower.


                  SECTION 7.08. Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates; provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Borrower or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Borrower and its Subsidiaries may enter into transactions with any Affiliate of the Borrower or any Subsidiary (other than extensions of credit by the Borrower or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate.

                  During any period that the Borrower is a public company regulated by, and required to file regular periodic reports with, the Securities and Exchange Commission, any compensation paid to an executive officer of the Borrower or any Subsidiary (who is an Affiliate) which has been specifically approved by the board of directors of the Borrower (or by the Human Resources Committee of the board of directors of the Borrower or other committee responsible for such approval) during such period will be deemed to be reasonable for purposes of the foregoing. Notwithstanding the foregoing, the Borrower and/or any Subsidiary may enter into so-called split-dollar life insurance agreements with Affiliates, so long as the aggregate amount of premiums payable by the Borrower during any fiscal year pursuant to such agreements shall not exceed U.S.$2,000,000 in the aggregate.

                  SECTION 7.09. Certain Restrictions. The Borrower will not permit any of its Subsidiaries (other then Joint Venture Entities) to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of Property; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, by this Agreement or, in the case of any restrictions or conditions other than in respect of the declaration or payment of dividends by Subsidiaries, restrictions or conditions imposed by any evidence of Senior Unsecured Indebtedness, Subordinated Indebtedness or Foreign Subsidiary Indebtedness (so long as no such restriction or condition is materially more restrictive on the Borrower or any Subsidiary than the corresponding provisions of the 1999 Indenture or the Senior Subordinated Note Indentures as in effect on the date hereof), (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or its assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or its assets that are to be sold and such sale is permitted hereunder, (iii) as applied to Liens, the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iv) as applied to Liens, the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness of Foreign Subsidiaries obligated in respect of such Indebtedness and (v) as applied to Liens, the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

                  In addition, the Borrower will not enter into, after the date hereof, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon the granting of Liens contemplated by Section 6.10; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, (ii) the foregoing shall not apply to restrictions or conditions imposed by the Bridge Credit Agreement or any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iii) the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

                  SECTION 7.10. Certain Financial Covenants.

                   (a) Debt Ratio. The Borrower will not permit the Debt Ratio to exceed the following respective ratios at any time during the following respective periods:

                          Period                              Ratio
                   --------------------                     ---------

                  From the date hereof
                   through February 29, 2004                  5.25 to 1

                  From March 1, 2004
                   through February 28, 2005                  4.75 to 1

                  From March 1, 2005
                   and at all times thereafter                4.00 to 1

provided, that if after the date of this Agreement Indebtedness created under the Bridge Credit Agreement is repaid with the proceeds of an issuance of equity securities of the Borrower or commitments outstanding under the Bridge Credit Agreement are permanently reduced due to the issuance of equity securities of the Borrower to shareholders of the Target, then (x) to the extent the aggregate amount of such repayments of Indebtedness and such reductions of commitments (effected at any time after the date of this Agreement) is greater than $100,000,000 but less than $300,000,000, each Debt Ratio level specified above shall be reduced by 0.25 and (y) to the extent the aggregate amount of such repayments of Indebtedness and such reductions of commitments (effected at any time after the date of this Agreement) is greater than or equal to $300,000,000, each Debt Ratio level specified above shall be reduced by 0.50, but in any event the required Debt Ratio level shall not at any time be lower than 4.00 to 1.

                  (b) Senior Debt Ratio. The Borrower will not permit the Senior Debt Ratio to exceed the following respective ratios at any time during the following respective periods:

                          Period                                Ratio
                   --------------------                     ---------

                  From the date hereof
                   through February 29, 2004                  4.50 to 1

                  From March 1, 2004
                   through February 28, 2005                  4.00 to 1

                  From March 1, 2005
                   through February 28, 2006                  3.50 to 1

                  From March 1, 2006
                   and at all times thereafter                3.00 to 1

provided, that if after the date of this Agreement Indebtedness created under the Bridge Credit Agreement is repaid with the proceeds of an issuance of equity securities of the Borrower or commitments outstanding under the Bridge Credit Agreement are permanently reduced due to the issuance of equity securities of the Borrower to shareholders of the Target, then (x) to the extent the aggregate amount of such repayments of Indebtedness and such reductions of commitments (effected at any time after the date of this Agreement) is greater than $100,000,000 but less than $300,000,000, each Senior Debt Ratio level specified above shall be reduced by 0.25 and (y) to the extent the aggregate amount of such repayments of Indebtedness and such reductions of commitments (effected at any time after the date of this Agreement) is greater than or equal to $300,000,000, each Senior Debt Ratio level specified above shall be reduced by 0.50, but in any event the required Senior Debt Ratio level shall not at any time be lower than 3.00 to 1.

                  (c) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio to be less than the following respective ratios at any time during the following respective periods:

                          Period                              Ratio
                   --------------------                     ---------

                  From the date hereof
                   through February 28, 2005                  2.75 to 1

                  From March 1, 2005
                    and at all times thereafter               3.00 to 1

                  (d) Fixed Charges Ratio. The Borrower will not permit the Fixed Charges Ratio to be less than 1.00 to 1 as at the last day of any fiscal quarter of each fiscal year.

                  SECTION 7.11. Subordinated Indebtedness. The Borrower may after the date hereof incur additional Subordinated Indebtedness subject to the following conditions (each of which shall have been fulfilled in form and substance reasonably satisfactory to the Administrative Agent):

                  (a) such Indebtedness shall be subordinated to the obligations of the Borrower to pay principal of and interest on the Loans, the reimbursement obligation in respect of each LC Disbursement and all other amounts payable hereunder on terms and conditions no less favorable to the Lenders than the terms and conditions of the Senior Subordinated Note Indentures;

                  (b) such Indebtedness shall be an obligation of the Borrower only, and none of its Subsidiaries shall be contingently or otherwise obligated in respect thereof, unless subordinated to the obligations of such Subsidiary to pay principal of and interest on the Loans, the Reimbursement Obligations and all other amounts payable hereunder on terms and conditions no less favorable to the Lenders than the terms and conditions of the Senior Subordinated Note Indentures;

                  (c) the Net Available Proceeds of such Indebtedness shall be applied to (i) prepay Loans in accordance with Section 2.10(b)(v), (ii) repay or prepay Subordinated Indebtedness (in accordance with this Section 7.11) or Senior Unsecured Indebtedness (in accordance with Section 7.12) or (iii) finance one or more Acquisitions pursuant to Section 7.05(b);

                  (d) the terms of such Indebtedness shall not provide for payment of any portion of the principal thereof prior to the date six months after the final maturity of the Loans hereunder;

                  (e) terms in respect of financial and other covenants, events of default and mandatory prepayments applicable to such Indebtedness shall be terms that are at the time customary in the market for subordinated debt being incurred by the Borrower, and in transactions, comparable to the Borrower's proposed debt issuance;

                  (f) at the time of issuance of such Indebtedness, and after giving effect thereto, the Borrower shall be in compliance with Section 7.10 (the determination of such ratios to be calculated under the assumption that such Indebtedness was issued, at the beginning of the respective period and that any other Indebtedness to be retired with the proceeds thereof was in fact retired on such date of issuance);

                  (g) at the time of such issuance, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing hereunder; and

                  (h) prior to such issuance the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect specified in the foregoing clauses (a), (b), (e), (f) and (g) (and setting forth in reasonable detail the computations necessary to determine compliance with said clause (f)).

Neither the Borrower nor any of its Subsidiaries shall purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except that (i) the Borrower may make payments on the regularly-scheduled payment dates with respect to the principal of and interest on the Subordinated Indebtedness as in effect on the date hereof (or, as to any Subordinated Indebtedness issued after the date hereof, as originally in effect), (ii) so long as no Default shall have occurred and be continuing (or will occur as a result of such payment), from the proceeds of Subordinated Indebtedness issued in accordance with the first paragraph of this Section, the Borrower may redeem or prepay Subordinated Indebtedness that is being refinanced with such proceeds and (iii) the Borrower or any Subsidiary may acquire Subordinated Indebtedness to the extent that the Borrower's investment therein is permitted by Section 7.06(i). Neither the Borrower nor any of its Subsidiaries will consent to any modification, supplement or waiver of any of the provisions of any Subordinated Indebtedness if such amendment, supplement or waiver would (A) increase the amount of principal, interest or other amounts payable by the Borrower or any Subsidiary in respect thereof or change the date when any such amount is due, (B) amend any financial or other covenant, term of subordination, event of default or mandatory prepayment provision in respect thereof (in the case of any covenant, if such covenant, as amended, would be materially more restrictive on the Borrower or any Subsidiary) or (C) have a material adverse effect on (x) the legal ability or financial capacity of any Obligor to perform any of its obligations under this Agreement or any of the other Loan Documents to which it is a party or (y) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.

                  SECTION 7.12. Senior Unsecured Indebtedness. Neither the Borrower nor any of its Subsidiaries shall purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, Senior Unsecured Indebtedness, except that the Borrower may (i) make payments on the regularly-scheduled payment dates with respect to the principal of and interest on Senior Unsecured Indebtedness and (ii) so long as no Default shall have occurred and be continuing (or will occur as a result of such payment), from the proceeds of Senior Unsecured Indebtedness incurred in accordance with Section 7.01(c) or the proceeds of Subordinated Indebtedness issued in accordance with the first paragraph of Section 7.11, redeem any Senior Unsecured Indebtedness being refinanced with such proceeds. Neither the Borrower nor any of its Subsidiaries will consent to any modification, supplement or waiver of any of the provisions of any Senior Unsecured Indebtedness if such amendment, supplement or waiver could reasonably be expected to have a Material Adverse Effect on (x) the legal ability or financial capacity of any Obligor to perform any of its obligations under this Agreement or any of the other Loan Documents to which it is a party or (y) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.

                  SECTION 7.13. Modifications of Certificate of Incorporation. Notwithstanding the provisions of clause (d) of Section 7.03, the Borrower will not modify or supplement its Certificate of Incorporation as in effect on the date hereof in any manner materially adverse to the interests of the Lenders without the prior consent of the Administrative Agent (with the approval of the Required Lenders).


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a) or (e), 6.03 (with respect to the Borrower's existence), 6.08, 6.11, 6.12 (with respect to covenants, conditions or agreements contained in any fee letter referred to in the Syndication Letter) or in Article VII;

                  (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 45 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

                  (f) the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the Property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, administrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, administration, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, administrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets,
(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of U.S.$15,000,000 (exclusive of any judgment amount to the extent covered by insurance, bond, surety or similar instrument where the insurer or holder of such bond, surety or instrument, as the case may be, has not contested liability in respect of such judgment so long as the Borrower or such Subsidiary is seeking to recover under such insurance, bond, surety or similar instrument) shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect;

                  (m) a reasonable basis shall exist for the assertion against the Borrower or any of its Subsidiaries of (or there shall have been asserted against the Borrower or any of its Subsidiaries) claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries or Affiliates, or any predecessor in interest of the Borrower or any of its Subsidiaries or Affiliates, or relating to any site or facility owned, operated or leased by the Borrower or any of its Subsidiaries or Affiliates, which claims or liabilities (insofar as they are payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof which is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor), in the judgment of the Required Lenders are reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof is reasonably likely to have a Material Adverse Effect;

                  (n) a Change in Control shall occur; or

                  (o) any Lien created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent for the benefit of the Lenders, free and clear of all other Liens (other than Liens permitted under Section 7.02 or under the respective Security Documents), or, except for expiration or termination in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor;

then, and in every such event (other than an event with respect to any Obligor described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any event with respect to any Obligor described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

                  In the event that any outstanding U.S. Dollar Revolving Loans, Australian Dollar Revolving Loans or Swingline Loans are declared to be, or become, due and payable pursuant to this Article, the Administrative Agent shall calculate the Funding Percentages of the U.S. Dollar Revolving Lenders and the Australian Dollar Revolving Lenders as of the date that such Loans are declared to be, or become, due and payable (the "Acceleration Date") and shall, on or prior to the Business Day next succeeding the Acceleration Date, provide notice of such Funding Percentages to all U.S. Dollar Revolving Lenders and Australian Dollar Revolving Lenders, together with a calculation of any amounts required to be paid by the Underfunded Revolving Lenders as provided below. If on the Acceleration Date either (i) the Funding Percentage of the U.S. Dollar Revolving Lenders exceeds the Funding Percentage of the Australian Dollar Revolving Lenders or (ii) the Funding Percentage of the Australian Dollar Revolving Lenders exceeds the Funding Percentage of the U.S. Dollar Revolving Lenders (such Revolving Lenders whose Funding Percentage is so in excess being referred to herein as the "Overfunded Revolving Lenders" and such other Revolving Lenders being referred to herein as the "Underfunded Revolving Lenders"), each Underfunded Revolving Lender shall be deemed to have acquired, on the Acceleration Date, a participation in each outstanding Revolving Loan or Swingline Loan made by, and in the LC Exposure of, each Overfunded Revolving Lender (on a pro rata basis based on the Applicable Percentage of such Underfunded Revolving Lender as of the Acceleration Date) such that, after giving effect thereto, the Funding Percentage of the Overfunded Revolving Lenders is equal to the Funding Percentage of the Underfunded Revolving Lenders.

                  Each U.S. Dollar Revolving Lender and Australian Dollar Revolving Lender hereby absolutely and unconditionally agrees that, if such Lender is an Underfunded Revolving Lender as provided above, upon receipt of notice from the Administrative Agent as provided above, such Revolving Lender shall on or prior to the date five Business Days after the Acceleration Date pay to the Administrative Agent, for the account of the Overfunded Revolving Lenders, an amount equal to the aggregate purchase price for all of the participations acquired by such Revolving Lender as provided above. Each U.S. Dollar Revolving Lender and Australian Dollar Revolving Lender acknowledges and agrees that its obligation to acquire participations in Revolving Loans, Swingline Loans and LC Exposure pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or the reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each U.S. Dollar Revolving Lender and Australian Dollar Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Overfunded Revolving Lenders (as their interests may appear) the respective amounts so received by it from the Underfunded Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Loans and LC Exposure acquired pursuant to this paragraph. The purchase of participations in any Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.


                                   ARTICLE IX

                  THE ADMINISTRATIVE AGENT AND THE LONDON AGENT

                  Each of the Lenders and the Issuing Lenders hereby appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and as its trustee in respect of the U.K. Equity Pledge Agreement and the Australian Equity Pledge Agreements and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the Australian Dollar Revolving Lenders appoints the London Agent as its agent hereunder.

                  The Person serving as the Administrative Agent or the London Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or the London Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent or the London Agent hereunder.

                  The Administrative Agent and the London Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent and the London Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent and the London Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the London Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent and the London Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent, London Agent or any of its Affiliates in any capacity. The Administrative Agent and the London Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent and the London Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent and the London Agent by the Borrower or a Lender, and the Administrative Agent and the London Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan

Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the London Agent.

                  The Administrative Agent and the London Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent and the London Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent and the London Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent and the London Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent or the London Agent. The Administrative Agent, the London Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, the London Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and the London Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent or London Agent as provided in this paragraph, the Administrative Agent or the London Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower (no such consultation being required if an Event of Default shall have occurred and be continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or London Agent gives notice of its resignation, then the retiring Administrative Agent or London Agent may, on behalf of the Lenders, appoint a successor Administrative Agent or London Agent which shall be a bank with an office in New York, New York (or London in the case of the London Agent), or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent or London Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or London Agent, and the retiring Administrative Agent or London Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent or London Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the

Administrative Agent's or the London Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent or London Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent or London Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the London Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the London Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

                  Without the authorization of the Required Lenders, neither the Administrative Agent nor the London Agent nor any Lender shall send to the Borrower or the Trustee under the Senior Subordinated Note Indentures any notice of a Default or Event of Default hereunder if such notice would result in a payment block in respect of the Senior Subordinated Notes.

                  The Administrative Agent in its capacity as trustee or otherwise under the U.K. Equity Pledge Agreement and the Australian Equity Pledge Agreements:

                  (a) shall not be liable for any failure, omission, or defect in perfecting the security constituted or created by the U.K. Equity Pledge Agreement or the Australian Equity Pledge Agreements including, without limitation, any failure to (i) register the same in accordance with the provisions of any of the documents of title of the Chargor (as defined in the U.K. Equity Pledge Agreement) to any of the assets thereby charged or (ii) effect or procure registration of or otherwise protect the security created by this deed under any registration laws in any jurisdiction;

                  (b) may accept without inquiry such title as the Chargor (as defined in the U.K. Equity Pledge Agreement) or the Mortgagor (as defined in each Australian Equity Pledge Agreement) may have to the Shares (as so respectively defined); and

                  (c) shall not be under any obligation to hold any title deed or any other documents in connection with the U.K. Equity Pledge Agreement or the Australian Equity Pledge Agreements or to take any steps to protect or preserve the same. The Administrative Agent may permit the Chargor (as defined in the U.K. Equity Pledge Agreement) or the Mortgagor (as defined in each Australian Equity Pledge Agreement) to retain all such title deeds and other documents in its possession.

                  Except as otherwise provided in the U.K. Equity Pledge Agreement and the Australian Equity Pledge Agreements, all moneys which under the trusts therein contained are received by the Administrative Agent in its capacity as trustee or otherwise may be invested in the name of or under the control of the Administrative Agent in any investment for the time being authorized by English law (or in the case of the Australian Equity Pledge Agreements,

Australian law) for the investment by trustees of trust money or in any other investments which may be selected by the Administrative Agent. Additionally, the same may be placed on deposit in the name of or under the control of the Administrative Agent at such bank or institution (including JPMorgan Chase) and upon such terms as the Administrative Agent may think fit.


                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (i) if to the Borrower or any Subsidiary Guarantor, to it at
               300 WillowBrook Office Park, Fairport, New York 14450, Attention of Thomas Mullin, Esq. (Telecopy No. (585) 218-3603);

                  (ii) if to the Administrative Agent, to JPMorgan Chase Bank,
               270 Park Avenue, 4th Floor New York, NY 10017, Attention of Martha Gurwit (Telecopy No. (212) 270-5127);

                  (iii) if to the London Agent, as notified by the London Agent to each other party hereto;

                  (iv) if to an Issuing Lender, to it at such address as may be notified by it to the other parties hereto;

                  (v) if to the Swingline Lender, to it at such address as may be notified by it to the other parties hereto; and

                  (vi) if to a Lender, to it at its address (or telecopy number)
               set forth in its Administrative Questionnaire.

                  (b) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent (and the London Agent in the case of an Australian Dollar Revolving Lender). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  (c) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent and the London Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent, the London Agent and the applicable Lender. The Administrative Agent, the London Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  SECTION 10.02. Waivers; Amendments.

                  (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, the London Agent, any Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the London Agent, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the London Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.

                  (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among the Lenders or Types or Classes of Loans, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (vi) release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under Article III without the written consent of each Lender; and provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the London Agent, any Issuing Lender or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the London Agent, such Issuing Lender or the Swingline Lender, as the case may be, (y) any modification or supplement of Article III shall require the consent of each Subsidiary Guarantor and (z) subject to the foregoing clause (vi), any Subsidiary Guarantor may be released from its guarantee obligations under Article III if such Subsidiary Guarantor is the subject of a Disposition permitted by this Agreement or if such Subsidiary Guarantor becomes an Inactive Subsidiary (and any other release of a Subsidiary Guarantor not described in the foregoing clause (vi) may be effected only with the consent of the Required Lenders).

                  Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Loan of any Class shall be effective against the Lenders of such Class for purposes of the Commitments of such Class unless the Required Lenders of such Class shall have concurred with such waiver or modification, and no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes equally shall be effective against the Lenders of such Class unless the Required Lenders of such Class shall have concurred with such waiver or modification.

                  (c) Amendments to Security Documents. No Security Document nor any provision thereof may be waived, amended or modified, nor may the Liens thereof be spread to secure any additional or other obligations (including any increase in Loans hereunder) of the Obligors except pursuant to an agreement or agreements in writing entered into by the Borrower or any Subsidiary party thereto, and by the Administrative Agent with the consent of the Required Lenders; provided that, (i) any provision of the Cash Collateral Pledge Agreement may be waived, amended or modified to the extent provided therein,
(ii) without the written consent of each Lender, no such agreement shall release all or substantially all of the Borrower and Subsidiaries from their respective obligations under the Security Documents and (iii) without the written consent of each Lender, no such agreement shall release all or substantially all of the collateral security or otherwise terminate all or substantially all of the Liens under the Security Documents, alter the relative priorities of the obligations entitled to the Liens created under the Security Documents (except in connection with securing additional or other obligations equally and ratably with the Loans and other obligations hereunder) with respect to all or substantially all of the collateral security provided thereby, except that (A) no such consent shall be required, and the Administrative Agent is hereby authorized (and so agrees with the Borrower and the Subsidiary Guarantors), to release any Lien covering property (and to release any such Subsidiary Guarantor) that is the subject of either a Disposition permitted hereunder or a Disposition to which the Required Lenders have consented and (B) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent.

                  (d) Syndication. Notwithstanding anything in this Section
10.02 to the contrary, if the syndication of the credit facilities provided by this Agreement has not been completed on or before the date 120 days after the Implementation Date and the Existing Lenders determine that changes to the terms of this Agreement are advisable in order to ensure a successful syndication of such facilities, this Agreement may be amended to the extent provided in the Syndication Letter or in any fee letter referred to therein. With respect to such changes, the Borrower and the Lenders agree that, notwithstanding anything to the contrary in Section 10.02 or otherwise, no consent of any Lender is required to amend or modify the terms of this

Agreement or any other Loan Document as provided in the previous sentence so long as such amendments and modifications will not adversely affect the Lenders. The Administrative Agent agrees to promptly notify the Lenders of any amendments or modifications to the Loan Documents permitted by this clause (d).

                  SECTION 10.03. Expenses; Indemnity; Damage Waiver.

                  (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the London Agent, any Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the London Agent, any Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iv) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

                  (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, the London Agent, each Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the London Agent, an Issuing Lender or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the London Agent, such Issuing Lender or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the London Agent, such Issuing Lender or the Swingline Lender in its capacity as such.

                  (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 10.04.  Successors and Assigns.

                  (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) (unless in connection with a transaction expressly permitted under Section 7.03) no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Participants referred to in paragraph (e) below and the directors, officers, employees, attorneys and agents of each of the Administrative Agent, the London Agent, each Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Assignments by Lenders.

                  (i) Assignments Generally. Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s), Loan(s), LC Exposure and Swingline Exposure) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

                         (A) the Borrower; provided that no consent of the
                    Borrower shall be required for an assignment (x) to a Lender, an Affiliate of a Lender, an Approved Fund, (y) if an Event of Default has occurred and is continuing, any other assignee or (z) in connection with the syndication contemplated by the Syndication Letter; and

                         (B) the Administrative Agent (and the London Agent in
                    the case of an Australian Dollar Revolving Commitment or
                    Loan), provided that no consent of the Administrative Agent or the London Agent shall be required for an assignment of any Commitment, Loan, LC Exposure or Swingline Exposure to an assignee that is a Lender with a Commitment, Loan, LC Exposure or Swingline Exposure immediately prior to giving effect to such assignment.

                  (ii) Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

                         (A) except in the case of an assignment to a Lender or
                    an Affiliate of a Lender or an Approved Fund of such assigning Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment(s), Loan(s), LC Exposure or Swingline Exposure, the amount of the Commitment(s), Loan(s), LC Exposure or Swingline Exposure of the assigning Lender subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S.$5,000,000 (or, in the case of any assignment of a Tranche B Terms Loan or Tranche B Term Loan Commitment, U.S.$1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

                         (B) each partial assignment of any Commitment, Loan, LC
                    Exposure or Swingline Exposure shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement in respect of its Commitment, Loan, LC Exposure and Swingline Exposure;

                         (C) the parties to each assignment shall execute and
                    deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of U.S.$3,500; and

                         (D) the assignee, if it shall not already be a Lender,
                    shall deliver to the Administrative Agent an Administrative Questionnaire.

                  (iii) Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section 10.04, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03 hereof). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section 10.04.

                  (c) Maintenance of Register by the Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment(s) of, and principal amount of the Loan(s), LC Exposure and Swingline Exposure held by, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, each Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section
10.04 and any written consent to such assignment required by paragraph (b) of this Section 10.04, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Participations. Any Lender may, without the consent of the Borrower, the Administrative Agent, the London Agent, any Issuing Lender or the Swingline Lender, sell participations to one or more Lenders or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s), Loan(s), LC Exposure and Swingline Exposure held by it); provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the London Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document;

provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) hereof that affects such Participant. Subject to paragraph (f) of this Section 10.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 hereof to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this
Section 10.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 hereof as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(d) hereof as though it were a Lender hereunder.

                  (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Sections 2.14, 2.15 and
2.16 hereof than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

                  (g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or a Farm Credit Bank, and this Section
10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  (h) No Assignments to the Borrower or Affiliates. Anything in this Section 10.04 to the contrary notwithstanding, no Lender may assign or participate any interest in any Commitment, Loan, LC Exposure or Swingline Exposure held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

                  SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the London Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 3.03 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Affiliate thereof to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 10.09. Governing Law; Jurisdiction; Etc.

                  (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Syndication Letter, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such

Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or the Syndication Letter shall affect any right that the Administrative Agent, the London Agent, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the Syndication Letter against any Obligor or its properties in the courts of any jurisdiction.

                  (c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Syndication Letter in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 10.01 except that process may not be served by telecopy. Nothing in this Agreement or the Syndication Letter will affect the right of any party to this Agreement or the Syndication Letter to serve process in any other manner permitted by law.

                  SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SYNDICATION LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 10.12. Treatment of Certain Information; Disclosure.

                  (a) The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender, subject to applicable Federal or State securities laws, to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  (b) The Borrower hereby agrees that each Subsidiary Guarantor, each Lender, the Administrative Agent and the London Agent (and each of their respective, and their respective affiliates', employees, officers, directors, agents and advisors (collectively, "Agent/Lender Representatives") is, and has been from the commencement of discussions with respect to the facility established by this Agreement (the "Facility"), permitted to disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Facility, and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Lender, the Administrative Agent, the London Agent or such Subsidiary Guarantor related to such tax treatment and tax structure . In this regard, each of the Lenders, the Administrative Agent, the London Agent and the Subsidiary Guarantors acknowledges and agrees that its disclosure of the tax treatment and tax structure of the Facility is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the Lenders, the Administrative Agent, the London Agent and the Subsidiary Guarantors acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the tax treatment or tax structure of the Facility is limited in any other manner (such as where the Facility is claimed to be proprietary or exclusive) for the benefit of any other Person.

                  (c) Notwithstanding anything to the contrary herein, neither the Lenders, the Administrative Agent, the London Agent nor the Subsidiary Guarantors may disclose to any Person any information that constitutes material non-public information regarding the Borrower or its securities for purposes of Regulation FD of the Securities and Exchange Commission or any other federal or state securities laws (it being acknowledged and agreed that the provisions of this Section 10.12 with respect to such information are reasonably necessary to comply with Regulation FD and/or such other federal and state securities laws) (such information referred to collectively herein as the "Borrower Information"), except that each of the Administrative Agent, the London Agent and each of the Lenders may disclose Borrower Information (i) to its and its affiliates' Agent/Lender Representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information and instructed to keep such Borrower Information confidential), (ii) to the extent requested by any regulatory authority or the National Association of Insurance Commissioners, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors, (vi) to the extent such Borrower Information (A) is or becomes generally available to the public on a non-confidential basis through no fault or action by any of the Lenders, the Administrative Agent, the London

Agent or the Subsidiary Guarantors, or (B) is or becomes available to the such Lenders, the Administrative Agent, the London Agent or the Subsidiary Guarantors on a nonconfidential basis from a source other than the Borrower and (vii) with the consent of the Borrower.

                  SECTION 10.13. "Credit Agreement" under Indentures; 1999 Credit Agreement.

                  (a) It is the intention of the parties hereto that this Agreement constitutes one of the successive renewals, substitutions, refinancings or replacements of the Credit Agreement dated as of June 29, 1993 between the Borrower, the Subsidiaries of the Borrower identified on the signature pages thereof under the caption "Subsidiary Guarantors", the lenders named therein and JPMorgan Chase Bank, as agent, referred to in the definition of "Credit Agreement" in Section 101 of the Senior Subordinated Note Indentures and that, accordingly, this Agreement constitutes the "Credit Agreement" under and as defined in the Senior Subordinated Notes Indentures.

                  (b) It is the intention of the parties hereto that this Agreement constitutes one of the successive renewals, substitutions, refinancings or replacements of the "Credit Agreement" referred to in each of the indentures listed in Part A of Schedule I, and that, accordingly, this Agreement constitutes the "Credit Agreement" under and as defined in each such indenture.

                  (c) Notwithstanding anything to the contrary in this Agreement, to the extent that compliance by the Borrower with any provision of
Article VI or VII would violate or conflict with any provision of the 1999 Credit Agreement, then such provision of Article VI or VII (as applicable) shall have no force or effect until on and after the Effective Date.

                  SECTION 10.14. Judgment Currency. This is an international loan transaction in which the specification of U.S. Dollars, Australian Dollars or an Alternative Currency, as the case may be (the "Specified Currency"), and any payment in New York County or the country of the Specified Currency, as the case may be (the "Specified Place"), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Second Currency"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Applicable Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Applicable Agent or any Lender hereunder shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Applicable Agent or such Lender, as the case may be, of any sum adjudged to be due hereunder in the Second Currency to the Applicable Agent or such Lender, as the case may be, the Applicable Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Applicable Agent or such Lender, as the case may be, against, and to pay the Applicable Agent or such Lender, as the case may be, on demand in the Specified Currency, any difference between the sum originally due to the Applicable Agent or such Lender, as the case may be, in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

                  SECTION 10.15. Cleanup Period. The Lenders and the Administrative Agent acknowledge and agree that if, at any time during the period (herein, the "Cleanup Period") commencing on the Effective Date through but not including the 60th day following the Effective Date, the Borrower shall fail to cause the Target or any of its Subsidiaries to comply with any of the covenants herein or in any of the other Loan Documents, or if any of the representations or warranties made herein or in any of the other Loan Documents (or in any report, financial statement, certificate or other document furnished in connection herewith or therewith) by or on behalf of the Target or any of its Subsidiaries shall prove to have been incorrect in any material respect, then, notwithstanding anything herein to the contrary, such failure to comply with covenants (other than any such failure that is caused or authorized by the Borrower, it being understood that mere knowledge of a failure to comply shall not constitute authorization for purposes hereof) and any such incorrectness with respect to representations or warranties shall not constitute a Default or Event of Default hereunder until after the expiration of the Cleanup Period (and then only to the extent that the same is continuing).

                  SECTION 10.16. Delivery of Lender Addenda. Each Lender (other than the Swingline Lender and the Issuing Lender) shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender and the Borrower and, by executing its Lender Addendum, each such Lender agrees to be bound by the provisions hereof with the Commitments set forth opposite its name in such Lender Addendum.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        CONSTELLATION BRANDS, INC.


                                        By /s/ Thomas S. Summer
                                          --------------------------------------
                                          Name:  Thomas S. Summer
                                          Title: Executive Vice President and
                                                     Chief Financial Officer

                                        JPMORGAN CHASE BANK, as Swingline
                                         Lender, Issuing Lender and
                                         Administrative Agent


                                        By /s/Martha Gurwit
                                          --------------------------------------
                                          Name:  Martha Gurwit
                                          Title: Vice President

                                        J.P. MORGAN EUROPE LIMITED,
                                          as London Agent


                                        By /s/ Bruce Borden
                                          --------------------------------------
                                          Name:  Bruce Borden
                                          Title: Vice President

SUBSIDIARY GUARANTORS

ALLBERRY, INC.
CLOUD PEAK CORPORATION
FRANCISCAN VINEYARDS, INC.
MT. VEEDER CORPORATION


By /s/ Thomas S. Summer
  ----------------------------------
    Name:  Thomas S. Summer
    Title: Vice President and Treasurer


ROBERTS TRADING CORP.


By /s/ Thomas S. Summer
  ----------------------------------
    Name:  Thomas S. Summer
    Title: President and Treasurer


BATAVIA WINE CELLARS, INC.
CONSTELLATION INTERNATIONAL HOLDINGS LIMITED
CANANDAIGUA WINE COMPANY, INC.


By /s/ Thomas S. Summer
  ----------------------------------
    Name:  Thomas S. Summer
    Title: Treasurer

BARTON INCORPORATED
BARTON BRANDS, LTD.
BARTON BEERS, LTD.
BARTON BEERS OF WISCONSIN, LTD.
BARTON BRANDS OF CALIFORNIA, INC.
BARTON BRANDS OF GEORGIA, INC.
BARTON CANADA, LTD.
BARTON DISTILLERS IMPORT CORP.
MONARCH IMPORT COMPANY
BARTON FINANCIAL CORPORATION


By /s/ Thomas S. Summer
  ----------------------------------
    Name:  Thomas S. Summer
    Title: Vice President

CANANDAIGUA LIMITED

By /s/ Thomas S. Summer
  ----------------------------------
    Name:  Thomas S. Summer
    Title: Finance Director


CBI AUSTRALIA HOLDINGS PTY LIMITED


By /s/ Thomas S. Summer
  ----------------------------------
    Name:  Thomas S. Summer
    Title: Director and Chief Financial Officer



CONSTELLATION AUSTRALIA PTY LIMITED


By /s/ Thomas S. Summer
  ----------------------------------
    Name: Thomas S. Summer
    Title:  Director and Chief Financial Officer

                                                                       Exhibit K

                            [Form of Lender Addendum]

                                 LENDER ADDENDUM

                  Reference is made to the Amended and Restated Credit Agreement dated as of March 19, 2003 (as in effect on the date hereof, the "Credit Agreement") between Constellation Brands, Inc. (the "Borrower"), the Subsidiary Guarantors party thereto, the lenders party thereto (the "Lenders") and JPMorgan Chase Bank as Administrative Agent. Capitalized terms used and not defined herein have the respective meanings assigned thereto in the Credit Agreement.

                  Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 10.16 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitments set forth opposite it signature below, effective as of the Effective Date.

                  This Lender Addendum shall be construed in accordance with and governed by the law of the State of New York. This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this ____ day of _________, 2003.


Commitments:                                     [NAME OF LENDER]


                                                 By:___________________________
                                                    Name:
                                                    Title:


Accepted and agreed:

CONSTELLATION BRANDS, INC.


By:___________________________
Name:
Title:

                                     --2--

JPMORGAN CHASE BANK,
as Administrative Agent


By:___________________________
Name:
Title:

The preceding form of Lender Addendum had been entered into with the Lenders listed below on or prior to March 27, 2003, the date of funding under the Credit Agreement. The Lender Addendum with respect to each Lender contains the commitments set forth opposite such Lender's name below. Subsequent to March 27, 2003, certain of the Lenders listed below have assigned all or a portion of their loans under the Credit Agreement pursuant to the terms of the Credit Agreement. Such assignments may also occur in the future.


                                                                                     COMMITMENTS
                                                                -----------------------------------------------------
                                                                                                          REVOLVING
                                                                                                          ---------
                         LENDERS                                   TRANCHE A           TRANCHE B            LOAN
                         -------                                   ---------           ---------            ----
JPMorgan Chase Bank..................................             $25,000,000        $229,659,200        $25,000,000
Citicorp North America, Inc..........................             $25,000,000        $229,659,200        $25,000,000
UBS AG, Cayman Islands Branch........................             $14,000,000        $114,829,600        $14,000,000
Bank of America, N.A.................................             $13,000,000          $4,000,000        $13,000,000
Bank One, NA.........................................             $13,000,000          $4,000,000        $13,000,000
Barclays Bank Plc....................................             $13,000,000          $3,000,000        $13,000,000
CoBank, ACB..........................................             $75,000,000         $30,000,000        $75,000,000
Commerzbank AG, New York and Grand Cayman Branches...              $8,750,000          $3,000,000         $8,750,000
Commonwealth Bank of Australia.......................             $13,000,000                            $13,000,000
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.
    "Rabobank International", New York Branch........             $20,000,000         $10,000,000        $20,000,000
Credit Industriel et Commercial......................              $8,750,000          $3,000,000         $8,750,000
Erste Bank...........................................              $4,500,000                             $4,500,000
Farm Credit Services of Mid-America, PCA.............             $12,000,000                            $12,000,000
Fleet National Bank..................................             $13,000,000          $4,000,000        $13,000,000
General Electric Capital Corporation.................                                 $24,000,000
Hamilton Floating Rate Fund, LLC.....................                                  $2,000,000
Harris Trust & Savings Bank..........................             $13,000,000          $4,000,000        $13,000,000
HSBC Bank USA........................................             $13,000,000                            $13,000,000
IKB Capital Corporation..............................                                  $9,000,000
Jupiter Loan Funding LLC.............................                                  $2,000,000
KeyBank National Association.........................              $8,750,000                             $8,750,000
KZH CNC LLC..........................................                                  $3,000,000
KZH Crescent LLC.....................................                                  $1,000,000
KZH Crescent-2 LLC...................................                                  $2,000,000
KZH Crescent-3 LLC...................................                                  $1,000,000
KZH Cypress Tree-1 LLC...............................                                  $6,000,000
KZH Highland-2 LLC...................................                                  $2,000,000
KZH ING-2 LLC........................................                                  $6,000,000
KZH Riverside LLC....................................                                  $2,034,000
KZH Soleil LLC.......................................                                  $2,106,000
KZH Soleil-2 LLC.....................................                                  $4,212,000
KZH Sterling LLC.....................................                                  $3,500,000
KZH Waterside LLC....................................                                  $4,000,000
Manufacturers and Traders Trust Company..............             $12,500,000                            $12,500,000
Metropolitan Life Insurance Company..................                                 $25,000,000


                                                                                    COMMITMENTS
                                                                -----------------------------------------------------
                                                                                                          REVOLVING
                                                                                                          ---------
                         LENDERS                                   TRANCHE A           TRANCHE B            LOAN
                         -------                                   ---------           ---------            ----
MONY Life Insurance Company
    of America.......................................                                  $8,000,000
Morgan Stanley Prime Income Trust....................                                  $8,000,000
Natexis Banques Populaires...........................                                 $10,000,000
Pinehurst Trading, Inc...............................                                  $3,000,000
Seminole Funding LLC.................................                                  $2,000,000
Stanwich Loan Funding LLC............................                                  $2,000,000
SunTrust Bank........................................             $20,000,000          $2,000,000        $20,000,000
The Bank of New York.................................              $7,500,000                             $7,500,000
The Bank of Nova Scotia..............................             $20,000,000                            $20,000,000
The Norichunkin Bank, New York Branch................              $7,500,000                             $7,500,000
Toronto Dominion (New York), Inc.....................                                 $11,000,000
United Overseas Bank Ltd., New York Agency...........             $11,000,000                            $11,000,000
US Bank National Association.........................              $8,750,000                             $8,750,000
Wells Fargo Bank, N.A................................             $20,000,000         $10,000,000        $20,000,000
Winged Foot Funding Trust............................                                  $6,000,000
                                                                ---------------      ------------       -------------
TOTAL                                                            $400,000,000        $800,000,000       $400,000,000


The Registrant has omitted from this filing the Schedules and Exhibits listed below. The Registrant will furnish supplementally to the Commission, upon request, a copy of such Schedules and Exhibits.


SCHEDULE I      -   Material Agreements and Liens
SCHEDULE II     -   Disclosed Matters
SCHEDULE III    -   Subsidiaries and Investments
SCHEDULE IV     -   Stock Options and Stock Based Plans
SCHEDULE V      -   Certain Adjustment Amounts
SCHEDULE VI     -   Foreign Subsidiaries
SCHEDULE VII    -   Senior Unsecured Notes
SCHEDULE VIII   -   Relevant Assets

EXHIBIT A       -   Form of Assignment and Acceptance
EXHIBIT B-1     -   Form of U.S. Pledge Agreement
EXHIBIT B-2     -   Form of U.K. Equity Pledge Agreement
EXHIBIT B-3     -   Form of Australian Equity Pledge Agreement
EXHIBIT B-4     -   Form of Luxembourg Equity Pledge Agreement
EXHIBIT C       -   Form of Guarantee Assumption Agreement
EXHIBIT D-1     -   Form of Opinion of U.S. Counsel to the Obligors
EXHIBIT D-2     -   Form of Opinion of U.K. Counsel to the Obligors
EXHIBIT D-3     -   Form of Opinion of Luxembourg Counsel to the Obligors
EXHIBIT D-4         Form of Opinion of Australian Counsel to the Obligors (Effective Date)
EXHIBIT D-5     -   Form of Opinion of Australian Counsel to the Obligors
                     (Implementation Date)
EXHIBIT E       -   Form of Opinion of Special New York Counsel to
                      JPMorgan Chase
EXHIBIT F       -   Form of Intercompany Note
EXHIBIT G       -   Form of Officer's Certificate
EXHIBIT H       -   Draft Implementation Deed
EXHIBIT I       -   Cash Collateral Pledge Agreement
EXHIBIT J       -   Legal and Compliance Report
